As filed with the Securities and Exchange
Commission on May 27, 2005                            Registration No.333-116455
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             SECURED SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          7371                11-2964894
--------------------------------  -------------------------  ------------------
(State or Other Jurisdiction of       (Primary Standard       (I.R.S. Employer
Incorporation or Organization)    Industrial Classification  Identification No.)
                                         Code Number)

                         110 WILLIAMS STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
                            (212) 227-9696 TELEPHONE
                            (888) 445-4467 FACSIMILE

    (Address, including zip code, and telephone number, including area code, of Registrant's executive offices)
                    -----------------------------------------

                                  KING T. MOORE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SECURED SERVICES, INC.
                         110 WILLIAMS STREET, 14TH FLOOR
                            NEW YORK, NEW YORK 10038
                                 (212) 227-9696
                            (888) 445-4467 FACSIMILE

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                   -------------------------------------------

                                    COPY TO:
                            STEPHEN A. ZELNICK, ESQ.
                       MORSE, ZELNICK, ROSE & LANDER, LLP
                                 405 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 838-5030
                            (212) 838-9190 FACSIMILE

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [X]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  ------------


THE REGISTRANT HEREBY AMENDS THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                14,188,904 SHARES
                                       OF
                                  COMMON STOCK

                             SECURED SERVICES, INC.

       The selling stockholders named in this prospectus are offering up to 14,188,904 shares of our common stock which they own, including 1,346,156 shares which underlie 5-year warrants to purchase shares of our common stock at a price of $1.96 per share and 1,327,234 shares which underlie 3-year warrants to purchase shares of our common stock at prices ranging from $1.00 to $6.00 per share and 2,000,000 shares issuable upon conversion of an equal number of Series A Convertible Preferred Stock issued and outstanding. We will not receive any of the proceeds from the sale of the shares, although we will receive aggregate proceeds of approximately $4,923,000 if all of the warrants held by the selling stockholders are exercised. We will bear all costs relating to the offer and sale of the shares, which we expect will be approximately $75,000. However, the selling stockholders will pay any commissions, fees and discounts of underwriters, brokers, dealers or agents.

       Each selling stockholder will sell its shares whenever it chooses to do so at varying prices to be determined at the time of each sale. Each selling stockholder may sell its shares directly to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from either the selling stockholder or the purchasers of the shares or both of them. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

       Our common stock is quoted on the OTC Bulletin Board under the trading symbol "SSVC.OB". The high and low prices for our common stock on the OTC Bulletin Board were both $1.16 and $1.15 on May 27, 2005.

       SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS FOR THE FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.


       NO UNDERWRITER OR PERSON HAS BEEN ENGAGED BY US TO FACILITATE THE SALE OF THE SHARES OF COMMON STOCK IN THIS OFFERING. THIS OFFERING WILL CONTINUE FOR UP TO 24 MONTHS AFTER THE ACCOMPANYING REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION OR FOR SO LONG THEREAFTER AS SALES OF SHARES OFFERED BY THE SELLING STOCKHOLDER WOULD OTHERWISE BE SUBJECT TO VOLUME LIMITATIONS IMPOSED UNDER THE SECURITIES ACT.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED THESE SHARES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                   The date of this Prospectus is May 31, 2005

                          ----------------------------

          We own the following unregistered trademark: IDENTIPRISE(TM).

                               PROSPECTUS SUMMARY

BUSINESS OVERVIEW

                                    OVERVIEW

       Secured Services, Inc. (referred to hereinafter as "we", "our" or "Secured Services") provides security solutions that securely manage access to enterprise information assets by persons and business processes. Our software helps businesses and governmental agencies ensure that only those people that are entitled to access information resources and applications are able to do so. In addition, our products provide an automated way to grant, modify or revoke account access to applications and resources. Our core product, the IDENTIPRISE(TM) Secured User Management software system, provides identity and access management to a broad range of technology environments, including all Web, client server and mainframe environments. It specifically allows one user-id and password to grant access to all of the information resources and applications of a business or governmental agency.

       We also offer various levels of consulting and support services that enable our customers to identify and manage security issues and practices. Our professional services group provides architecture, design, project management, training and custom development services, to businesses and/or government agencies seeking to protect their information assets.

       Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. These agreements entitle customers to software upgrades and support.

GROWTH STRATEGY

       Our growth strategy is to (i) increase the utilization of our IDENTIPRISE Secured User Management software system by increasing functionality and broadening our customer base and (ii) expand our professional and management services capabilities through acquisition of diverse firms offering professional services for the protection of information assets, or software products providing protection for technology environments not currently covered by IDENTIPRISE. Our ability to implement our growth strategy will depend on identifying and acquiring these businesses on desirable economic terms.


                           FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," "our future success depends," "seek to continue," or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in this "Risk Factors" section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                               CONTACT INFORMATION

       Our principal executive office is located at 110 William Street, 14th Floor, New York, New York 10038 and our telephone number is (212) 227-9696. Our Web address is www.secured-services.com. None of the information on our website is part of this prospectus.

                                  THE OFFERING

Securities offered ..................   14,188,904 shares of common stock
                                        including 2,673,390 shares underlying
                                        warrants to purchase common stock held
                                        by the selling stockholders and
                                        2,000,000 shares issuable upon
                                        conversion of an equal number of Series
                                        A Convertible Preferred Stock issued and outstanding.


Shares of common stock to be
  outstanding after this offering ...   18,053,865(1)


Proceeds: ...........................   We will not receive any of the proceeds
                                        from the sale of the shares, although we will receive up to approximately
                                        $4,923,000 upon the exercise of the
                                        warrants in full. We will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses.

Risk factors: .......................   The offering involves a high degree of
                                        risk. Please refer to "Risk Factors" for a description of the risk factors you should consider.

OTC bulletin board symbol: ..........   SSVC.OB


------------------
(1) Unless otherwise stated, the information contained in this prospectus assumes no exercise of warrants for 2,673,390 shares of common stock held by the selling stockholders of which 1,346,156 shares underlie 5-year warrants exercisable at $1.96 per share and 1,327,234 shares underlie 3-year warrants exercisable at prices ranging from $1.00 to $6.00 per share, other options to exercise shares outstanding immediately before this offering covering 1,138,230 shares of our common stock and exercisable at prices ranging from $1.51 to $13.13, per share or conversion of 2,000,000 shares of Series A Convertible Preferred Stock outstanding into common stock on a 1 for 1 basis.

                          SUMMARY FINANCIAL INFORMATION

                                                                    THREE MONTHS
                                                     YEAR ENDED         ENDED
                                                     DECEMBER 31,     MARCH 31,
                                                        2004            2005
                                                     -----------    -----------
STATEMENT OF OPERATIONS DATA:


Revenues - Sales and Services                        $ 2,193,999    $   877,636
                                                     ===========    ===========


Net loss                                             $(5,757,206)   $(2,390,209)

Preferred stock dividend requirements                   (120,000)       (30,000)
                                                     -----------    -----------

Net loss applicable to common stock                  $(5,877,206)   $(2,420,209)
                                                     ===========    ===========

Loss per common share - basic and diluted            $     (0.45)   $     (0.14)
                                                     ===========    ===========

Weighted average number of shares outstanding         13,196,336     17,399,693
                                                     ===========    ===========


       The table below sets forth a summary of our balance sheet data as of December 31, 2004 and March 31, 2005.

                                                                     (UNAUDITED)
                                                     DECEMBER 31,     MARCH 31,
                                                         2004           2005
                                                     -----------    -----------
BALANCE SHEET DATA:

Cash and cash equivalents                            $ 1,607,777    $   106,617
Accounts receivable, net                             $   518,183    $   377,242
Total assets                                         $ 7,155,999    $ 5,515,093
Total liabilities                                    $ 2,180,621    $ 2,306,508
Accumulated deficit                                  $(6,953,151)   $(9,373,360)
Stockholders' equity                                 $ 4,975,378    $ 3,208,585

                                  RISK FACTORS

       THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS, BEFORE YOU PURCHASE ANY SHARES.

WE ARE DEPENDENT ON OUR ABILITY TO MARKET OUR SERVICES.

       Our success is dependent mainly on our ability to market, and the market's acceptance of, our IDENTIPRISE software system, together with related implementation services. Our success and the success of our business partners with regard to the marketing our products and services and in developing a significant market acceptance of the product and services is not certain. If our products and services does not achieve sufficient market acceptance, our business, financial condition and results of operations would be materially and adversely affected.


WE HAVE INCURRED, AND WILL CONTINUE TO INCUR, SIGNIFICANT LOSSES.

       We have incurred significant losses since the commencement of operations in 2003 and expect that we will continue to incur losses and negative cash flow for the indefinite future including, the fiscal year ending December 31, 2005.


       We have a history of losses and the likelihood of our success depends on many factors, including some that are out of our control. We have cumulative net losses since inception of approximately $9.4 million. The likelihood of our success must be considered in light of the problems, delays, expenses and difficulties encountered by an enterprise in our stage of development, some of which may be beyond our control. These include, but are not limited to, our ability to operate our anticipated business; delays in acceptance of our Identiprise system by our business partners; the ability of our business partners to attract a sufficient number of customers; unanticipated problems relating to further software enhancement and development; the competitive and regulatory environment in which we operate; marketing problems; and additional costs and expenses that may exceed current estimates. We anticipate continued losses and negative cash flow and we cannot predict whether or when we will become profitable.



WE REQUIRE ADDITIONAL FUNDING.

       We require additional funding to carry out our business plan. Additional funding may not be available on terms acceptable to us, if at all. Our cash requirements may vary materially from those now planned due to a number of factors, including the extent to which we develop the Identiprise software under its own brand, the response of competitors to the Identiprise software and our ability to satisfy applicable licensing requirements. We may need to raise additional capital to fund our future operations. There can be no assurance that additional financing will be available when needed on terms acceptable to us, or at all. If additional funds are raised by issuing equity securities, further dilution to existing shareholders will result and future investors may be granted rights superior to those of existing shareholders. Moreover, raising additional funds in the future may trigger the anti-dilution provisions in the Investor Warrants issued in our prior financing to the institutional investors, resulting in further dilution to existing shareholders. Insufficient funds may prevent us from implementing our business strategy, may require us to limit our operations significantly or may prevent us from continuing as a going concern.

DUE TO OUR LIMITED OPERATING HISTORY WE MAY NEVER GENERATE SIGNIFICANT REVENUE.

       Our sales and integration cycles with potential business partners for our Identiprise software is long and unpredictable. Potential business partners typically undertake a lengthy evaluation process. As a result, we may not recognize revenue from sales efforts for an extended period of time, if at all. Assuming an agreement is reached, the Identiprise software must then be integrated with the business partner's technical environment. The length of time to complete the integration process may be adversely impacted by a number of factors, including the business partner's system infrastructure, its strategic priorities and technical resources. Unanticipated problems during the integration process could result in extensive delays in launching Identiprise or termination of an agreement, which could materially and adversely affect our business, financial condition and results of operations.


WE MAY BE AFFECTED ADVERSELY BY CHANGES IN EXCHANGE RATES.

       Our international operations subject us to currency exchange risks. A significant portion of our operations are in Canada and denominated in Canadian dollars. As a result, our operating results may be adversely affected by changes in exchange rates. Given the volatility of currency exchange rates, we cannot predict the effect of exchange rate fluctuations on our future operating results.


WE ARE A RELATIVELY SMALL COMPANY WITH LIMITED RESOURCES.

       We face substantial competition in the security industry and may not be able keep up with future technological changes. Our Identiprise software and the business intended to be operated by us competes with other forms of security systems. There can be no assurance that future technological advances will not result in improved products or services that could adversely affect our business or that we will be able to develop and introduce competitive uses for our products and to bring such uses to market in a timely manner. Our success depends significantly upon our ability to protect our Intellectual property and to avoid infringing the intellectual property of third parties, which could result in costly and time-consuming litigation.


IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY WE MAY BE UNABLE TO
COMPETE.

       We regard our Identiprise software and related technology as proprietary and rely primarily on a combination of patent, trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our proprietary rights. Currently, we have no United States patents for our proprietary methods and our related computer processing system. No assurance can be given that any of our pending domestic or foreign patent pending applications will result in patents, that any issued patents will provide us with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent we own, or, if instituted, that such challenges will not be successful. Defense of intellectual property rights can be difficult and costly, and there can be no assurance that we will be able to effectively protect our technology from misappropriation by competitors. Additionally, third party infringement claims may result in our being required to enter into royalty arrangements or pay damages, any of which could materially and adversely affect our business, financial condition and results of operations. As the number of software products in the industry increases and the functionality of these products further overlap, software developers and publishers may increasingly become subject to infringement claims. Although we have not received any claim that we are infringing on any patent or trade secrets and we are not currently aware of any claim that we are infringing on any such rights of others, there can be no assurance that we will not face such claims, with or without merit, in the future. Any such claims or litigation could be costly and could result in a diversion of management's attention, which could have a material adverse effect on our business, financial condition and results of operations. Any settlement of such claims or adverse determinations in such litigation could also have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

       We are dependent upon the continued efforts and abilities of our executive officers and other key personnel, the loss or unavailability of certain key people for any significant period could have a material adverse effect on our business, financial condition and results of operations. These key employees have entered into employment agreements with us and no assurance can be given that those agreements will be extended or renewed upon expiration of their term and, if not extended or renewed, whether individuals with similar backgrounds and experience could be hired to replace them. We do maintain and do intend to obtain key person life insurance on the life of key employees. Our operations will also depend to a great extent on our ability to attract new key personnel and retain existing key personnel in the future. Competition is intense for highly skilled employees and there can be no assurance that we will be successful in attracting and retaining such personnel or that we can avoid increased costs in order to do so. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our business, financial condition and results of operations.


EFFECTIVE CONTROL IS HELD BY FOUR DIRECTORS.


        Our directors, King T. Moore, Michael P. Dubreuil, Shawn Kreloff and T. Kendall Hunt, beneficially own, respectively, 1,866,667, 1,300,000 (held by a family trust for the benefit of Mr. Dubreuil's children, as to which he disclaims beneficial ownership), 900,000 and 1,300,000 shares of our common stock, not including shares underlying immediately exercisable options and warrants. In addition, VASCO Data Security International, Inc. owns 2,000,000 shares of our preferred stock, which have one vote per share, votes together with our common stock as a single class and are convertible into an equivalent number of shares of common stock and 120,149 shares of common stock. Mr. Hunt is the Chairman and Chief Executive Officer of VASCO and, therefore, may be deemed the beneficial owner of VASCO's shares. In addition Mr. Dubreuil is Chief Executive Officer of Dolfin.com Inc. which owns 500,000 shares of common stock of Secured Services, Inc. Consequently, Mr. Dubreuil may be deemed beneficial owner of these shares. Accordingly, these four directors together beneficially own 7,986,816 voting shares or approximately 41% of our voting shares based on the number of shares outstanding as of April 29, 2005. As a result, our directors may control the election of our directors and the outcome of issues submitted to a vote of stockholders.



OUR COMMON STOCK IS A "PENNY STOCK" WHICH MAY RESTRICT THE ABILITY OF STOCKHOLDERS TO SELL OUR COMMON STOCK IN THE SECONDARY MARKET.

       The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions, including an exception of an equity security that is quoted on a national securities exchange. Our common stock is not now quoted on a national exchange but is traded on the OTC Bulletin Board. Thus, they are subject to rules that impose additional sales practice requirements on broker-dealers who sell these securities. For example, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered underwriter, and current quotations for the securities, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The "penny stock" rules, may restrict the ability of our stockholders to sell our common stock and warrants in the secondary market.

THE MARKET PRICE OF OUR COMMON STOCK MAY BE HIGHLY VOLATILE.

       The market price of securities of many emerging and high technology companies has been highly volatile, experiencing wide fluctuations not necessarily related to the operating performance of such companies. Factors such as volatility in the trading markets generally, our operating results, public announcements regarding us or our competitors concerning technological innovations and new products or systems may have a significant impact on the market price of our securities.

       Statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate could also have an adverse effect on the market price of our common stock. In addition, the stock market as a whole has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many small-cap companies and which often have been unrelated to the operating performance of these companies.


PROVISIONS IN OUR CHARTER DOCUMENTS COULD PREVENT DELAY OR IMPEDE A CHANGE IN CONTROL OF THE COMPANY AND DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

       Our Certificate of Incorporation authorizes the issuance of 5,000,000 shares of Preferred Stock (of which 2,000,000 have been designated as Series A Convertible Preferred Stock and are outstanding) with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without obtaining stockholder approval, to issue such preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in the control of the company. Certain provisions of Delaware law may also discourage third party attempts to acquire control of the company.


ANY ACQUISITION WE MAKE COULD DISRUPT OUR BUSINESS AND HARM OUR FINANCIAL CONDITION.

       Our strategy is to grow via organic growth of our current products and services and through the acquisition of complimentary companies and technologies. We have limited experiences in making significant acquisitions. Acquisitions entail a number of risks that could materially and adversely affect our business and operating results including problems integrating the acquired operations, technologies and products, potential loss of key employees and difficulties in maintaining relationships with suppliers and customers.


WE HAVE AGREED TO LIMITATIONS ON THE POTENTIAL LIABILITY OF OUR DIRECTORS.

       Our certificate of incorporation provides that, in general, directors will not be personally liable for monetary damages to the company or our stockholders for a breach of fiduciary duty. Although this limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the certificate of incorporation could prevent us from recovering monetary damages.

OUR COMMON STOCK HAS BEEN THINLY TRADED, LIQUIDITY IS LIMITED, AND WE MAY BE UNABLE TO OBTAIN LISTING OF OUR COMMON STOCK ON A MORE LIQUID MARKET.

       Our common stock is quoted on the OTC Bulletin Board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National Market or SmallCap Market). There is uncertainty that we will ever be accepted for a listing on an automated quotation system or securities exchange.

       Often there is currently a limited volume of trading in our common stock, and on many days there has been no trading activity at all. The Purchasers of shares of our common stock may find it difficult to resell their shares at prices quoted in the market or at all.


                                 USE OF PROCEEDS

       All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares, although we will receive aggregate proceeds of approximately $4,923,000 if all the warrants held by the selling stockholders are exercised.


                                 DIVIDEND POLICY

       We have not declared or paid any dividends on our common stock in the last two years and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain any future earnings for use in the operation and expansion of our business. Any future decision to pay dividends on common stock will be at the discretion of our board of directors and will be dependent upon our fiscal condition, results of operations, capital requirements and other factors our board of directors may deem relevant. So long as shares of our Series A Convertible Preferred Stock are outstanding we may not pay annual dividends on our common stock exceeding 5% of our surplus determined under Delaware law.


                                 CAPITALIZATION

       The following table sets forth our capitalization as of March 31, 2005:


                                                                    (Unaudited)
Long Term Debt:
   Note payable including current portion                          $    500,781
                                                                   ============
Stockholders' Equity:
   Preferred stock -- authorized 5,000,000 shares
     $.0001 par value; issued and outstanding --
     2,000,000 shares of Series A convertible preferred stock               200
   Common stock -- authorized 50,000,000 shares
     $.0001 par value; issued and outstanding --
     17,456,586 shares                                                    1,746
   Common stock issuable for 276,000 shares                             414,006
   Additional paid-in capital                                        12,585,295
   Subscriptions receivable for 768,000 shares                         (456,000)
   Accumulated deficit                                               (9,373,360)
   Accumulated other comprehensive income                                36,698
                                                                   ------------
     Total stockholders' equity                                       3,208,585
                                                                   ------------
Total capitalization                                               $  3,709,366
                                                                   ============

                        PRICE RANGES OF OUR COMMON STOCK

       Our common stock is not listed on any stock exchange, but is traded on the Over-the-Counter Electronic Bulletin Board (the "OTC Bulleting Board") under the symbol "SSVC.OB" The following table sets forth the high and low bid information for the common stock for the periods presented, as reported by the OTC Bulletin Board. The bid information reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                                                               BID PRICES
                                                       -------------------------
                 QUARTERS                                 HIGH            LOW
                 --------                                 ----            ---
       YEAR ENDED DECEMBER 31, 2003
       ----------------------------
January 1, 2003 to March 31, 2003 (*)                    $1.15           $0.12
April 1, 2003 to June 30, 2003                           $2.50           $0.66
July 1, 2003 to September 30, 2003(**)                   $3.15           $1.50
October 1, 2003 to December 31, 2003                     $2.71           $1.50

       YEAR ENDED DECEMBER 31, 2004
       ----------------------------
January 1, 2004 to March 31, 2004                        $2.40           $1.50
April 1, 2004 to June 30, 2004                           $2.80           $1.50
July 1, 2004 to September 31, 2004                       $2.00           $0.75
October 1, 2004 to December 31, 2004                     $1.88           $1.15


       YEAR ENDED DECEMBER 31, 2005
       ----------------------------
January 1, 2005 to March 31, 2005                        $1.95           $1.30

(*) A 1 for 35 reverse-split was effected on March 14, 2003. The Bid prices have been adjusted for this reverse-split.

(**) Adjusted for reverse merger with private company Secured Services, Inc. which was completed in July 2003 with the subsequent name change.

       As of May 19, 2005, the closing bid price per share for our common stock, as reported on the OTC Bulletin Board was $1.20. As of May 19, 2005, we believe we had more than 1,600 beneficial stockholders.


                               RECENT DEVELOPMENTS


       In January 2005 we executed two letters of intent to acquire the businesses and certain assets of two companies which our management believes will compliment our current products and service offerings. One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock and the other is for the purchase of a software security product company relating to wireless technology for a purchase price of approximately $6,250,000 which is to be paid in cash and stock (the "Wireless Acquisition"). Consummation of both acquisitions is subject to, among other things, the determination of the final terms of the agreements, the final approval of the Boards of Directors of both companies and our completion of financing.

       On March 18, 2005, we entered into a preliminary understanding with the lead institutional investor to sell shares of convertible preferred stock to a group of institutional investors for $10,000,000 in cash, $7,000,000 of which was to be used to fund the two proposed acquisitions with the balance to be used for working capital purposes. This understanding was subsequently terminated. However, in May 2005, we received a new proposal from the lead institutional investor. Under the terms of the new proposal, the investors would be purchasing $7,000,000 of 3-year convertible debentures and, in addition to the closing conditions customary for this type of transaction, the closing of this transaction will be conditioned on the consummation of the Wireless Acquisition transaction (described above). The funds from this sale will be used mainly for working capital purposes.

       As of the date hereof the purchase of the security software product company is currently suspended and the purchase of the software security product company relating to wireless technology is progressing with, among other changes, the proposed purchase price being increased to $7,000,000, $5,000,000 of which will be payable in shares of our convertible preferred stock and the remainder to be payable in cash and promissory notes. The purchase of the wireless technology company is expected to close on or about June 3, 2005.

       On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it received proceeds, net of estimated offering costs, of approximately $414,000. As of May 20, 2005, we sold 75,000 additional units for proceeds of $450,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. We cannot assure you that we will be able to sell any additional units. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to
Section 4(2) and Regulation D and Regulation S thereunder.

                      SELECTED CONSOLIDATED FINANCIAL DATA


       The selected consolidated financial data set forth below should be read together with "Management's Discussion and Analysis or Plan of Operations" included elsewhere in this prospectus. The statement of operations data for the year ended December 31, 2004 and the balance sheet data at December 31, 2004 are derived from our audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the three-month period ended March 31, 2005 and the balance sheet data at March 31, 2005 are derived from our unaudited condensed consolidated financial statements also included elsewhere in this Prospectus. In the opinion of management, the unaudited condensed consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of operations for such period and financial position as of such date. Historical results are not necessarily indicative of the results to be expected in the future, and the results of interim periods are not necessarily indicative of results for the entire year.


STATEMENT OF OPERATIONS DATA:
                                                                   THREE MONTHS
                                                 YEAR ENDED           ENDED
                                                DECEMBER 31,         MARCH 31,
                                                    2004               2005
                                               -------------      -------------
                                                                   (Unaudited)
Revenues - sales and services                  $   2,193,999      $     877,636
Cost of revenues                                   1,036,617            633,462
                                               -------------      -------------

Gross profit                                       1,157,382            244,174
                                               -------------      -------------

Operating expenses                                 6,918,416          2,624,608
                                               -------------      -------------

Loss from operations                              (5,761,034)        (2,380,434)
                                               -------------      -------------
Interest (income) expense,
   net of interest income of $47,198 and
   $2,713, respectively                               (3,828)             9,775
                                               -------------      -------------

Net loss                                          (5,757,206)        (2,390,209)
Preferred stock dividend requirements               (120,000)           (30,000)
                                               -------------      -------------


Net loss applicable to common stock            $  (5,877,206)     $  (2,420,209)
                                               =============      =============


Loss per common share - basic and diluted      $       (0.45)     $       (0.14)
                                               =============      =============

Weighted average common shares outstanding        13,196,336         17,399,693
                                               =============      =============


BALANCE SHEET DATA:
                                                DECEMBER 31,         MARCH 31,
                                                    2004               2005
                                               -------------      -------------
                                                                   (Unaudited)
Cash and cash equivalents                      $   1,607,777      $     106,617
Accounts receivable, net                             518,183            377,242
Total assets                                       7,155,999          5,515,093
Total liabilities                                  2,180,621          2,306,508
Accumulated deficit                               (6,953,151)        (9,373,360)
Stockholders' equity                               4,975,378          3,208,585

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       READERS OF THIS PROSPECTUS ARE ADVISED THAT THIS DOCUMENT CONTAINS BOTH STATEMENTS OF HISTORICAL FACTS AND FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. EXAMPLES OF FORWARD LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO (I) PROJECTIONS OF REVENUES, INCOME OR LOSS, EARNINGS PER SHARE, CAPITAL EXPENDITURES, DIVIDENDS, CAPITAL STRUCTURE AND OTHER FINANCIAL ITEMS, (II) STATEMENTS OF OUR PLANS AND OBJECTIVES WITH RESPECT TO BUSINESS TRANSACTIONS AND ENHANCEMENT OF SHAREHOLDER VALUE, (III) STATEMENTS OF FUTURE ECONOMIC PERFORMANCE, AND (IV) STATEMENTS OF ASSUMPTIONS UNDERLYING OTHER STATEMENTS AND STATEMENTS ABOUT OUR BUSINESS PROSPECTS.

       THIS PROSPECTUS ALSO IDENTIFIES IMPORTANT FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE THE FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" BEGINNING AT PAGE 5 OF THIS PROSPECTUS.

       THIS SECTION, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED CONSOLIDATED AND UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.


OVERVIEW

       Secured Services is the first single-vendor provider of Secured User Management solutions, our comprehensive solution which enables large organizations to administer, control, and audit digital identities within the complex IT environment of business and governmental agencies. With our Identiprise Secured User Management software a single user login can provide access privileges to all designated portions of an enterprise's or agency's information resources and applications.

       Every organization is challenged with managing users' digital identities, in order to effectively control access to and use of its IT applications and information assets. Disjointed identity management approaches create a significant set of operational, security and regulatory compliance problems. The strategy behind our Identiprise Secured User Management software is to provide a comprehensive security solution that concurrently addresses this trio of problems.

       The Identiprise software platform provides organizations of all sizes the combined benefits of (i) complete, end-to-end functionality for management and auditing of digital identities and (ii) an architecture design that overcomes traditional barriers to identity management deployments. This yields a solution that deploys rapidly, non-disruptively, and comprehensively within complex IT environments, for all users and across all application types.

       In addition, complementary professional services assist clients in understanding their regulatory and security requirements, designing appropriate policies, and developing plans and budgets to support the implementation of an enterprise-wide security solution. During Identiprise implementations, Secured Services provides project management, training and services to ensure successful roll-out of the Secured User Management solution.

       Secured Services' target customers include large to medium size organizations in the financial services, health care and government markets, primarily in North America. Secured Services employs a multi-channel approach to reach these sector markets.


THE SECURED SERVICES SOLUTION. Identiprise

       Identiprise(TM) is the heart of our Secured User Management solution. It offers the combined advantages of:

    o  COMPLETE DIGITAL IDENTITY LIFE CYCLE MANAGEMENT.

       Identiprise(TM) incorporates comprehensive identity administration, access control, and audit management functionality, BUILT ON A SINGLE, INTEGRATED PLATFORM. This makes for unique cohesiveness and seamlessness in managing the entire life cycle of an identity (i.e. grant, use, modify, revoke, and audit);

    o  TRUE, ENTERPRISE-WIDE REACH.

       Identiprise(TM) establishes a single identity management system that spans all users and application types, whether Web-based, client/server, or legacy mainframe. The realization of TRUE SINGLE SIGN-ON, seamlessly integrated with user account provisioning processes, is unique to the industry; and

    o  EASE OF DEPLOYMENT.

       Identiprise(TM) overcomes traditional barriers to IAM deployments by adhering to three architecture design principles of Span, Speed and Scale. This yields a solution that is highly flexible, deploys rapidly and non-disruptively, and is radically less risky and complex to implement, relative to competing approaches.

       On November 1, 2004 we purchased the assets of Cybrix Corporation, a Minnesota company in the business of providing IT security services. We believe that the acquisition of Cybrix broadens both our skill set and geographic coverage.

       Our software products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. Our support agreement entitles customers to software upgrades and support.


CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


SOFTWARE DEVELOPMENT COSTS

       Pursuant to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

       Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.


       We did not capitalize any software development costs during the year-end December 31, 2004, the period from April 28, 2003 (date of inception) to December 31, 2003 and the three months ending March 31, 2005.



RECOGNITION OF IMPAIRMENT

       Goodwill and other intangible assets with indefinite useful lives are subject to reduction when their carrying amounts exceed their estimated fair values based on impairment tests that are required to be made annually or more frequently under certain circumstances. Fair values are determined based on models that incorporate estimates of future profitability and cash flows.

       Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.


STOCK-BASED COMPENSATION

       We measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which generally only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted over the amount the employee must pay to acquire the stock. We provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied at the date of grant and the fair value of the options had been amortized over the vesting period as required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure."


REVENUE RECOGNITION

       We apply the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable, and (4) amounts due must be probable collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

       The above listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. See our audited consolidated financial statements and notes thereto which begin on page F-1 of this prospectus, which contain accounting policies and other disclosures required by generally accepted accounting principles.


IMPACT OF RECENTLY ISSUED ACCOUNTING POLICY


       In December 2004, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which replaces SFAS 123 and supersedes APB 25. SFAS 123, as originally issued in 1995, established as preferable a fair-value based method of accounting for share-based payment transactions with employees. However, SFAS 123 permitted entities the option of continuing to apply the guidance in APB 25, as long as the notes to the financial statements disclosed what net income or loss would have been had the preferable fair-value based method been used. SFAS 123R requires that the compensation cost relating to all share-based payment transactions, including all grants of stock options to employees, be measured and recognized in the financial statements using the fair value of the compensation awards amortized over the vesting period. Public entities filing as small business issuers will be required to apply the provisions of SFAS 123R as of the first annual reporting period that begins after December 15, 2005. As the Company currently applies the guidance in APB 25, it will be required to adopt the provisions of SFAS 123R in the first quarter of the year ending December 31, 2006. The adoption will result in recognition of additional compensation expense in the Company's consolidated statements of operations.


       In January 2003, the FASB issued Interpretation No. 46R "Consolidation of Variable Interest Entities," ("FIN 46R"). In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables, real estate or other property. A variable interest entity may be essentially passive or it may engage in activities on behalf of another company. Until the adoption of FIN 46R, a company generally had included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46R changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the residual returns or both. FIN 46R's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The requirements of FIN 46R apply to all financial statements issued after December 15, 2004 regardless of when the variable interest entity was established. The adoption of FIN 46R did not have a material effect on the Company's consolidated financial position and results of operations.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003. The adoption of this statement did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

       In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Company does not hold any material derivative instruments and does not conduct any significant hedging activities.

       In November 2002, the EITF reached a consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." This consensus provides guidance on when and how to separate elements of an arrangement that may involve the delivery or performance of multiple products, services and rights to use assets into separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company adopted the guidance in the consensus in the quarter beginning July 1, 2003. The adoption of the consensus did not have a material effect on the Company's consolidated results of operations.


RESULTS OF OPERATIONS

       The following table sets forth for the periods presented statement of consolidated operations data as a percentage of revenues:

                                                                                                                PERIOD FROM

                                                                                                             APRIL 28, 2003
                                           THREE MONTHS ENDED     THREE MONTHS ENDED       YEAR ENDED              (DATE OF
                                                    MARCH 31,              MARCH 31,     DECEMBER 31,         INCEPTION) TO
                                                         2005                   2004             2004     DECEMBER 31, 2003
                                                      -------         --------------          -------               -------
Revenues                                                100.0%                 100.0%           100.0%                100.0%
Cost of revenues                                         72.2%                   28.%            47.2%                 32.7%
                                                      -------                  ------         -------               -------
Gross profit                                             27.8%                  72.0%            52.8%                 67.3%
                                                      -------                  ------         -------               -------
Selling, general and administrative expense             225.3%                 140.0%           219.8%                132.7%
Research and development                                 61.3%                  24.0%            53.8%                 18.0%
Depreciation and amortization                            12.4%                  13.0%            14.4%                 13.0%
Charge for impairment of related party loans              0.0%                   0.0%            27.3%                  0.0%
Total operating costs and expenses                      299.0%                 177.0%           315.3%                163.7%
                                                      -------                  ------         -------               -------
Loss from operations                                   -271.2%                -105.0%          -262.5%                -96.4%
Net interest (income) expense                            -1.1%                 -2.80%            -0.2%                  2.8%
                                                      -------                  ------         -------               -------
Net loss                                               -272.3%                -107.8%          -262.3%                -99.2%
                                                      =======                 =======         =======               =======


THREE MONTH PERIODS ENDED MARCH 31, 2005 AND 2004

REVENUES. The revenues for the three months ended March 31, 2005 and 2004 totaled approximately $877,000 and $531,000, respectively, an increase of 66%. Identiprise(TM) revenues totaled $230,000 and revenues from other services totaled $647,000 for the three months ended March 31, 2005. The increase in revenues was due primarily to our acquisition of Cybrix in 2004, continued increased investment in sales and marketing efforts and recent release of our new version 6 of Identiprise(TM).

COST OF REVENUES. Cost of revenues totaled $633,000 or 72% of our revenues for the three months ended March 31, 2005 compared to $147,000 or 28% of our revenues for the three months ended March 31, 2004. The increase in the cost of revenues is due primarily to the recruitment of staff to deliver the products and services and a change in the mix of product sales. Cost of revenues mainly consists of payroll and related expenses associated with our consulting services and software maintenance in connection with previously installed Identiprise(TM) licenses.

GROSS PROFIT. Our gross profit totaled $244,000 or 28% of our revenues for the three months ended March 31, 2005 compared to $383,000 or 72% of our revenues for the same period ended March 31, 2004. The decrease in gross profit is due mainly to the rapid increase in staffing cost from the recruitment of additional staff without a comparable increase in sales during the period and the decrease in the gross profit margin is due mainly to an increase in sales of our provision of services which have a lower profit margin.

RESEARCH AND DEVELOPMENT. The cost associated with our research and development efforts totaled $538,000 for the three months ended March 31, 2005 compared to $127,000 for the same period ended March 31, 2004, an increase of $411,000. These costs represent 61% and 24% of our revenues for the three months ended March 31, 2005 and 2004, respectively. The increased investment in research and development has enabled us to improve our Identiprise(TM) product to match future requirements of our customers and has resulted in the release of new versions of the product.

SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses totaled $1,977,000 and $743,000 for the three months ended March 31, 2005 and 2004, respectively. The $1,234,000 increase in costs include a rapid build-up of compensation costs for sales and marketing personnel together with the initial marketing costs for developing sales literature to maximize our new sales and marketing initiatives. We believe that these costs as a percentage of revenue will decrease in future periods if sales increase as anticipated and as the cost for developing initial marketing materials subsides.

DEPRECIATION AND AMORTIZATION. The costs for depreciation and amortization totaled $109,000 and $70,000 for the three months ended March 31, 2005 and 2004, respectively. These costs represented primarily amortization of intangible assets acquired in connection with the acquisition of our business operations in July 2003.

INTEREST EXPENSE. Interest expense for the three months ended March 31, 2005 and 2004 totaled $12,500 and $13,000, respectively, which is partially off-set by interest income of $2,700 and $1,200, respectively. Interest expense related primarily to the obligation owing to VASCO Data Security International, Inc.

NET LOSS. Our net losses for the three months ended March 31, 2005 and 2004 were approximately $2,390,000 and $567,000, respectively. These losses represent the cost to maintain current revenue streams while investing in the rapid growth of selling, marketing and research and development costs in order to reach our expansion goals. Net loss applicable to common stock for the three months ended March 31, 2005 and 2004 amounted to approximately $2,420,000 and $597,000, respectively, and includes payment of preferred stock dividend requirements of $30,000.

LIQUIDITY AND CAPITAL RESOURCES

       At March 31, 2005, we had current assets totaling approximately $974,000. Total current assets include cash and cash equivalents of $107,000, a certificate of deposit for $76,000, and an additional certificate of deposit of $218,000, accounts receivable of $377,000 and other receivables of approximately $195,000. Cash equivalents are limited to investment grade marketable securities with maturities of 3 months or less when acquired. A certificate of deposit for $76,000 secures a letter of credit and matures in February 2006 and accrues interest at the rate of 2.85% per annum. The second certificate of deposit matures in November 2005 and accrues interest at 4.75% per annum.

       Net cash used in operating activities totaled approximately $2,033,000 for the three months ended March 31, 2005 compared to $185,000 for the three months ended March 31, 2004. The increase in net cash used in operating activities is due primarily to our net loss resulting from an increase in investment in our sales, marketing and development efforts. Net cash used in investing activities approximated $109,000 for the three months ended March 31, 2005, and approximately $28,000 was used to acquire computer equipment.

       We received $414,000 for our private placement commenced on March 7, 2005 and $120,000 from subscriptions receivable from an employee for a private placement closed in May 2004. We also received $6,000 for the conversion of 4,000 warrants issued in the May 2004 private placement.

       We received a loan of approximately $184,000 from a principal stockholder which bears interest at 6% and is repayable on demand. We also received approximately $3,000 from another principal stockholder, repayable on demand.

       In January 2005, we executed two letters of intent to acquire the businesses and certain assets of two companies which our management believes will compliment our current products and service offerings. One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock and the other is for the purchase of a software security product company relating to wireless technology for a purchase price of approximately $6,250,000 which is to be paid in cash and stock (the "Wireless Acquisition"). Consummation of both acquisitions is subject to, among other things, the determination of the final terms of the agreements, the final approval of the Boards of Directors of both companies and the completion of our financing.

       On March 18, 2005, we entered into a preliminary understanding with the lead institutional investor to sell shares of convertible preferred stock to a group of institutional investors for $10,000,000 in cash, $7,000,000 of which was to be used to fund the two proposed acquisitions with the balance to be used for working capital purposes. This understanding was subsequently terminated. However, in May 2005, we received a new proposal from the lead institutionally investor. Under the terms of the new proposal, the investors would be purchasing $7,000,000 of 3-year convertible debentures and, in addition to the closing conditions customary for this type of transaction, the closing of this transaction will be conditioned on the consummation of the Wireless Acquisition transaction (described above). The funds from this sale will be used mainly for working capital purposes.

       As of May 20, 2005, the purchase of the security software product company has been suspended and the purchase of the software security product company relating to wireless technology is progressing with, among other changes, the proposed purchase price being increased to $7,000,000, $5,000,000 of which will be payable in shares of our convertible preferred stock and the remainder to be payable in cash and promissory notes. The purchase of the wireless technology company is expected to close on or about June 3, 2005.

       On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it received proceeds, net of estimated offering costs, of approximately $414,000. As of May 20, 2005, we have sold 75,000 additional units for proceeds of $450,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. We cannot assure you that we will be able to sell any additional units. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to
Section 4(2) and Regulation D and Regulation S thereunder.

       In addition to the on-going private placements of units we are also pursuing other financing arrangements.

       We believe that our current cash balances, the anticipated cash generated from operations, including the realization of deferred revenue which is recorded as a current liability, deposits that will be received in future quarters on orders and the impact of obtaining additional equity financing, will be sufficient to meet our anticipated cash needs over the next twelve months.

        There is substantial risk, however, that we may not be able to either obtain additional financing or the revenue growth and cash receipts will not be sufficient to generate the funds needed to repay the debt to VASCO (See Note 5 of the audited consolidated financial statements elsewhere in this prospectus) within the terms of the existing agreement. If we are unable to meet our revenue and cash goals and also unable to either renegotiate the terms of the agreement with VASCO, we may need to significantly reduce our workforce, sell certain of its assets, enter into strategic relationships or business combinations, discontinue some or all of our operations, or take other similar restructuring actions. While we expect that these actions would result in a reduction of recurring costs, they also may result in a reduction of recurring revenues and cash receipts. It is also likely that we would incur substantial non-recurring costs to implement one or more of these restructuring actions.

                                    BUSINESS

OVERVIEW

       Secured Services is the first single-vendor provider of Secured User Management solutions, our comprehensive solution which enables large organizations to administer, control, and audit digital identities within the complex IT environment of business and governmental agencies. With our Identiprise Secured User Management software a single user login can provide access privileges to all designated portions of an enterprise's or agency's information resources and applications.

       Every organization is challenged with managing users' digital identities, in order to effectively control access to and use of its IT applications and information assets. Disjointed identity management approaches create a significant set of operational, security and regulatory compliance problems. The strategy behind our Identiprise Secured User Management software is to provide a comprehensive security solution that concurrently addresses this trio of problems.

       The Identiprise software platform provides organizations of all sizes the combined benefits of (i) complete, end-to-end functionality for management and auditing of digital identities and (ii) an architecture design that overcomes traditional barriers to identity management deployments. This yields a solution that deploys rapidly, non-disruptively, and comprehensively within complex IT environments, for all users and across all application types.

       In addition, complementary professional services assist clients in understanding their regulatory and security requirements, designing appropriate policies, and developing plans and budgets to support the implementation of an enterprise-wide security solution. During Identiprise implementations, Secured Services provides project management, training and services to ensure successful roll-out of the Secured User Management solution.

       Secured Services' target customers include large to medium size organizations in the financial services, health care and government markets, primarily in North America. Secured Services employs a multi-channel approach to reach these sector markets.


CORPORATE HISTORY

       We were a privately-held company that was formed in September 2002. We were inactive until we were capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. In July 2003, we acquired the Vacman division ("Vacman") of Vasco Data Security International, Inc. ("VASCO"), which division owned the intellectual property and was the licensor of the software now referred to as our Identiprise Data Security System for a note payable of $1,073,094 and 2,000,000 shares of Series A convertible preferred stock with an approximate fair value of $2,000,000. Also in July 2003, we acquired certain of the assets and the business of Dolfin, Inc. ("Dolfin"), a company providing professional and management services for the protection of information assets, for 500,000 shares of our common stock having a fair value of $375,000. Promptly following these two acquisitions we merged with a subsidiary of Southern Software Group, Inc. ("SSGI"), a publicly-held corporation with no then current operating business, in a transaction which was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which we (the legal acquiree) were the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for, effectively, as a recapitalization by us as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated fair values.


       The acquisitions of the businesses of Vacman and Dolfin were accounted for as purchases by us under generally accepted accounting principles and, accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values. Under the purchase method of accounting, the results of operations of SSGI, Vacman and Dolfin were combined with our results commencing July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. The results of operations prior to July 1, 2003 only reflect our results from the inception of our operations on April 28, 2003. Accordingly, it is important to note that the operating results are for a full year in 2004 compared to the period commencing on

April 28, 2003 through December 31, 2003 for the year ended December 31, 2003.


2004 HIGHLIGHTS

CORPORATE

   o On November 1, 2004 we purchased the assets of Cybrix Corporation, a Minnesota Company. Cybrix is a security services Company based in Minneapolis and the acquisition broadens both our skill set and geographic coverage. The purchase price, of approximately $188,000, was paid by the issuance of 125,000 shares of common stock and is to be subject to an earnout calculation that is dependant upon the fulfillment of all of the Cybrix's financial projections.

   o In September 2004 we acquired a twenty-five year license to market and sub-license the VisualGold(R) Securetrack software product from Visual Gold.com, Inc. for a one time fee of $200,000.

   o In May 2004, we completed a $7.4 million equity financing to institutional investors. As a result the Company issued a total of 7,831,090 shares of common stock and warrants to purchase 1,993,246 shares of common stock. The proceeds from this financing are being used to implement our sales and marketing plan.


PRODUCT

   o In February 2004 we completed the re-branding of Identiprise. The new branding reflects refreshed and expanded product and vision to provide enhanced and comprehensive identity-focused security for all applications within the enterprise.

   o In March 2004 we announced the establishment of our on-demand service offering based on Identiprise. Managed Service Providers can now provide the benefits of Identiprise Secured User Management, as a managed service offering to their customers.

   o In December 2004, strong focus on product development and delivery resulted in the release of Version 6.0 of Identiprise.


CUSTOMER DRIVERS

       All organizations seek to enhance business performance, protect intellectual assets, and achieve and maintain compliance to legal and regulatory mandates. Information Technology (IT) plays a key role in fulfilling these objectives. Corporations have recognized the critical role that Secured User Management plays in this regard.

       Today's business practices demand that organizations make computer applications and the information they produce accessible to an increasing number of users - whether employees, outside business partners, or clients. This accessibility, however, must be achieved without compromising the confidentiality of client information or the security of the applications and overall network. The most common way for granting access in a controlled and secure fashion is through the use of the username/password mechanism. But, as most people have experienced, there has been and continues to be an explosion in the number of usernames and passwords that users and administrators alike have had to contend with.

       Within an organization, where it is estimated that the average worker has twelve username/password identities, this is clearly becoming unwieldy and burdensome for the user, costly to administer and support, prone to security breaches, and practically impossible to audit.

       To use the industry vernacular, "identity and access management" (IAM) is the challenge. IAM is concerned with how to grant, modify, and revoke the access rights given to an individual, as well as how to control and audit the use of such access rights.

       Disjointed (or non-existent) identity management practices within organizations create a set of problems of an operational, security, and compliance nature. Operational problems include productivity costs of users having to personally manage the myriad of usernames and passwords, help desk support costs involved in helping users reset passwords every time they forget one, and the inefficiency involved in creating a new account every time a user requests access rights to a new application. Security problems include the risks of identity theft that can come about when users write down or share usernames and passwords, or when accounts whose rightful owner has long left are left active in the system, to be exploited by internal or external hackers. Finally, regulatory compliance dictates that companies be able to report on who accessed what information and when, as well as prove that effective process controls have been implemented to prevent unauthorized access to accounts and information.


THE SECURED SERVICES SOLUTION. IDENTIPRISE

       Identiprise is the heart of our Secured User Management solution. It offers the combined advantages of:

       o COMPLETE DIGITAL IDENTITY LIFE CYCLE MANAGEMENT. Identiprise incorporates comprehensive identity administration, access control, and audit management functionality, BUILT ON A SINGLE, INTEGRATED PLATFORM. This makes for unique cohesiveness and seamlessness in managing the entire life cycle of an identity (i.e. grant, use, modify, revoke, and audit);

       o TRUE, ENTERPRISE-WIDE REACH. Identiprise establishes a single identity management system that spans all users and application types, whether Web-based, client/server, or legacy mainframe. The realization of TRUE SINGLE SIGN-ON, seamlessly integrated with user account provisioning processes, is unique to the industry; and

       o EASE OF DEPLOYMENT. Identiprise overcomes traditional barriers to IAM deployments by adhering to three architecture design principles of Span, Speed and Scale. This yields a solution that is highly flexible, deploys rapidly and non-disruptively, and is radically less risky and complex to implement, relative to competing approaches.


COMPETITION

       The identity management market is highly fragmented, with no one vendor dominating the space. Market consolidation continues. At this time, Secured Services regards the marketplace as consisting of two general classes of competitors: (i) "Suite" providers and (ii) "Point Product" providers.

       The Suite providers seek to provide breadth of functionality through a set of distinct software products that can be purchased a-la-carte and integrated by customers to form a complete identity life cycle management system. IBM, Computer Associates, and Sun Microsystems are examples of such providers.

       Point Product providers offer product(s) that are specifically targeted at one function within identity life cycle management, such as account provisioning, or single sign-on, or password management. Point Product providers typically engage in OEM or alliance approaches with complementary Point Product providers in order to offer customers the complete identity life cycle management solution. Point Product providers include such companies as RSA Security, Thor Technologies, Oblix, Imprivata, and Protocom Technology Corporation.

       Secured Services regards both classes of providers as competitors, depending on the customer situation, although the Suite providers are generally our primary competitors. Thanks to Identiprise's functional breadth, level of inherent platform integration, and ease of deployment, Secured Services believes that we compete favorably against our competitors. However, some of our competitors have longer operating histories, greater name recognition, stronger relationships with channel partners, and/or greater financial, technical and marketing resources. These factors may provide our competitors with an advantage in penetrating markets with their competing products and services.

PROFESSIONAL SERVICES

       To complement our Secured User Management product focus, Secured Serivces provides a range of identity and security-focused professional services. These include:

       o Assisting clients in understanding their regulatory and security requirements.

       o   Designing security and identity management policies.

       o Developing plans and budgets to support the implementation of enterprise-wide security solutions.

       o Providing project management, training and implementation services for Identiprise roll-outs.

Secured Services' professional services capabilities were greatly expanded with the acquisition of Cybrix Corporation. Cybrix provides our professional services group a pool of senior security consultants whose expertise can be leveraged to address a broad range of security challenges faced by existing and prospective customers. Our consultative approach is integral in meeting the evolving needs of our customers, as they move toward an Identiprise solution.


MARKETING AND SALES STRATEGY

       Our marketing activities were organized and significantly expanded in 2004 in order to develop the corporate brand and to establish penetration into key markets and accounts. The marketing team engaged the Horn Group in New York to develop and execute a public relations strategy in June 2004. Our corporate messaging was solidified and an active campaign initiated to promote our brand and our solutions. The program to date has involved engaging industry analysts and media sources as part of a twelve-month strategy that commenced in September. This activity is expected to lead to positive press which may be utilized by prospective customers to validate the Secured Services offerings. A corporate web site was revised in June of this year to reflect the new corporate branding and to better articulate the direction of the Company.

       The sales strategy has been to target specific market verticals in financial services, health care, government and utilities where we have a proven track record of success. Expansion of the sales team was started in June 2004, with the goal of providing coverage for the mid to eastern part of the United States and Canada. The initial expansion was completed by October 2004. To support lead and account management, a team of pre-sales engineers has been established to support sales initiatives.

       The sales cycle for Identiprise continues to be long but this is shortening as the market becomes more aware of their need for a Secured User Management solution. Many opportunities are developing from customers that have become disillusioned with failed previous attempts at solving their identity management challenges. Our marketing and sales team is focusing on this market discontent by providing a working alternative. For this skeptical customer base, a sophisticated product demonstration has been established to show customers our ability to address their needs. In addition, a strategy of offering onsite proof-of-concept implementations has been established to provide customers with tangible evidence of Identiprise's ease of deployment within their environment.


PARTNERS

       In 2004, we started to lay the foundations for a significant partner program. Initial steps consisted of strengthening existing relationships with Integic Corporation and Perimeter Internetworking. These partnerships provided an opportunity for increased revenue in 2004. Development of an on-demand offering for Identiprise also opened up the opportunities for Managed Service Providers to deliver the benefits of Identiprise as a managed service. Further development and formalization of the partner program will be seen in 2005.

INTELLECTUAL PROPERTY

       Our success depends significantly upon our proprietary software technology. We rely on a combination of contractual rights, trademarks, trade secrets, copyrights and licensing agreements we enter into confidentiality agreements with our customers to establish and protect proprietary rights to our software. However, these protections may be inadequate or competitors may independently develop technologies or products that are substantially equivalent or superior to our products.


PRODUCT RESEARCH AND DEVELOPMENT

       Our development objectives for Identiprise have been focused on extending the functionality of the product and furthering its ease-of-use and ease of deployment. We believe that our development efforts are to accurately reflect the demands of our customers. To that end, (i) we established a product steering committee in September 2004 to provide direction and prioritize the investments we make on our products; and (ii) we moved our product development team to new facilities in Baltimore, Maryland.

       Considerable strides were made in enhancing core functionality of Identiprise and in the development of an out of the box solution. The release of Identiprise Version 6.0 in 2004 reflects the successful efforts of the development team.


CUSTOMER SUPPORT

       We believe that high quality customer support and professional services are requirements for continued growth and increased sales of our products. As a result, we made a significant investment in our support and services organization in the past and plan to continue to do so in the future. Customer support personnel provide technical support by telephone, email and fax, and maintain our Web site to complement these services. Product upgrades and enhancements are provided at no extra charge to our maintenance customers as part of their maintenance subscriptions


EMPLOYEES

       At December 31, 2004, we had sixty-two full time employees, with eight engaged in research and development, twenty-two engaged in service delivery, twenty-one in sales and marketing and eleven in administration, finance and business development. None of our employees are represented by a labor union and we consider the relationships with our employees to be positive. Competition for qualified management and technical personnel is intense in the software industry. Our continued success depends in part upon our ability to attract and retain qualified personnel. To date, we believe that we have been successful in recruiting qualified employees, but there is no assurance that we will continue to be successful in the future.


                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


       Our executive officers and directors, and their respective ages as of March 26, 2005, are as follows:

NAME                        AGE    POSITION                       DIRECTOR SINCE
----                        ---    --------                       --------------
Michael P. Dubreuil         46     Co-Chairman of the Board       September 2003
                                   and Secretary
King T. Moore               61     President, Chief Executive     September 2003
                                   Officer and Director
T. Kendall Hunt(1)(2)(3)    61     Director                       September 2003

Shawn Kreloff               43     Co-Chairman of the Board       September 2004

John Day                    57     Vice President and Chief       Not a Director
                                   Financial Officer

------------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating and Governance Committee

       MICHAEL P. DUBREUIL, a co-founder of Secured Services, Inc., has been our Chairman since September, 2003 and co-Chairman since September, 2004. He started SSI Operating Corp. (f/k/a Secured Services, Inc.) in November 2002. Prior to that, in May 1988 Mr. Dubreuil founded Dolfin.com, Inc. and holds the positions of CEO and Chairman. Mr. Dubreuil brings 20 years of strong general business team building, sales, start-up, and acquisition experience to our Company. Mr. Dubreuil holds a B.S. in Mathematics from the University of Waterloo where he focused on computer science, business and economics.

       KING T. MOORE, a co-founder of Secured Services, Inc., has been our President and Chief Executive Officer since July, 2003. From November 2001 to September 2002 he was a private investor. From June 1998 to November 2001 he was Chief Executive Officer of Mastech Quantum, Inc. Previously, he led Quantum Information Resources ("Quantum") from a money losing operation with a few employees to a $75 million (Canadian) Company with over 800 employees in Canada and the United States. In 1998, Quantum was purchased by Mastech Systems Corp. and subsequently became known as "Mastech Quantum, Inc." Mr. Moore has been actively involved in the IT industry for over 35 years. He brings a strong Marketing, Sales and Operations background to our Company.

       T. KENDALL "KEN" HUNT, a co-founder of Secured Services, Inc., is founder, Chairman and CEO of VASCO Data Security International, Inc. (Nasdaq,
Symbol: vdsi). He served as Chief Executive Officer through June 1999. He returned as CEO in November 2002. He has been a director of VASCO since July 1997 and currently serves a one-year term. He served since 1990 as Chairman and President of its predecessor, VASCO Corp. He is also affiliated with several high-tech early-stage companies, serving as a member of their Board of Directors. Mr. Hunt is President of the Belgian Business Club of Chicago. Additionally, he is on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth leaders through its partnerships with elite universities across the U. S. He holds an MBA from Pepperdine University, Malibu, California, 1979 and a BBA from the University of Miami, Florida, 1965.

       SHAWN KRELOFF has been our co-Chairman since September, 2004 and previously been a consultant to us. He provides business development and entrepreneurial skills to our board. Since 1999, Mr. Kreloff served on the board of directors of Hudson Williams until it was acquired by Keynote Systems earlier in 2004. Prior to that he was a founding investor in Insight First, which was acquired by 24/7 Real Media in 2003. From September 2002 to 2003, Mr. Kreloff was Executive Vice President ("EVP") of Sales, Marketing and Business Development of Predictive Systems Corp., a network infrastructure and security consulting Company. In 1999, he was a founding investor and EVP of Business Development at Opus360 Corporation until it was acquired in 2001. In 1996 he founded Gray Peak Technologies, Inc., a network consulting firm that provided high end consulting to telecomm, financial and other Fortune 1000 companies, and served as its Chairman and CEO until it was sold to USWeb (NASDAQ: USWB) in 1998 for over $100 million. From 1986 to 1994 he served as Vice President of Global Network Services at Credit Suisse First Boston, Mr. Kreloff was responsible for global network operations and engineering to 50,000 users. Mr. Kreloff also sits on the boards of two private IT hi-tech companies. Mr. Kreloff holds a BS degree in Operations Research from Syracuse University, 1984.

       JOHN DAY has been our Vice President and Acting Chief Financial Officer since May 2003. In October 2003 he was elected Chief Financial Officer. Prior to that he held the position of Executive Vice President and Chief Financial Officer at Hudson Williams Inc from October 1998 to May 2003. His career has covered all aspects of Financial and Information Management on an International scope. His background includes holding senior positions in both large public corporations and small companies. Mr. Day holds a degree in Special Physics from University of London and is a Fellow Member of the Institute of Chartered Accountants, and member of Financial Executives International, Inc.

       All directors hold offices until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.


BOARD COMMITTEES

       Secured Service's Board of Directors has established compensation, audit and nominating and governance committees. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all the officers of Secured, reviews general policy matters relating to compensation and benefits of employees of Secured, and administers the issuance of stock options to Secured's officers, employees, directors and consultants. All compensation arrangements between Secured and its directors, officers and affiliates are reviewed by the Compensation Committee comprised of an independent director. The Audit Committee meets with management and Secured's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Nominating and Governance Committee identifies director candidates who possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board's oversight of our business and affairs and an impeccable reputation of integrity and competence in his or her personal or professional activities.


AUDIT COMMITTEE FINANCIAL EXPERT

       The Board has determined that T. Kendall Hunt qualifies as our "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B, and "independent" as that term is used in Item7 (d) (3)(iv) of schedule 14A under the Securities Exchange Act of 1934.


CODE OF ETHICS

       The integrity of Secured Services' employees and consultants is key to our business and professional reputation. Our Customers trust us with their proprietary systems and date. To warrant this trust we are required to maintain the highest standards of professionalism. Employees are expected to conduct themselves honestly and with good business judgment. An employee Code of Conduct has been established based on those of the leading industry associations. Secured Services has adopted a code of ethics that applies to its principal executive officer, principal financial officer and other persons performing similar functions. This code of ethics is posted on our web site at www.secured-services.com.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table provides information regarding the compensation awarded or paid to, or earned by, our CEO and each of our most highly compensated executive officers whose compensation exceeded $100,000 for the period from April 28, 2003, the date of inception, through December 31, 2003 and the year ended December 31, 2004. We refer to these individuals elsewhere in this report as "Named Executive Officers."

                                                                                     LONG TERM COMPENSATION
                                                                                             AWARDS
                                                 ANNUAL COMPENSATION                               SECURITIES
                                            ------------------------------          RESTRICTED     UNDERLYING
OFFICER NAME               POSITION           YEAR              SALARY($)           STOCK AWARD    OPTIONS
------------               --------          ------             ---------           -----------    ----------
Michael P. Dubreuil        Co-chairman of     2004               164,000                            100,000
                           the Board          2003

King T. Moore              President &        2004               164,000                            100,000
                           CEO (1)            2003               76,600

John Day (1)               VP Finance &       2004               149,984
                           CFO                2003               106,600               60,000        20,000

(1) Assumed position, in July 2003, upon consummation of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, SSGI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and SecureD Services, Inc., a Delaware corporation ("SSI").


EQUITY COMPENSATION PLAN INFORMATION

       To attract and retain the personnel necessary for our success, we adopted a stock option plan and reserved 2,000,000 shares of stock for future grants under that plan. Under this plan, administered by our board of directors we may grant options covering up to 2,000,000 shares of common stock to our employees, directors and consultants. In addition, the plan provides that the maximum term for options granted under the plan is 10 years and that the exercise price for the options may not be less than the fair market value of the common stock on the date of grant. Options granted to stockholders owning more than 10% of our outstanding common shares must be exercised within five years from the date of grant and the exercise price must be at least 110% of the fair market value of the common stock on the date of the grant. As of December 31, 2004, we issued options covering 1,097,397 shares of common stock under the stock option plan. These options have a weighted exercise price of $1.81.

       The following table sets forth, as of December 31, 2004, information concerning our stock option plan, as well as information relating to other equity compensation plans that we have adopted.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                NUMBER OF SECURITIES TO BE    WEIGHTED-AVERAGE EXERCISE      NUMBER OF SECURITIES
                                  ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING        REMAINING AVAILABLE FOR
                                   OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND        FUTURE ISSUANCE UNDER
                                    WARRANTS AND RIGHTS                RIGHTS              EQUITY COMPENSATION PLANS
                                            (A)                         (B)                 (EXCLUDING SECURITIES
                                                                                           REFLECTED IN COLUMN (A))
                                                                                                      (C)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity Compensation Plans
Approved by Shareholders                 1,097,397                      $1.81                         902,603
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity Compensation Plans Not
Approved by Shareholders                  70,000                        $1.70
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    1,167,397                                                  902,603
------------------------------- ---------------------------- ---------------------------- ----------------------------

The equity compensation plans not approved by shareholders referred to in the table above include:

   o An issuance of ten thousand (10,000) 3-year common stock purchase warrants with an exercise price of $1.96 per share, which expires on November 1, 2007 and are immediately exercisable, were issued to an outside consultant for services rendered in connection with our acquisition of the assets of Cybrix Corporation. This issuance was made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Act").

   o A grant of twenty thousand (20,000) non-qualified common stock purchase options exercisable at $1.50 per share, which expires on November 29, 2014 and are exercisable upon vesting on December 31, 2004. This grant was made to a non-employee director for his services to the Board.

   o A grant of forty thousand (40,000) non-qualified common stock purchase options exercisable at $1.85 per share, which expires on June 22, 2014. This grant was made to a non-employee director for his services to the Board.


       On November 29, 2004, the Board authorized the issuance of 50,000 restricted shares, at a price of $1.40 per share of our common stock to Steven Sonnenberg, an employee. The shares were issued to Mr. Sonnenberg as of the close of business on November 16, 2004 pursuant to Sections 4(2) and 4(6) of the Act. Of the 50,000 shares issued, 16,666 shares will vest on the 1st anniversary of the issuance date and the remaining 33,334 shares will vest on the 2nd anniversary of the issuance date. The vesting of the shares is contingent upon Mr. Sonnenberg's continued employment with us. Mr. Sonnenberg is deemed the owner of these shares as of the date of grant and, as such will be entitled to vote them on all matters presented to stockholders for a vote and will be entitled to dividends, if any, payable on our common stock. If Mr. Sonnenberg terminates his employment with us voluntarily or we terminate him, any unvested shares will be forfeited and will revert to back to us.

COMPENSATION OF DIRECTORS

       Directors are compensated at the rate of 40,000 options per annum pro rated for partial periods of services. The following grants were made in 2004:

   o A grant of 40,000 non-qualified common stock purchase options exercisable at 1.85 per share which expires on June 22, 2014 are exercisable upon vesting on June 30, 2004. This grant was made to a non-employee director for his services to the board.

   o A grant of twenty thousand (20,000) non-qualified common stock purchase options exercisable at $1.50 per share, which expires on November 30, 2014 and are exercisable upon vesting on December 31, 2004. This grant was made to a non-employee director for his services to the Board.


LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

       The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of directors' fiduciary duty of care. Secured Service's Certificate of Incorporation limits the liability of its directors to Secured Services or its stockholders to the fullest extent permitted by Delaware law.

       Secured Service's Certificate of Incorporation provides mandatory indemnification rights to any officer or director of Secured Services who, by reason of the fact that he or she is an officer or director of Secured Services, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Act") may be provided to officers and directors or persons controlling Secured Services, Secured Services has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


       Mr. Michael P. Dubreuil holds the position of chairman and chief executive officer of Dolfin.com, Inc., Secured Services, Inc. has loaned Dolfin.com, Inc. and its subsidiaries a total of $1,543,000 as at December 31, 2004. This loan is secured by 500,000 shares of Secured Services, Inc. common stock. In December 2004 we wrote the loan down $600,000 to the value of the shares held as security.

       Mr. T. Kendall Hunt who holds the position of Chief Executive Officer of Vasco Data Security International, Inc., holds 2,000,000 preferred shares of Secured Services, Inc. which they obtained when they sold the Identiprise product.

       Mr. King T. Moore loaned Secured Services an aggregate of $254,000 as of April 20, 2005. The loan is evidenced by demand notes in the aggregate principal amount of $254,000 and accrues interest at 6% per annum.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of April 29, 2005 by:
(i) each director; (ii) each Named Executive Officer (as defined under "Executive Compensation - Compensation of Executive Officers" above); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Common Stock:

                                          SHARES OF COMMON
                                         STOCK BENEFICIALLY      PERCENTAGE OF
     NAME OF BENEFICIAL OWNER (1)             OWNED(2)              OWNERSHIP
-------------------------------------  ----------------------  -----------------
King T. Moore                              2,102,781(3)               11.5%
Michael P. Dubreuil                        1,394,447(4)(5)             7.7%
John Day                                     297,225(6)                1.6%
T. Kendall Hunt                            1,391,670(7)                7.7%
Shawn Kreloff                              1,230,000(8)                6.7%

All Directors and Officers
  as a group 5 persons                     6,416,123                  35.2%

5% STOCKHOLDER
--------------
033 Asset Management, LLC                  5,096,800(9)               31.9%

---------------
*less than 1%

(1) Unless otherwise indicated the address of each beneficial owner identified is: c/o Secured Services, Inc. 110 William Street, 14th Floor, New York, New York 10038.

(2) A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from May 13, 2005 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. On May 13, 2005, 17,456,586 shares of Common Stock were outstanding.

(3) Includes (i) qualified options to purchase 52,777 shares of common stock at an exercise price of $1.65 which expires on November 29, 2009. On November 29, 2004, Mr. Moore was awarded qualified options to purchase 100,000 shares of common stock with an exercise price of $1.65 (110% of the fair market value on November 30, 2004) which expires on November 29, 2009. Of the options, 36,111 vested on the date of grant with the remaining 63,889 vesting on a pro-rata monthly basis through October 2006 provided that at the time of vesting Mr. Moore is an employee of Secured Services.; (ii) Two immediately exercisable 3-year common stock purchase warrants to purchase 66,667 and 75,000 shares, respectively, at an exercise price of $1.50 per share. The warrants expire on 3/31/2007 and 4/9/2007, respectively; and (iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until 4/26/06 and at $2.50 per share thereafter until its expiration on 4/26/08.

(4) Includes (i) qualified options to purchase 52,777 shares of common stock at an exercise price of $1.50 which expires on November 29, 2014. On November 29, 2004, Mr. Dubreuil was awarded qualified options to purchase 100,000 shares of common stock with an exercise price of $1.50 (the fair market value on November 30, 2004)
which expires on November 29, 2014. Of the options, 36,111 vested on the date of grant with the remaining 63,889 vesting on a pro-rata monthly basis through October 2006 provided that at the time of vesting Mr. Dubreuil is an employee of Secured Services; and (ii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until January 26, 2006 and at $2.50 per share thereafter until its expiration on April 26, 2008.


(5) 1,333,336 shares are held by the Dubreuil Family Trust for the benefit of Mr. Dubreuil's children. The filing of this report shall not be construed as an admission that Mr. Dubreuil is the beneficial owner of any of the shares owned by the Dubreuil Family Trust for the purposes of Section 13 (d) or 13(g) of the Securities Exchange Act of 1934, as amended.


(6) Includes (i) qualified options to purchase 10,558 shares of common stock at an exercise price of $1.75 which expires on October 3, 2013. On October 3, 2003, Mr. Day was awarded qualified options to purchase 20,000 shares of common stock with an exercise price of $1.75 (the fair market value on the grant date) which vest, provided that at the time of vesting Mr. Day is an employee of Secured Services, over a 3 year period as follows: (a) 6,666 shares on October 3, 2004,
(b) 556 shares on the 3rd day of each month beginning on November 3, 2004 through and including December 3, 2005 and (c) 555 shares on the 3rd day of each month beginning on January 3, 2005 through and including October 3, 2006; (ii) Three immediately exercisable 3-year common stock purchase warrants to purchase 26,667, 10,000 and 10,000 shares, respectively, at an exercise price of $1.50 per share. The warrants expire on January 19, 2007, March 31, 2007 and April 9, 2007, respectively.

(7) Includes (i) non-qualified options to purchase 40,000 shares of common stock exercisable at $1.85 per share which expires on June 22, 2014; (ii) non-qualified options to purchase 10,000 shares of common stock exercisable at $1.60 per share which expire on January 1, 2015 and represent the vested portion of the 40,000 compensatory options awarded by Secured Services for services as a director for the fiscal year ending December 31, 2005 which vest quarterly on a pro-rata basis provided that at the time of vesting Mr. Hunt is a director; and
(iii) one immediately exercisable 3-year common stock purchase warrant to purchase 8,334 exercisable at $2.00 per share until January 26, 2006 and at $2.50 per share thereafter until its expiration on April 26, 2008.

(8) Includes non-qualified options to purchase 20,000 shares of common stock exercisable at $1.50 per share which expires on November 29, 2014; (ii) non-qualified options to purchase 10,000 shares of common stock exercisable at $1.60 per share which expire on January 1, 2015 and represent the vested portion of the 40,000 compensatory options awarded by Secured Services for services as a director for the fiscal year ending December 31, 2005 which vest quarterly on a pro-rata basis provided that at the time of vesting Mr. Kreloff is a director; and immediately exercisable 3-year common stock purchase warrants to purchase 300,000 shares, at an exercise price of $1.50 per share. The warrants expire on December 28, 2006.


(9) Consist of 4,135,260 shares of common stock and warrants to purchase 961,540 shares of common stock exercisable at $1.96 per share which expires on May 19, 2009.

       In addition, Vasco Data Security International, Inc. owns 2,000,000 shares of our Preferred Stock, which has one vote per share, votes together with our Common Stock as a single share and is convertible into an equivalent number of shares of common stock and 84,128 shares of common stock. Mr. Hunt is the Chairman and Chief Executive Officer of Vasco and may be deemed the beneficial owner of its shares. Including the shares owned by Vasco, Mr. Hunt would be the beneficial owner of 17.1% of our common stock and all officers and directors would be the beneficial owners of 44.6% of our common stock.


                            DESCRIPTION OF SECURITIES

       Our authorized capital stock consists of 55,000,000 shares, including 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share of which 2,000,000 has been designated Series A Convertible Preferred Stock (the "Series A Shares"). Our Board of Directors may designate the rights and preferences of the preferred stock. Preferred stock could be used, under certain circumstances, as a way to discourage, delay or prevent a takeover of the company. As of April 29, 2005, there were issued and outstanding 18,053,865 shares of common stock and 2,000,000 Series A Shares.

       The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

       The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation does not impose any supermajority vote requirements.


COMMON STOCK

       Under our Certificate of Incorporation, shares of our common stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

       Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. Accordingly, subject to any voting rights of the Series A Shares and holders of any preferred stock that may be issued, holders of a plurality of our common stock present at a meeting at which a quorum is present are able to elect all of the directors eligible for election. The presence of a majority of the voting power of our outstanding capital stock constitutes a quorum.

       The holders of our common stock are entitled to dividends when and if declared by our board of directors from legally available funds. The holders of our common stock are also entitled to share pro rata, following satisfaction of the Series A Shares in any distribution to stockholders upon our liquidation or dissolution.

None of the shares of our common stock:

   o   have preemptive rights;

   o   are redeemable;

   o   are subject to assessments or further calls;

   o   have conversion rights; or

   o   have sinking fund provisions.


PREFERRED STOCK

       We are currently authorized to issue 5,000,000 shares of preferred stock in one or more series of which 2,000,000 shares have been designated as Series A Shares. Our board of directors may determine the terms of the authorized but unissued shares of preferred stock at the time of issuance without action by our stockholders. The terms of any issuance of preferred stock may include:

   o voting rights, including the right to vote as a series on particular matters, which could be superior to those of our common stock;

   o preferences over our common stock as to dividends and distributions in liquidation;

   o conversion and redemption rights, including the right to convert into shares of our common stock; and

   o   sinking fund provisions.


SERIES A SHARES

       We currently have 2,000,000 Series A Shares issued and outstanding. The Series A Shares are convertible into common stock on a 1 for 1 basis beginning in July 2005, and are entitled to a 6% annual dividend compounded quarterly from the original issuance date in July 2003. The quarterly dividend is payable in shares of common stock valued at the average public trading price of the common stock during the 10 business days immediately preceding the end of the quarter preceding the dividend payment date. The Series A Shares have one vote per share and vote together with the common stock as a single class. The Series A Shares are entitled to a liquidation preference based on the then value of the Vasco Division we acquired from VASCO Data Security International, Inc. We may redeem the Series A Shares at any time at a price of $1.00 per share. We are required to include in certain registration statements which we may file including the registration statement of which this Prospectus forms a part, the shares of common stock issued as a dividend on the Series A Shares. So long as the Series A Shares are outstanding we may not pay a dividend on our common stock except for annual dividends not exceeding 5% of our surplus determined under Delaware law.


OUTSTANDING OPTIONS AND WARRANTS


       At March 31, 2005, we had outstanding stock options granted to employees and consultants to purchase 1,138,230 shares of Common Stock. These options have exercise prices ranging from $1.00 to $14.00 per share, with an average weighted exercise price of $2.12, and expire between November 2007 and March 2014. Of the options outstanding at March 31, 2005, 514,640 are vested and currently exercisable. We also had outstanding non-compensatory warrants issued to purchase 3,237,721 shares of common stock. These warrants have exercise prices ranging from $1.00 per share to $6.00 per share, with an average weighted exercise price of $1.82, and expire between 2006 and 2007.



REGISTRATION RIGHTS

       Other than the registration rights with respect to the shares offered by this Prospectus, we do not have any contractual obligations to register any shares of our common stock.


TRANSFER AGENT

       The transfer agent and registrar for our common stock and the warrant agent for the unit warrants is Illinois Stock Transfer Company, located at 209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606.

                              SELLING STOCKHOLDERS

       The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 30, 2004, by the selling stockholders. The number of shares in the column labeled "Number of Shares Offered" represent all of the shares that the selling stockholders may offer under this prospectus. The table assumes that each selling stockholder sells all of the shares. We are unable to determine the exact number of shares that actually will be sold. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares other than our agreement with the selling stockholders to maintain the effectiveness of this registration statement for two years.

       The table below has not been updated to reflect changes in the beneficial ownership of our common stock by selling stockholders through the date of this prospectus.

                                    NUMBER OF SHARES                                       NUMBER OF SHARES
                                    OWNED BEFORE THE     PERCENTAGE OF       NUMBER OF     OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                     OFFERING        CLASS OF SHARES    SHARES OFFERED      OFFERING        CLASS OF SHARES
Ron Bevan
423 Denman Road,
Cranford, NJ 07016                         300,000             1.74%          300,000              0                    0%

Allen Brakemeier
450 Lake Virginia Trail,
Excelsior, MN 55331                         40,000                 *           40,000              0                    0%

Gregory Carson
80 North Fullerton,
Monclaire, NJ 07042                         82,667                 *           82,667              0                    0%

Jonathan Chinitz
Three Wingate Lane,
Acton, MA 01720                            133,333                 *          133,333              0                    0%

Thomas Cline
600 South Hwy 169, Ste 1800
St. Louis Park, MN 55426                    20,000                 *           20,000              0                    0%

Todd Cushman
15525 Canyon Ridge,
Eden Prairie, MN 55347                     130,555                 *          130,555              0                    0%

David Dent
6712 Arrowhead Pass,
Edina, MN 55439                            295,555             1.71%          295,555              0                    0%
Peter Donnino

12715 31st Avenue North,
Plymouth, MN 55441                          80,000                 *           80,000              0                    0%

Dan Dubreuil
1832A Caldwell Road,
Eastern Passage, NS B3G 1J3                 13,400                 *           13,400              0                    0%

Kevin Dubreuil
3875 Murvale Boundary Rd., RR#3,
Harrowsmith, ON K0H 1V0                     13,400                 *           13,400              0                    0%

Gregg Dyste
2800 Cabaline Trail,
Hamel, MN 55340                            163,334                 *          163,334              0                    0%

                                    NUMBER OF SHARES
                                    OWNED BEFORE THE     PERCENTAGE OF       NUMBER OF     OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                     OFFERING        CLASS OF SHARES    SHARES OFFERED      OFFERING        CLASS OF SHARES
Frank Fanzilli
5 Old Lantern Place
Norwalk, CT 06851                          366,667             2.13%          366,667              0                    0%

Greg Farnam
4919 Coventry Rd,
Bloomington, MN 55345                      511,111             2.96%          511,111              0                    0%

Rudi Fronk
323 Chartwell Road,
Oakville, ON L6J 4A1                        83,334                 *           83,334              0                    0%

Ryan Gilbertson
10101 Xerxes Ave. South,
Bloomington, MN 55331                       40,000                 *           40,000              0                    0%

Larry Guzan
170 Crystal Creek Road,
Orono, MN 55356                             40,000                 *           40,000              0                    0%

Peter Hajas
17950 Breezy Point Road,
Wayzata, MN 55391                           40,000                 *           40,000              0                    0%

Bruno Ierullo
3171 Treesdale Court
Naperville, IL 60564                         4,500                 *            4,500              0                    0%

Mary Kelly
1135 Settlers Rd.,
Medina, MN 55340                           160,000                 *          160,000              0                    0%

Scott Kelly
394 Onondaga Townline Rd,
Caledonia, ON N3W 1W8                      220,000                 *          140,000         80,000                     *

Abraham Kreloff
1505 Chanticleer,
Cherry Hill, NJ 08003                       80,000                 *           80,000              0                    0%

James Lehr
42420 Hwy 1,
Ottertail, MN 56571                         40,000                 *           40,000              0                    0%

Craig Mataczynski
12282 Coffee Trail,
Rosemount, MN 55068                         41,666                 *           41,666              0                    0%

Oliver Meixner
5 Treeline Court,
Etobicoke, ON M9C 1K7                       20,000                 *           20,000              0                    0%

Richard Molinsky
51 Lords Hwy E,
Weston, CT 06883                            80,000                 *           80,000              0                    0%

                                    NUMBER OF SHARES                                       NUMBER OF SHARES
                                    OWNED BEFORE THE     PERCENTAGE OF       NUMBER OF     OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                     OFFERING        CLASS OF SHARES    SHARES OFFERED      OFFERING        CLASS OF SHARES
Robert and Jennifer Moore
4225 Pineview Lane,
Plymouth, MN 55442                         361,666             2.09%          361,666              0                    0%

Joseph Negler
7388 Windsor Drive,
Boulder, CO 80301                          286,666             1.66%          286,666              0                    0%

Steven Nelson
14437 N. 14th Place,
Phoenix, AZ 85022                           69,000                 *           62,000              0                    0%

Craig Patnode
10285 Yellow Circle Drive,
Minnetonka, MN 55343                        20,000                 *           20,000              0                    0%

Marshall Pearson
18000 Arrowhead Street NW,
Andover, MN 55304                          177,777             1.03%          177,777              0                    0%

Daniel Ryweck
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                     103,015                 *           72,000         31,015                     *

Mark Savage
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                     328,152             1.91%           40,000        134,485                     *

Michael Smith
895 Broadway, Floor 5,
New York, NY 10003                         659,556             3.79%          659,556              0                    0%

Robert Welling
4055 Seebring Ct.
Mississauga, ON L5L 3Z1                     20,000                 *           20,000              0                    0%

Robert Widuch
5375 Northwest Avenue,
White Bear Lake, MN 55110                   40,000                 *           40,000              0                    0%

033 Growth International Fund
125 High Street, 14th Floor,
Boston, MA 02110                         1,169,950             6.84%        1,169,950              0                    0%

033 Growth Partners I LP
125 High Street, 14th Floor,
Boston, MA 02110                         2,366,100            13.64%        2,366,100              0                    0%

033 Growth Partners II LP
125 High Street, 14th Floor,
Boston, MA 02110                           730,000             4.29%          730,000              0                    0%

1324846 Ontario Inc.
76 Kokanee Court,
Maple, ON L6A 2V8                           16,000                 *           16,000              0                    0%

                                    NUMBER OF SHARES                                       NUMBER OF SHARES
                                    OWNED BEFORE THE     PERCENTAGE OF       NUMBER OF     OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                     OFFERING        CLASS OF SHARES    SHARES OFFERED      OFFERING        CLASS OF SHARES
Bais Yaakov School for Girls
c/o J.P. Morgan Investments LLC
One Beacon Street 16th, Floor,
Boston, MA 02108                            14,143                 *           14,143              0                    0%

Mitch Ratner
c/o Bear Stearns
Metrotech Center N, 4th Floor,
Brooklyn, NY 11201                          20,000                 *           20,000              0                    0%

Calan Investments LLC
2016 18th Street,
Boulder CO 80302                            44,444                 *           44,444              0                    0%

Capital Market Relations
27674 Emerald,
Mission Viejo, CA 92691                    246,000             1.43%          222,000         24,000                     *

Corporate Capital Consultants, LLC
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                      94,000                 *           35,000         59,000                     *

Corporate Capital Management, LLC
10125 Crosstown Circle, #210,
Eden Prairie, MN 55344                     288,152             1.67%          153,667        134,485                     *

Corporate Capital Partners, LLC 10125
Crosstown Circle, #210,
Eden Prairie, MN 55344                     151,000                 *           64,500         86,500                     *

Dalewood Associates LP
600 Third Avenue, 33rd Floor,
New York, NY 10016                          96,154                 *           96,154              0                    0%

Dorado Fund LLC
1 International Place, #2401,
Boston, MA 02110                            72,116                 *           72,116              0                    0%

Houston Associates
4601 N. Fairfax Drive, Suite 1200,
Arlington, VA 22203                         20,000                 *           20,000              0                    0%

Iroquois Capital LP
641 Lexington Avenue, 26th Fl.,
New York, NY 10022                         110,577                 *          110,577              0                    0%

Jim Finnerty
PO Box 628, 15 Ice Glen Road,
Stockbridge, MA 01262                       96,154                 *           96,154              0                    0%
Longwood Partners LP

1275 Drummers Lane, Ste 207,
Wayne, PA19087                             192,308             1.11%          192,308              0                    0%

                                    NUMBER OF SHARES                                       NUMBER OF SHARES
                                    OWNED BEFORE THE     PERCENTAGE OF       NUMBER OF     OWNED AFTER THE      PERCENTAGE OF
   NAME AND ADDRESS                     OFFERING        CLASS OF SHARES    SHARES OFFERED      OFFERING        CLASS OF SHARES
Michael Jacobson
5856 Agave Pl - Box 3712,
Carefree, AZ 85377                          30,000                 *           30,000              0                    0%

Oak Ridge Financial
701 Xenia Ave. South, Suite 130,
Golden Valley, MN 55416                      3,200                 *            3,200              0                    0%

Oyster Pond Partners LP
125 High Street, 14th Floor,
Boston, MA 02110                           541,650             3.12%          541,650              0                    0%

Smithfield Fiduciary LLC
9 West 57th Street,
New York, NY 10022                         480,770             2.77%          480,770              0                    0%

Mishawn Nelson
c/o Southwest Securities
1201 Elm Street, Suite 3500
Dallas, TX 75270                            28,000                 *           28,000              0                    0%

Sunshine Mesa Holdings LLC
130 Lake Street West, #101,
Wayzata, MN 55391                           40,000                 *           40,000              0                    0%

Telluride Asset Management
1000 Parkers Lake Road,
Wayzata, MN 55391                           40,000                 *           40,000              0                    0%
Torah Institute of Baltimore

c/o J.P. Morgan Investments LLC
One Beacon Street, 16th Floor
Boston MA 02108                              7,571                 *            7,571              0                    0%

Turning Point Capital
12220 El Camino Real, Ste 400,
San Diego, CA 92067                        250,000             1.45%          250,000              0                    0%

Valor Capital Management LP
137 Rowayton Avenue,
Rowayton, CT 06853                         625,000             3.60%          625,000              0                    0%

VASCO Data Security International, Inc.
1901 South Meyers Rd,
Oakbrook Terrace, IL 60181               2,060,413            10.71%        2,060,413              0                    0%

* - Less than 1%

       RON BEVAN acquired 240,000 shares in our January 2004 private placement and 60,000 shares for services rendered. His holdings include 60,000 shares underlying currently exercisable warrants acquired in the private placement.

       ALLEN BRAKEMEIER acquired his securities in our January 2004 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       GREGORY CARSON acquired his securities in our January 2004 private placement. His holdings include 24,933 shares underlying currently exercisable warrants.

       JONATHAN CHINITZ acquired his securities in our November 2003 private placement. His holdings include 33,333 shares underlying currently exercisable warrants.

       THOMAS CLINE acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants. Mr. Cline is an employee of Intersecurities Inc., a registered broker-dealer.

       TODD CUSHMAN acquired his securities in our March and November 2003 private placements. His holdings include 30,555 shares underlying currently exercisable warrants.

       DAVID DENT acquired his securities in our March and November 2003 and January 2004 private placements. His holdings include 65,555 shares underlying currently exercisable warrants.

       PETER DONNINO acquired his securities in our November 2003 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

       DAN DUBREUIL acquired his securities in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in November 2003. His holdings include 3,350 shares underlying currently exercisable warrants. Mr. Dubreuil is a brother of our Chairman, Michael Dubreuil.

       KEVIN DUBREUIL acquired his securities in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in November 2003. His holdings include 3,350 shares underlying currently exercisable warrants. Mr. Dubreuil is a brother of our Chairman, Michael Dubreuil.

       GREGG DYSTE acquired his securities in our March and November 2003 private placements. His holdings include 36,667 shares underlying currently exercisable warrants.

       FRANK FANZILLI acquired 266,667 shares in our January 2004 private placement and 100,000 shares for services rendered. His holdings include 66,667 shares underlying currently exercisable warrants acquired in the private placement.

       GREG FARNAM acquired his securities in our March and November 2003 private placements. His holdings include 111,111 shares underlying currently exercisable warrants.

       RUDI FRONK acquired his securities in separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in March 2003. His holdings include 16,667 shares underlying currently exercisable warrants.

       RYAN GILBERTSON acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       LARRY GUZAN acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       PETER HAJAS acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       BRUNO IERULLO acquired 4,500 shares for services rendered, all of which underlie currently exercisable warrants.

       MARY KELLY acquired her securities in our January 2004 private placement. Her holdings include 40,000 shares underlying currently exercisable warrants.

       SCOTT KELLY acquired 160,000 shares in a separate private placement to Canadian investors pursuant to Regulation S and Section 4(2) of the Act in January 2004 and 60,000 shares for services rendered. His holdings include 40,000 shares underlying currently exercisable warrants acquired in the private placement.

       ABRAHAM KRELOFF acquired his securities in our November 2003 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

       JAMES LEHR acquired his securities in our January 2004 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       CRAIG MATACZYNSKI acquired his securities in our March 2003 private placement. His holdings include 8,333 shares underlying currently exercisable warrants.

       OLIVER MEIXNER acquired his securities for services rendered.

       RICHARD MOLINSKY acquired his securities in our January 2004 private placement. His holdings include 20,000 shares underlying currently exercisable warrants.

       ROBERT AND JENNIFER MOORE jointly acquired their securities in our November 2003 private placement. Their joint holdings include 80,000 shares underlying currently exercisable warrants. In addition, Mr. Moore is the sole beneficial owner of 41,666 shares, which he acquired in our March 2003 private placement. His individual holdings include 8,333 shares underlying currently exercisable warrants.

       JOSEPH NEGLER acquired his securities in our March and November 2003 private placements. His holdings include 63,333 shares underlying currently exercisable warrants.

       STEVEN NELSON acquired 56,000 shares in our January 2004 private placement and 6,000 shares for services rendered. His holdings include 14,000 shares underlying currently exercisable common stock warrants and 1,500 unit warrants each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Mr. Nelson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

       CRAIG PATNODE acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants.

       MARSHALL PEARSON acquired his securities in our November 2003 private placement. His holdings include 44,444 shares underlying currently exercisable warrants.

       DANIEL RYWECK acquired 60,000 shares in our January 2004 private placement and 43,015 shares for services rendered. His holdings include 15,000 shares underlying currently exercisable common stock warrants

       MARK SAVAGE'S beneficial ownership of our common stock includes 71,167 shares underlying currently exercisable warrants including 46,167 shares underlying currently exercisable warrants held by Corporate Capital Management, LLC, a limited liability company organized under Minnesota laws. Control of all investment and voting decisions for Corporate Capital Management, LLC is vested with its president, Mark S. Savage. Of the shares beneficially owned by Mr. Savage 60,000 were acquired by him in our January 2004 private placement and 288,152 were issued to Corporate Capital Management, LLC as compensation for services rendered.

       MICHAEL SMITH acquired his securities in our January 2004 private placement. His holdings include 164,889 shares underlying currently exercisable warrants.

       ROBERT WELLING acquired his securities for services rendered.

       ROBERT WIDUCH acquired his securities in our November 2003 private placement. His holdings include 10,000 shares underlying currently exercisable warrants.

       OYSTER POND PARTNERS, L.P., 033 GROWTH PARTNERS I, L.P. AND 033 GROWTH PARTNERS II, L.P. are all investment limited partnerships organized under Delaware laws and 033 GROWTH INTERNATIONAL FUND LTD. is a company organized in Bermuda. They acquired our securities in our May

2004 private placement to institutional accredited investors. Their holdings include 961,540 shares underlying currently exercisable warrants. Control of all investment decisions is vested with an Investment Committee, consisting Robert
W. Tishman, Michael T. Vigo, and John M. Schnugg, each a managing member of the limited partnership. Control of all voting decisions is vested with a Proxy Voting Committee consisting of Lawrence C. Long, Jr., COO, Daniel Dias, Director of Research and all the members of the Investment Committee.

       1324846 ONTARIO INC., a Canadian investment corporation, acquired its securities in our private placement exclusively to Canadian investors. Its holdings include 4,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its President, Camelle Duguay.

       BAIS YAAKOV SCHOOL FOR GIRLS is an educational institution based in Maryland. Control of its investment and voting decisions is vested with its business director, Bailke Blumberg. We donated all of their beneficially owned shares as a charitable donation.

       MITCH RATNER acquired his securities in our January 2004 private placement. His holdings include 5,000 shares underlying currently exercisable warrants. Mr. Ratner is an employee of T.R. Winston & Company, a registered broker-dealer.

       CALAN INVESTMENTS LLC is a Colorado limited liability company. Calan Investments acquired its securities in our January 2004 private placement. Its holdings include 11,111 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing director, Mark H. Kreloff.

       CAPITAL MARKET RELATIONS is a sole proprietorship owned by Chris Rosgen. Capital Market Relations acquired its securities for services rendered. Its holdings include 150,000 shares underlying currently exercisable warrants.

       CORPORATE CAPITAL CONSULTANTS, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Control of its investment and voting decisions is vested with Michael Kelly, its sole member. Corporate Capital Consultants, LLC is affiliated to MJSK Inc., a registered broker-dealer.

       CORPORATE CAPITAL MANAGEMENT, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Its holdings include 46,167 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its president, Mark S. Savage.

       CORPORATE CAPITAL PARTNERS, LLC, a Minnesota limited liability company, acquired its securities for services rendered. Control of its investment and voting decisions is vested with its president, Karen MacCloskey.

       DALEWOOD ASSOCIATES LP, a New York limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 19,231 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with Steven Levine and David Nussbaum, each a managing director. Steven Levine and David Nussbaum are also the control persons of Early Bird Capital, Inc., a registered broker-dealer.

       DORADO FUND LLC, a Delaware limited liability company, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 14,423 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing member, Lee Capital Management L.P. The general partner of Lee Capital Management L.P. is David Lee.

       HOUSTON ASSOCIATES, INC., a District of Columbia corporation, acquired their securities for services rendered. Control of its investment and voting decisions is vested with its Chief Executive and Chief Financial Officers, John Houston and John Bjork, respectively.

       IROQUOIS CAPITAL L.P., a New York limited partnership, acquired their securities in our May 2004 private placement to institutional accredited investors. Its holdings include 22,115 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its general partner, Joshua Silverman.

       JAMES FINNERTY acquired his securities in our May 2004 private placement to institutional accredited investors. His holdings include 19,231 shares underlying currently exercisable warrants. Mr. Finnerty is an employee of the Merrimen Curhan & Ford, Co., a registered broker-dealer.

       LONGWOOD PARTNERS, L.P., a Pennsylvania limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 38,462 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its managing director, Robert A Davidson.

       THE OAK RIDGE FINANCIAL SERVICES GROUP, INC., a Minnesota corporation and a registered broker-dealer, acquired our shares for investment banking services rendered. Its holdings include 3,200 shares underlying currently exercisable unit warrants, each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Control of its investment and voting decisions is vested with its Chief Executive Officer, Laurance S. Zipkin.

       SMITHFIELD FIDUCIARY LLC, a limited liability company, acquired its securities in our May 2004 private placement to institutional accredited investors. Their holdings include 96,154 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its trading manager, Highbridge Capital Management, LLC, a registered broker-dealer. The control of Highbridge is vested with Glenn Dubin and Henry Sweica.

       MICHAEL JACOBSON acquired 28,000 shares in our January 2004 private placement and 2,000 shares for services rendered. His holdings include 7,000 shares underlying currently exercisable common stock warrants from the private placement and 2,000 shares underlying 500 unit warrants, each exercisable to purchase 3 shares of common stock and one 3-year common stock purchase warrant. Mr. Jacobson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

       MISHAWN NELSON acquired 28,000 shares in our January 2004 private placement. His holdings include 7,000 shares underlying currently exercisable warrants. Mr. Nelson is an employee of The Oak Ridge Financial Services Group, Inc., a registered broker-dealer.

       SUNSHINE MESA LLC AND TELLURIDE ASSET MANAGEMENT, each a Delaware limited liability holding company, acquired its securities in our November 2003 private placement. Each of its holdings include 10,000 shares underlying currently exercisable warrants Control of its investment and voting decisions is vested in a group consisting of Peter Hajas, its sole member, Mark Kuper and Glenn Satty, individuals authorized to make investment and voting decisions.

       TORAH INSTITUTE OF BALTIMORE is an educational institution based in Maryland. Control of all investment and voting decisions is vested with its Secretary of the Board of Directors, Ike Steinharter. We donated all of the shares beneficially owned by it as a charitable donation.

       TURNING POINT CAPITAL (now known as Imola Partners L.P.), a California limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 50,000 shares underlying currently exercisable warrants. Control of its investment and voting decisions is vested with its general partner and portfolio manager, Michael Alessandro.

       VALOR CAPITAL MANAGEMENT LP, a Delaware limited partnership, acquired its securities in our May 2004 private placement to institutional accredited investors. Its holdings include 125,000 shares underlying currently exercisable warrants. Control of its investment decisions is vested with its general partner, Kratky Management LLC. The managing member of Kratky Management LLC, John Kratky, exercise voting control over the securities owned by Valor Capital Management LP.

       VASCO DATA SECURITY INTERNATIONAL, INC., acquired 2,000,000 shares of our Series A Convertible Preferred Stock in connection with our purchase of its VACMAN division which included the IDENTIPRISE software system. Its holdings include 60,413 shares of common stock issued as dividend on the preferred stock.

       The securities sold in each of our March 2003, November 2003 and January 2004 private placements were exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) and 4(6) of the Act. The securities sold in our May 2004 institutional private placement were exempt from registration pursuant to Rule 506 of Regulation D and Sections 4(2) of the Act.

       Securities issued for services rendered by Frank Fanzilli, Bruno Ierullo, Capital Market Relations, Houston Associates, LLC, The Oak Ridge Financial Services Group, Inc., Ron Bevan, Steve Nelson, Daniel Ryweck, Michael Jacobson, Scott Kelly, Oliver Meixner, Robert Welling, Corporate Capital Partners LLC, Corporate Capital Management LLC and Corporate Capital Consultants LLC were issued pursuant to an exemption from registration under Section 4(2) of the Act. In addition, the securities issued to Frank Fanzilli, Ron Bevan, Steve Nelson, Daniel Ryweck, Michael Jacobson, Houston Associates, LLC, Corporate Corporate Capital Partners LLC, Capital Management LLC and Corporate Capital Consultants LLC were also exempt under Section 4(6) and the securities issued to Scott Kelly, Oliver Meixner and Robert Welling were also exempt under Regulation S.

       All of the share and warrant certificates issued in connection with the above private placements or issued in compensatory transactions or under Regulation S of the Act were imprinted with a legend restricting transfer unless pursuant to an effective registration statement or an available exemption under the Act. In addition, the securities sold in each of our March 2003, November 2003 and January 2004 private placements are subject to further restriction on transfer pursuant to the terms of the Lock-up Agreements we entered into with the investors, which restricts the transfer of purchased shares for an eighteen month period from the closing date of the investment.

       In each of the private placements, the investors were required to represent and warrant (i) that the securities were purchased entirely for their own account with no intention, at the time of purchase, of dividing the securities with others or of reselling or otherwise disposing of any portion of the securities unless covered by an effective registration statement or pursuant to an available exemption from such registration; (ii) that the securities will be held for investment purposes and not with a view toward further distribution or sale; and (iii) further agree that they will not engage in any short selling.

                              PLAN OF DISTRIBUTION

       The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

       o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

       o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

       o an exchange distribution in accordance with the rules of the applicable exchange;

       o   privately negotiated transactions;

       o   settlement of short sales;

       o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

       o   a combination of any such methods of sale; and

       o   any other method permitted pursuant to applicable law.

       The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended ("Securities Act"), if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

       The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their Secured obligations, the pledgees or Secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

       The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

       The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that none of them have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

       We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

       The validity of the common shares offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander LLP, New York, New York.

                                     EXPERTS


       The consolidated financial statements of Secured Services, Inc. and subsidiaries as of and for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated March 31, 2005. Such consolidated financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.

       The financial statements of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. for the year ended December 31, 2002 included in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report dated September 5, 2003. Such financial statements have been so included in reliance upon the authority of such firm as experts in accounting and auditing.


                     COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

       Our Certificate of Incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

   o for any breach of the director's duty of loyalty to us or our stockholders;

   o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

   o under section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

   o for any transaction from which the director derives an improper personal benefit.

       These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission ("SEC"), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

       In connection with the shares of our common stock offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act with the Securities and Exchange Commission ("SEC"). This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our securities, and us you should refer to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits and schedules without charge at the SEC's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from the SEC for a fee. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                                                                            PAGE
AUDITED FINANCIAL STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm                      F-4

Consolidated Balance Sheet
    As of December 31, 2004                                                  F-5

Consolidated Statement of Operations
    Year Ended December 31, 2004 and Period from April 28, 2003
    (Date of Inception) to December 31, 2003                                 F-6

Consolidated Statement of Changes in Stockholders' Equity
    Year Ended December 31, 2004 and Period from April 28, 2003
    (Date of Inception) to December 31, 2003                                 F-7

Consolidated Statement of Cash Flows
    Year Ended December 31, 2004 and Period from April 28, 2003
    (Date of Inception) to December 31, 2003                                 F-9

Notes to Consolidated Financial Statements                               F-10/28



UNAUDITED INTERIM FINANCIAL STATEMENTS OF SECURED SERVICES, INC. AND SUBSIDIARY


Condensed Consolidated Balance Sheets
     March 31, 2005 and December 31, 2004                                   F-29

Condensed Consolidated Statement of Operations
     Three Months Ended March 31, 2005                                      F-30

Condensed Consolidated Statement of Changes in Stockholders' Equity
     Three Months Ended March 31, 2005                                      F-31

Condensed Consolidated Statement of Cash Flows
     Three Months Ended March 31, 2005                                      F-32

Notes to Condensed Consolidated Financial Statements                     F-33/38

                                                                            PAGE


AUDITED AND UNAUDITED FINANCIAL STATEMENTS OF
     VACMAN ENTERPRISE LINE OF BUSINESS OF
     VASCO DATA SECURITY INTERNATIONAL, INC.

Report of Independent Registered Public Accounting Firm                    F-39

Balance Sheets
     December 31, 2002 (Audited) and June 30, 2003 (Unaudited)             F-40

Statements of Operations
     Year Ended December 31, 2002 (Audited) and Six Months
     Ended June 30, 2003 and 2002 (Unaudited)                              F-41

Statements of Business Net Worth (Deficit)
     Year Ended December 31, 2002 (Audited) and Six Months
     Ended June 30, 2003 (Unaudited)                                       F-42

Statements of Cash Flows
     Year Ended December 31, 2002 (Audited) and Six Months
     Ended June 30, 2003 and 2002 (Unaudited)                              F-43

Notes to Financial Statements                                            F-44/48

UNAUDITED FINANCIAL STATEMENTS OF THE ACQUIRED BUSINESS
AND SELECTED ASSETS OF DOLFIN.COM, INC.

Balance Sheets
     December 31, 2002 and June 30, 2003                                   F-49

Statements of Operations
     Year Ended December 31, 2002 and
     Six Months Ended June 30, 2003 and 2002                               F-50

Statements of Business Net Worth
     Year Ended December 31, 2002 and Six Months Ended
     June 30, 2003                                                         F-51

Statements of Cash Flows
     Year Ended December 31, 2002 and
     Six Months Ended June 30, 2003 and 2002                                F-52

Notes to Financial Statements                                            F-53/55

                    INDEX TO FINANCIAL STATEMENTS (CONCLUDED)

                                                                            PAGE


Introduction to the Unaudited Pro Forma Condensed Combined
Statement of Operations                                                  F-56/58

Unaudited Pro Forma Condensed Combined Statement of Operations
     Year Ended December 31, 2003                                          F-59

Notes to the Unaudited Pro Forma Condensed Combined Statement of
Operations                                                               F-61/64

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders Secured Services, Inc.

We have audited the accompanying consolidated balance sheet of Secured Services, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Secured Services, Inc. and Subsidiaries as of December 31, 2004, and their results of operations and cash flows for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                  /s/ J.H. Cohn LLP

Roseland, New Jersey
March 31, 2005

                     SECURED SERVICES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004


                                            ASSETS

Current assets:
    Cash and cash equivalents                                         $1,607,777
    Certificate of deposit                                               218,051
    Accounts receivable, net of allowance for doubtful
        accounts of $93,750                                              518,183
    Note receivable - employee                                            38,000
    Due from stockholders                                                 32,800
    Prepaid expenses and other current assets                            123,357
                                                                      ----------
             Total current assets                                      2,538,168

Loans receivable from related parties                                    945,281
Computer  equipment, net of accumulated depreciation of
    $61,258                                                              146,656
Goodwill                                                               2,808,429
Other intangible assets, net of accumulated amortization
    of $360,000                                                          717,465
                                                                      ----------
             Total                                                    $7,155,999
                                                                      ==========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of note payable                                  $  355,494
    Accounts payable                                                    328,314
    Accrued expenses                                                  1,123,480
    Deferred revenues                                                   108,173
                                                                     ----------
             Total current liabilities                                1,915,461

Dividends payable in common stock                                        34,425
Note payable, net of current portion                                    230,735
                                                                     ----------
             Total liabilities                                        2,180,621
                                                                     ----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock; par value $.0001 per share; 5,000,000
        shares authorized; 2,000,000 shares of Series A
        convertible preferred stock issued and outstanding                  200
    Common stock; par value $.0001 per share; 50,000,000 shares
        authorized; 17,378,836 shares issued and outstanding              1,738
    Additional paid-in capital                                       12,465,943
    Subscriptions receivable for 768,000 shares                        (576,000)
    Accumulated deficit                                              (6,953,151)
    Accumulated other comprehensive income                               36,648
                                                                     ----------
             Total stockholders' equity                               4,975,378
                                                                     ----------
        Total                                                        $7,155,999
                                                                     ==========
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                                                 Period From
                                                               April 28, 2003
                                               Year Ended    (date of inception)
                                             Dec. 31, 2004    to Dec. 31, 2003
                                             -------------   -------------------
Revenues - sales and services                  $2,193,999        $1,023,995

Cost of revenues                                1,036,617           334,480
                                              -----------       -----------

Gross profit                                    1,157,382           689,515
                                              -----------       -----------

Operating expenses:
      Selling, general and administrative       4,822,025         1,359,252
      Research and development                  1,181,413           184,216
      Depreciation of computer equipment           47,200            13,103
      Amortization of intangible assets           267,778           120,000
      Charge for impairment of loans
      from related parties                        600,000                 0
                                              -----------       -----------

      Totals                                    6,918,416         1,676,571
                                              -----------       -----------

Loss from operations                           (5,761,034)         (987,056)
                                              -----------       -----------
Interest income                                   (47,198)           (2,158)
Interest expense                                   43,370            31,047
                                              -----------       -----------
      Net interest (income) expense                (3,828)           28,889
                                              -----------       -----------

Net loss                                       (5,757,206)       (1,015,945)

Preferred stock dividend requirements             120,000            60,000
                                              -----------       -----------

Net loss applicable to common stock           $(5,877,206)      $(1,075,945)
                                              ===========       ===========

Loss per common share - basic and diluted          $(0.45)           $(0.17)
                                              ===========       ===========

Weighted average common shares outstanding     13,196,336         6,232,304
                                              ===========       ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                    Series A
                                   Convertible                                                                   Other
                                 Preferred Stock     Common Stock      Additional                               Compre-
                               ------------------  ------------------    Paid-in   Subscriptions  Accumulated   hensive
                                Shares    Amount    Shares    Amount    Capital      Receivable     Deficit     Income     Total
                               --------- --------  ---------  -------  ----------  -------------  -----------   -------  ----------
Proceeds from the issuance
   of shares to founders                           3,900,000   $390    $      (90)                                       $      300

Shares issued in conjunction
   with acquisition of Vacman  2,000,000   $200                         1,999,800                                         2,000,000

Shares issued in conjunction
   with acquisition of Dolfin                        500,000     50       374,950                                           375,000

Effects of reverse acquisition                       508,934     51      (128,749)                                         (128,698)

Shares sold through private
   placements, net of expenses
   of $210,341                                     3,968,766    397     2,105,837     $(525,000)                          1,581,234

Shares issued in exchange for
   services                                          384,004     38       287,965                                           288,003

Dividends declared on
   preferred stock                                                                                $   (60,000)              (60,000)

Shares issued for partial
   payment of dividends on                            16,305      2        26,575                                            26,577
   preferred stock

Shares issued for charitable                          21,714      2        16,283                                            16,285
   contributions
                                                                                                   (1,015,945)           (1,015,945)
Net loss

Foreign currency translation                                                                                    $4,455        4,455
   adjustments                 ---------   ----    ---------   ----    ----------     ---------   -----------   ------   ----------

                               2,000,000   $200    9,299,723   $930    $4,682,571     $(525,000)  $(1,075,945)  $4,455   $3,087,211
Balance, December 31, 2003     =========   ====    =========   ====    ==========     =========   ===========   ======   ==========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM APRIL 28, 2003
                    (DATE OF INCEPTION) TO DECEMBER 31, 2003
                                   (CONTINUED)

                                                                                                                Accumu-
                                    Series A                                                                     lated
                                   Convertible                                                                   Other
                                 Preferred Stock     Common Stock      Additional                               Compre-
                               ------------------  ------------------    Paid-in   Subscriptions  Accumulated   hensive
                                Shares    Amount    Shares    Amount    Capital      Receivable     Deficit     Income     Total
                               --------- --------  ---------  -------  ----------  -------------  -----------   -------  ----------
Shares sold through private
   placements, net of costs
   of $934,980                                      7,831,090     783    7,413,097     (792,100)                          6,621,780

Payment and offsets                                                                     741,100                             741,100

Dividends declared on
   preferred stock                                                                                   (120,000)             (120,000)

Shares issued for payment
   of accrued dividends
   on preferred stock                                  67,823       7      119,993                                          120,000

Shares issued in exchange
   for services                                        55,200       5       62,795                                           62,800

Shares issued in connection
   with business acquisition                          125,000      13      187,487                                          187,500

Net loss                                                                                           (5,757,206)           (5,757,206)

Foreign currency translation                                                                                    32,193       32,193
   adjustments                 ---------   ----    ----------  ------  -----------    ---------   -----------   ------   ----------

                               2,000,000   $200    17,378,836  $1,738  $12,465,943    $(576,000)  $(6,953,151)  36,648   $4,975,378
Balance, December 31, 2004     =========   ====    ==========  ======  ===========    =========   ===========   ======   ==========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                YEAR ENDED DECEMBER 31, 2004 AND THE PERIOD FROM
             APRIL 28, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003


                                                                                      April 28, 2003
                                                                       Year Ended   (date of inception)
                                                                     Dec. 31, 2004   to Dec. 31, 2003
                                                                     -------------  -------------------
Operating activities:
     Net loss                                                         $(5,757,206)      $(1,015,945)
     Adjustments to reconcile net loss to net cash used in
         Operating activities:
         Depreciation                                                      47,200            13,103
         Amortization of intangible assets                                267,778           120,000
         Provision for bad debts                                           61,350            32,400
         Deferred revenues                                                 69,801           (55,417)
         Common stock issued for services
           and charitable contribution                                     62,800           304,288
         Charge for impairment of loans receivable
           from related parties                                           600,000
         Changes in operating assets and liabilities:
                  Accounts receivable                                    (137,329)         (277,735)
                  Prepaid expenses and other current assets              (101,413)          (22,258)
                  Accounts payable                                        (15,563)           74,210
                  Accrued expenses                                      1,295,604           152,624
                                                                      -----------       -----------
                       Net cash used in operating activities           (3,606,978)         (674,730)
                                                                      -----------       -----------
Investing activities:
     Purchase of intangible asset                                        (200,000)
     Purchase of certificate of deposit                                  (218,051)
     Loans to related parties, net                                     (1,082,879)         (471,112)
     Loan to employee                                                     (38,000)
     Loans to stockholders, net                                           (18,128)          (14,900)
     Purchases of computer equipment                                     (129,604)           (6,273)
                                                                      -----------       -----------
                       Net cash used in investing activities           (1,686,662)         (492,285)
                                                                      -----------       -----------
Financing activities:
     Repayments of note payable                                          (349,093)         (212,772)
     Proceeds from loan payable to stockholder                            250,050                 0
     Repayment of loan payable to stockholder                            (250,050)                0
     Proceeds from issuance of common stock to founders                                         300
     Proceeds from private placements of common stock, net              6,621,780         1,581,234
     Proceeds from subscriptions receivable for common stock              391,100                 0
                                                                      -----------       -----------
                       Net cash provided by financing activities        6,663,787         1,368,762
                                                                      -----------       -----------
Effect of foreign currency translation on cash                             33,953             1,930
                                                                      -----------       -----------
Net increase in cash and cash equivalents                               1,404,100           203,677
Cash and cash equivalents, beginning of period                            203,677
                                                                      -----------       -----------
Cash and cash equivalents, end of period                              $ 1,607,777       $   203,677
                                                                      ===========       ===========
Supplementary disclosure of cash flow information:
     Interest paid                                                    $    43,370       $    31,047
                                                                      ===========       ===========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION:

On July 18, 2003, Secured Services, Inc. ("SSI") completed a merger (the "Merger") with Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date. SSI was a privately-held company that had been formed on April 28, 2003 to acquire two operating businesses. SSI had no operating business activities until it completed those acquisitions on, effectively, July 18, 2003 as described below and in Note 3. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was also executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the closing of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI before the Merger owned approximately 94% and the stockholders of SSGI before the Merger owned approximately 6% of the voting securities of the combined companies following the closing of the Merger.

As conditions for the completion of the Merger, SSI was required to have consummated the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its common stock from which it would have received at least $1,000,000. Those acquisitions and the private placement were also completed on or about July 18, 2003 (see Notes 3 and 7). Vacman designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers. Dolfin markets and supports security products and services that manage data security across integrated systems of corporate customers.

Since the stockholders of SSI received a substantial majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" in which SSI (the legal acquiree) was the accounting acquirer and SSGI (the legal acquirer) was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities recorded at their historical carrying values which approximated their fair values.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED):

The acquisitions of the businesses of Vacman and Dolfin were also accounted for as purchases by SSI under accounting principles generally accepted in the United States of America and, accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values. Under the purchase method of accounting, the results of operations of SSGI, Vacman and Dolfin were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes. Accordingly, the results of operations prior to July 1, 2003 only reflect the results of SSI from its inception on April 28, 2003.

On November 1, 2004 SSI completed the acquisition of Cybrix Corporation ("Cybrix"), a company registered in Minnesota, operating as a security services company (see Note 3). The acquisition of this business was also accounted for as purchase by SSI and the results of operations of Cybrix were combined with the results of operations of SSI commencing on November 1, 2004, which was deemed to be the effective date for the completion of the acquisition for accounting purposes.

As used herein, the "Company" refers to SSI prior to July 1, 2003 and to SSI and its subsidiaries thereafter.

The Company is an information security company which provides Secured User Management Software for the entire enterprise. The Company's customers manage complex application access for employees, suppliers, and their customers. Customers must manage operational risk and meet regulatory compliance requirements. Customers work within a complex IT infrastructure developed over decades and made up of mainframe, client/server and web-based applications.

The Company's revenues are derived primarily from its core product, Identiprise(TM). The Identiprise(TM) Suite was designed from its inception to provide comprehensive Secured User Management across the corporation. The Identiprise Suite enables users to have secure access to corporate applications with one unique organizational identifier while providing a detailed audit of all their activities. Functionality of the Suite includes:

   o   Consolidated user account creation or deletion to assigned applications.

   o   Simplified and distributed administration.

   o   Detailed usage logs for risk management and compliance reporting.

   o   Rapid installation and implementation without impact to applications.

   o   Significantly reduced user management costs.

The Company's Advanced User Security Group provides project management, training and services to ensure a non-disruptive, on-time and on-budget installation of the Secured User Management solution. Services include:

   o   Understanding their regulatory and security requirements.

   o   Setting appropriate policies.

   o Developing plans and budgets to support the implementation of an enterprise wide Secured User Management solution.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS (CONCLUDED):

The Company's products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. The support agreement entitles customers to software upgrades and support. The Company's professional services group provides customers with project management, architecture and design, custom development services and training.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of consolidation:

The accompanying consolidated financial statements include the accounts of SSI and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash equivalents:

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Software development cost:

Pursuant to the Statement of Financial Accounting Standards No. 86, "Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise marketed," the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

Commencing upon the initial release of a product, capitalized software development costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product on the basis of current and estimated future revenue. Thereafter, capitalized software development costs and costs of purchased software are reported at the lower of unamortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated.

The Company did not capitalize any software development costs during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Computer equipment:

Computer equipment is stated at cost. Deprecation is provided using the straight-line method over the estimated useful life of such computer equipment of three years.

Goodwill:

Goodwill is comprised of the excess of the costs of acquired businesses over the fair value of their net assets at the dates of acquisition. Pursuant to the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under SFAS 142, goodwill is deemed to have an indefinite useful life and is no longer systematically amortized. Instead it is tested at least annually for impairment.

Other intangible assets:

Costs of acquiring customer lists, technology and license agreements are capitalized. Amortization is provided using the straight-line method over the estimated useful lives of such assets of three years.

Recognition of impairment:

Goodwill represents the excess of cost over the fair value of net assets of an acquired business. Under SFAS 142, goodwill is deemed to have an indefinite life and is no longer subject to amortization but is tested instead for impairment annually under a two-step approach, or more frequently, if events or changes in circumstances indicate that the asset might be impaired.

Impairment is assessed at the "reporting unit" level by applying a fair value-based test. A reporting unit is defined as the same as, or one level below, the operating segment level as described in Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). Under the two-step approach, the carrying amount of the reporting unit is compared with its fair value. If the carrying amount exceeds its fair value, the "implied" fair value (as defined in SFAS 142) of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of the reporting unit's goodwill exceeds the implied fair value, an impairment loss is recognized in an amount equal to such excess.

Impairment losses on long-lived tangible and intangible assets which do not have indefinite useful lives, such as computer equipment, customer lists and technology, are recognized when events indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Foreign currency translation:

The financial statements of the foreign division of the Company have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Under SFAS 52, all balance sheet accounts are translated at year-end rates of exchange, except for equity accounts which are translated at historical rates. Income and expense accounts are translated at the average of the exchange rates in effect during the period. The resulting translation adjustment is included as a separate component of stockholders' equity and accumulated other comprehensive income or loss. Realized foreign exchange transaction gains and losses, which are not material, are included in the results of operations.

Revenue recognition:

The Company applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) there must be persuasive evidence of the existence of an arrangement, (2) delivery must be completed, (3) fees must be fixed or determinable and (4) collection amounts due must be probable. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

Income taxes:

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Concentrations of credit risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its deposits of cash and cash equivalents with high-quality financial institutions. At times, the Company's cash balances exceed the amount insured by the Federal Deposit Insurance Corporation of $100,000. At December 31, 2004, the Company had cash and cash equivalents on deposit that exceeded the amount insured by approximately $1,627,000.

At December 31, 2004, the Company's trade accounts receivable were concentrated with four major customers representing approximately 99% of the total accounts receivable balance. Revenues from these four customers accounted for approximately 99% of total revenues for the year ended December 31, 2004, and three customers accounted for approximately 85% of total revenues for the period from April 28, 2003 (date of inception) to December 31, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

The Company generally extends credit to its customers without obtaining collateral. The Company reduces its exposure to credit risk by closely monitoring the extension of credit to its customers while maintaining appropriate allowances for potential credit losses based on its history of past write-offs (including periods prior to the acquisitions of Vacman and Dolfin), current economic conditions and its evaluation of the credit risk related to specific customers. Accordingly, management does not believe that the Company was exposed to significant credit risk at December 31, 2004.

Earnings (loss) per common share:

The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends on the preferred shares assumed to have been converted from net income or loss.

Since the Company had net losses for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, the assumed effects of the exercise of options and warrants outstanding at December 31, 2004 and 2003 for the purchase of 4,289,118 shared of common stock at December 31, 2004 and 1,515,095 shares of common stock at December 31, 2003 and the conversion of 2,000,000 shares of Series A convertible preferred stock into an equivalent number of shares of common stock December 31, 2004 and 2003 would have been anti-dilutive.

Advertising:

The Company expenses the cost of advertising and promotions as incurred. Advertising cost charged to operations were immaterial for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003

Research and development costs:

The Company expenses research and development costs as incurred.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Stock-based compensation:

SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied.

Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying consolidated financial statements for stock options granted to employees. The Company's historical net loss and net loss per share and pro forma net loss and net loss per share applicable to common stockholders assuming compensation cost had been determined based on the fair value of the options at the date of grant and amortized over the vesting period consistent with the provisions of SFAS 123 is set forth below:

                                                                                Period from
                                                                              April 28, 2003
                                                              Year Ended    (date of inception)
                                                            Dec. 31, 2004    to Dec. 31, 2003
                                                            -------------    ----------------
Net loss applicable to common stockholder - as reported      $(5,877,206)      $(1,075,945)
Deduct total stock-based employee compensation
    expense determined under a fair value based
    method for all awards, net of related tax effects             77,500            10,500
                                                             -----------       -----------
Net loss applicable to common stockholder - pro forma        $(5,954,706)      $(1,086,445)
                                                             ===========       ===========
Net loss per common share:
    Basic - as reported                                      $      (.45)      $      (.17)
                                                             ===========       ===========
    Basic - pro forma                                        $      (.45)      $      (.17)
                                                             ===========       ===========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED):

To determine pro forma net loss applicable to common stock, the fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used for determining the fair value of options granted during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003:

                                                             Period from
                                                           April 28, 2003
                                       Year Ended       (date of inception)
                                      Dec. 31, 2004       to Dec. 31, 2003
                                      -------------     ------------------
      Risk-free interest rates            5.25%               4%
      Expected options lives              10 years            10 years
      Expected volatility                 35%                 41%
      Expected dividend yields            0%                  0%


As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with its fiscal quarter ending March 31, 2006.


In accordance with the provisions of SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). The fair value of any options or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model, which meets the criteria set forth in SFAS 123, and the assumption that all of the options or other equity instruments will ultimately vest. Such fair value is measured as of an appropriate date of pursuant to the guidance in the consensus of the emerging Issues Task Force ("EITF") for EITF Issues No. 96-18 (generally, the earlier of the date of other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expenses as if the Company had paid cash of the goods or services.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS ACQUISITIONS:

As explained in Note 1, SSI completed the acquisition of certain assets and the business of Vacman and the acquisition of Dolfin on, effectively, July 1, 2003. The acquisitions were accounted for as purchases. Accordingly, the accompanying consolidated statements of operations include the results of operations of Vacman and Dolfin from the date of acquisition. The total cost for the purchase of Vacman was $3,073,094, which was comprised of (i) a note issued to Vasco in the principal amount of $1,073,094 payable in 36 monthly installments, including interest at 6%, and (ii) 2,000,000 shares of Series A convertible preferred stock issued to Vasco with an approximate fair value of $2,000,000, or $1.00 per share. The total cost for the purchase of Dolfin was $375,000, which was comprised of the fair value of 500,000 shares of common stock issued to the owners of Dolfin with an estimated fair value of $.75 per share.

The total cost of the acquisitions of Vacman and Dolfin was $3,448,094 which was allocated to the identifiable assets acquired (including the identifiable intangible assets of Vacman comprised of customer lists and technology) and liabilities assumed of the acquired businesses based on their fair values with the excess of the cost over the fair value of the identifiable net assets allocated to goodwill as shown below:


                                      VACMAN          DOLFIN           TOTAL
                                    -----------      ---------      -----------
Allocation of purchase price:
    Accounts receivable             $   104,546      $  82,137      $   186,683
    Computer equipment                   65,698          4,745           70,443
    Goodwill                          2,287,396        521,033        2,808,429
    Customer lists                      540,000                         540,000
    Technology                          180,000                         180,000
    Accounts payable                                  (214,702)        (214,702)
    Accrued expenses                    (10,757)       (18,213)         (28,970)
    Deferred revenues                   (93,789)                        (93,789)
                                    -----------      ---------      -----------

       Net assets acquired           $3,073,094       $375,000       $3,448,094
                                    ===========      =========      ===========


As explained in Note 1, the Company effectively completed the acquisition of the business of Cybrix on November 1, 2004. The acquisition was accounted for as a purchase and, accordingly, the accompanying consolidated statements of operations include the results of Cybrix from the date of acquisition. The total cost for the purchase of Cybrix was $187,500, which was paid by the issuance of 125,000 shares of common stock with an estimated fair value of $1.50 per share.

In connection with services rendered, the Company issued 10,000 warrants to purchase common stock exercisable at $1.96 per share to a consultant who assisted in the acquisition of Cybrix. The fair value of the warrants was immaterial.

The purchase prices is subject to future upward adjustment from earnout provisions based on certain revenue and income target levels and the achievement of certain agreed upon management objectives. A maximum of 175,000 additional shares of the Company's common stock could potentially be issued as a result of the earnout provisions.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS ACQUISITIONS (CONTINUED):

The total cost of the acquisition of Cybrix was allocated to the identifiable tangible and intangible assets acquired based on their fair values as shown below:

                                                         Total
                                                      -----------
           Allocation of purchase price:
               Customer list                          $   185,243
               Computer equipment                           2,257
                                                      -----------
                  Net assets acquired                 $   187,500
                                                      ===========

Vacman, Dolfin and Cybrix were acquired for noncash consideration omprised of notes payable and shares of preferred and common stock. Accordingly, the acquisitions were noncash transactions that are not reflected in the accompanying consolidated statements of cash flows.

The summarized unaudited pro forma financial information for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 that follows assumes the acquisitions of Cybrix, Vacman and Dolfin, the Merger and the private placement of 1,333,333 shares of common stock from which SSI received gross proceeds of $1,000,000 as required by the Merger Agreement were all consummated on April 28, 2003:

                                                                  Period from
                                                                April 28, 2003
                                               Year Ended    (date of inception)
                                             Dec. 31, 2004     to Dec. 31, 2003
                                             -------------   -------------------

Revenues                                      $ 3,255,738        $ 2,817,500
Cost of revenues                                1,739,735          1,168,400
                                              -----------        -----------
Gross profit                                    1,516,003          1,649,100
Operating expenses                              7,364,460          3,363,000
                                              -----------        -----------
Loss from operations                           (5,848,457)        (1,713,900)
Interest income (expense), net                      3,829            (89,700)
                                              -----------        -----------
Net loss                                      $(5,844,628)       $(1,803,600)
                                              ===========        ===========
Net loss applicable to common stock           $(5,877,000)       $(1,866,000)
                                              ===========        ===========
Loss per common share - basic and diluted           $(.44)             $(.26)
                                              ===========        ===========
Weighted average common shares outstanding     13,290,503          7,246,600
                                              ===========        ===========

The unaudited pro forma results of operations for the year ended to December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003, are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions been consummated on April 28, 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - OTHER INTANGIBLE ASSETS:

Other intangible assets consisted of the following as of December 31, 2004:


                                           Estimated
                                          Useful Lives           Amount
                                          ------------         ----------
       Customer lists                         3 years            $725,243
       Technology                             3 years             180,000
       License agreement                      3 years             200,000
                                                                ---------
                                                                1,105,243
       Less accumulated amortization                              387,778
                                                                ---------

           Total                                                 $717,465
                                                                =========

On September 9, 2004, the Company entered into a license agreement to become a value added reseller of a software product and paid a one-time fee of $200,000 to the software developer. The other intangible assets arose through the acquisitions described in Note 3.

The estimated amortization expense, based on the net carrying value of the intangible assets as of December 31, 2004, for each of the three subsequent years is as follows: $378,706 in 2005, $248,415 in 2006 and $90,344 in 2007.

NOTE 5 - NOTE PAYABLE:


As explained in Note 3, the Company issued a note to VASCO Data Security International, Inc. as part of the consideration for the purchase of Vacman (now re-branded as Identiprise) in the original principal amount of $1,073,094 that was payable in 36 monthly installments, including interest at 6%, through July 2006. The note is secured by the purchased assets. The note had a remaining principal balance of $586,229 at December 31, 2004 which is payable in subsequent years as follows: $355,494 in 2005 and $230,735 in 2006.


NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES:

As of December 31, 2004, the Company has made aggregate cash advances of $1,545,281 to related companies in which a founder/director of the Company has an ownership interest. The related companies have used the funds to pursue litigation to regain certain technology consulting contracts which they believe were misappropriated from them. The Company owns rights to purchase the contracts from the related companies in exchange for its common stock. The Company believes that the contracts in question are lucrative, and if the related companies prevail in the litigation, the Company would seek to exercise its rights to obtain the contracts.

The advances of $1,545,281 are evidenced by two notes receivable bearing interest at the rate of 6% per annum. Interest only is payable monthly with the entire principal balance and all accrued and unpaid interest due on April 1, 2006. The notes are collateralized by 500,000 shares of the Company's stock as well as certain other proprietary intangible assets of the related companies.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED):

At December 31, 2004, the Company has made an assessment that the related companies do not have sufficient resources to continue pursuing the litigation, and possibly will not have sufficient resources to continue operating if the litigation in process is not decided in their favor. Based on the status of the litigation, the Company has also estimated that subsequent to December 31, 2004, the related companies may require additional funds of approximately $300,000 to carry the litigation to its conclusion.

Consequently, at December 31, 2004, the Company has written down the notes receivable by $600,000 to $945,281, an amount which approximates the estimated fair value of the collateral that secures the notes. In addition, the Company discontinued the accrual of interest.

During the year ended December 31, 2004, the Company had sales of $238,752 to the related companies referred to above. Sales to the related companies during the period from April 28, 2003 (date of inception) to December, 31, 2003 were $161,925.

During the year ended December 31, 2004, a principal stockholder charged a consulting fee to the Company in the amount of $350,000 for services performed in connection with the private placement completed by the Company on May 10, 2004 (see Note 7).

A loan payable to a stockholder of $250,050 that arose from borrowings during the three months ended March 31, 2004 was repaid during the three months ended June 30, 2004 together with interest at 6%.

During the year ended December 31, 2004 the Company loaned $38,000 to an employee. The loan is evidenced by a promissory note and is scheduled to be repaid on September 30, 2005. The loan bears interest at 6%.

NOTE 7 - STOCKHOLDERS' EQUITY:

Preferred stock:

As of December 31, 2004, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED):

During the period from April 28, 2003 (date of inception) to December 31, 2003, the Company issued 2,000,000 shares of Series A convertible preferred stock as part of the consideration for the purchase of a business (see Note 3). Each share can be converted to one share of common stock and has voting rights similar to common stock.

In addition, each share of Series A convertible preferred stock earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the common stock over a specified period.

The Company declared dividends of $120,000 and $60,000 on the outstanding preferred shares and issued a total of 67,823 shares of common stock with a fair value of $120,000 and 16,305 shares of common stock with a fair value of $26,577 to pay dividends during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, respectively. Accordingly, dividends of $34,425 remained payable in common shares as of December 31, 2004.

Private placements of common stock and warrants:

As a condition of the consummation of the Merger (see Note 1), the Company completed the sale of 1,333,333 shares of common stock at $.75 per share in July 2003 and received gross proceeds of $1,000,000 through a private placement intended to be exempt from registration under the Securities Act of 1933. In addition, the investors received warrants to purchase 333,333 shares of common stock that are exercisable at $1.50 per share through July 2006.

The Company incurred $145,716 of costs in connection with, and issued 580,000 shares of common stock and warrants for the purchase of common stock to consultants who assisted in, this private placement. The warrants are for the purchase of 170,000 shares of common stock at prices ranging from $1.00 to $6.00 per share that are exercisable through July 2006.

On December 23, 2003, the Company sold 1,155,433 shares of common stock at $.75 per share through a private placement for gross proceeds of $866,571. In addition, the investors received warrants to purchase 385,143 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company incurred $64,625 of costs in connection with this private placement. The Company received proceeds of $791,571 from the sale prior to December 31, 2003. The receivable for the remaining balance of $75,000 was included in subscriptions receivable at December 31, 2003 and paid in January 2004.


On December 29, 2003, the Company sold 900,000 shares of common stock at $.50 per share through a private placement and for gross proceeds of $450,000. In addition, the investors received warrants to purchase 300,000 shares of common stock that are exercisable through December 2006 at $1.50 per share. The Company did not receive any of the proceeds from the sale prior to December 31, 2003 and, accordingly, the receivable for the entire balance of $450,000 was included in subscriptions receivable at December 31, 2003. A total of $100,000 was paid in February 2004. The Company obtained a note receivable for $350,000 for the balance of the proceeds. The note bore interest at 4% and was originally due on June 30, 2004.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' EQUITY (CONTINUED):

During the year ended December 31, 2004 the Company sold common stock and warrants through two private placements intended to be exempt from registration under the Securities Act of 1933 (the "Act").

The Company sold 599,489 units at $2.25 per unit, consisting of three shares of common stock and one warrant to purchase one share of common stock, exercisable at $1.50 per share through March 2006. The Company also sold 1,346,156 units at $5.20 per unit, consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $1.96 per share through May 2009.

In connection with the private placements, 648,000 shares of common stock and 51,868 warrants to purchase one share of common stock, exercisable at $1.50 per share through March 2006, were issued to consultants who assisted in the private placements.

In connection with the purchase of Cybrix the Company issued 125,000 shares of common stock in exchange for certain assets at a fair market value of $1.50 per share.

The Company also issued 67,823 shares of common stock in payment of $90,000 of dividends payable to Vasco and 60,000 shares of common stock as compensation to certain employees.

As a result of the transactions during the year ended December 31, 2004, the Company issued a total of 7,831,090 shares of common stock and warrants to purchase 1,997,513 shares of common stock in connection with the private placements from which the gross proceeds were $8,348,860. The gross proceeds were reduced to initial net proceeds of $6,621,780 by consulting fees and other costs of $934,980, of which $350,000 was charged by a principal stockholder of the Company and paid through an offset against an equivalent balance of a previously outstanding subscription receivable and by additional subscriptions receivable from purchasers of units of $792,100.

Subscriptions receivable of $525,000 as of December 31, 2003 were increased by $792,100 from sales of units and reduced by $741,100 ($391,100 through cash payments and $350,000 through the offset against offering costs) during the year ended December 31, 2004. As a result, the Company had subscriptions receivable of $576,000 at December 31, 2004, which are offset against stockholders' equity in the accompanying consolidated balance sheet.

Shares issued for services:

During the year ended December 31, 2004, the Company issued 55,200 shares of common stock to key employees for services and recognized compensation expense of $62,800 based on the fair value of the shares issued.

During the period from April 28, 2003 to December 31, 2003, the Company issued 384,004 shares of common stock to key employees for services and 21,714 shares of common stock to charities and recognized compensation and contribution expenses of $288,003 and $16,285, respectively, based on the fair value of the shares issued.

The issuances of the above shares were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK OPTIONS AND WARRANTS:

In June 2003, the Company's Board of Directors adopted, subject to stockholder approval, a stock option plan (the "Plan") which provides for the issuance of incentive stock options and nonincentive stock options to employees of the Company for the purchase of up to 1,000,000 shares of common stock at a price not less than the fair market value of the shares on the date of grant, provided that the exercise price of any incentive stock option granted to an employee owning more than 10% of the outstanding common shares of the Company is not less than 110% of the fair market value of the shares on the date of grant. The term of each option and the manner of exercise are determined by the Board of Directors. Employees are fully vested in the options three years after the date of grant and the options are exercisable up to 10 years after the date of the grant.

During the period from April 28, 2003 (date of inception) to December 31, 2003, options to purchase 54,393 shares of common stock that were outstanding as of July 18, 2003 under an option plan of one of the acquired businesses (see Note
1) became options for the purchase of an equivalent number of shares of the Company without any change in their exercise prices or expiration dates.

A summary of stock option activity for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 related to options issued under the Plan and options assumed from the acquired business follows:


                                                                Period from
                                                              April 28, 2003
                                       Year Ended           (date of inception)
                                    December 31, 2004        December 31, 2003
                                  --------------------    ----------------------
                                              Weighted                Weighted
                                              Average                  Average
                                              Exercise                 Exercise
                                    Shares     Price       Shares       Price
                                  ---------   --------    --------    ----------
Outstanding, beginning of period    326,619     $2.34


Options of acquired companies
assumed on July 18, 2003                                    54,393       $5.27

Granted at fair value               888,500     $1.72      273,000       $1.75

Forfeited                          (117,722)    $2.56         (774)      $5.81
                                  ---------               --------

Outstanding, end of period        1,097,397     $1.81      326,619       $2.34
                                  =========               ========

Exercisable, end of period          281,053     $2.11       53,619       $5.35
                                  =========               ========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONCLUDED):

The weighted average fair value of options granted during the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003, was $1.72 and $1.75, respectively.

The following table summarizes information about the options outstanding on December 31, 2004:

                   Options Outstanding                      Options Exercisable
------------------------------------------------------     ---------------------
                                Weighted
                                Average
                                Years of     Weighted                  Weighted
       Range of                 Remaining     Average                  Average
       Exercise                Contractual    Exercise                 Exercise
        Prices      Shares        Life        Price         Shares       Price
----------------   ---------   -----------   ----------    ---------   ---------
$1.00 to $2.00       979,500      9.46         $1.67         243,156      $1.72
$2.00 to $4.00       109,285      4.18          3.26          29,285       3.56
$4.00 to $6.00         3,428      8.45          4.12           3,428       4.12
$12.00 to $14.00       5,184      3.00         13.13           5,184      13.13
                   ---------

$1.00 to $14.00    1,097,397                   $1.81         281,053      $4.81
===============    =========                   =====         =======      =====


A summary of warrant activity for the year ended December 31, 2004 and the period from April 28, 2003 (date of inception) to December 31, 2003 follows:


                                         Period from          April 28, 2003
                                         Year Ended         (date of inception)
                                      December 31, 2004      December 31, 2003
                                     -------------------    --------------------
                                                Weighted               Weighted-
                                                Average                 Average
                                                Exercise                Exercise
                                     Warrants     Price     Warrants      Price
                                     ---------  --------    ---------  ---------
Outstanding, beginning of period     1,188,476    $1.79

Issued for services in connection
  with acquisition                      10,000    $1.96

Issues in connection with private
    placement (Note 7)               1,997,513    $1.81     1,188,476    $1.79

Cancelled                               (4,268)   $1.50        -0-
                                     ---------              ---------

Outstanding, end of period           3,191,721    $1.81     1,188,476    $1.79
                                     =========              =========

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - INCOME TAXES:

As of December 31, 2004, the Company had potential future income tax benefits from net deferred tax assets which were attributable to the effects of net operating loss carryforwards and temporary differences as follows:


         Deferred tax assets:
             Net operating loss carry forwards:
                  United States                           $2,188,000
                  Canada                                     115,000
             Amortization of intangible assets                40,000
             Bad debts                                        24,000
                                                          -----------
                      Total                                2,367,000

         Deferred tax liabilities:
             Depreciation                                    (20,000)
                                                          -----------

         Net deferred tax assets                           2,347,000
         Less valuation allowance                         (2,347,000)
                                                          -----------

                      Total                               $       --
                                                          ==========


The Company had pre-tax losses for Federal and Canadian income tax purposes for the year ended December 31, 2004 of approximately $5,470,000 and $287,000, respectively, which generated Federal and Canadian net operating loss carryforwards as of December 31, 2004 of approximately $2,188,000 and $115,000, respectively. For the period from April 28, 2003 (date of inception) to December 31, 2003, the pre-tax losses for Federal and Canadian income tax purposes were $982,000 and $63,000, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2024 and 2010, respectively.


Due to the uncertainties related to the extent and timing of its future taxable income, the Company offsets the potential income tax benefits from its net deferred tax assets by an equivalent valuation allowance of $2,347,000 as of December 31, 2004 and $407,000 as of December 31, 2003. As a result of the increases in the valuation allowance of $1,940,000 in the year ended December 31, 2004 and $407,000 for the period from April 28, 2003 (date of inception) to December 31, 2003, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset the Company's pre-tax loss.


NOTE 10- FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's financial instruments at December 31, 2004 consisted of its cash and cash equivalents, trade accounts receivable and payable and notes receivable and payables from (to) related parties. In the opinion of management, the current instruments described were carried at their approximate fair values due to their liquidity and short-term maturities.

The noncurrent instruments, primarily loans receivable from related parties, in the opinion of management were carried at their fair value after being written down to an amount equal to the estimated fair value of their underlying collateral.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11- OPERATING LEASES:

The Company utilizes office and storage space under several operating leases that expire at various dates from July 31, 2006 to April 30, 2010.

Future minimum lease payments in years subsequent to December 31, 2004 and thereafter are as follows:


                   Year Ending
                   December 31,                       Amount
                   ------------                     ----------
                   2005                             $  280,949
                   2006                                310,460
                   2007                                289,134
                   2008                                212,631
                   2009                                147,137
                   Thereafter                           43,636
                                                    ----------

                     Total                          $1,283,947
                                                    ==========

NOTE 12- OTHER COMPREHENSIVE INCOME:

The Company's comprehensive loss for the year ended December 31, 2004 was $5,725,013 which was comprised of its net loss of $5,757,206 and its other comprehensive income of $32,193 which was attributable to foreign currency translation adjustments.

The Company's comprehensive loss for the period from April 28, 2003 to December 31, 2003 was $1,011,490 which was comprised of its net loss of $1,015,945 and its other comprehensive income of $4,455 which was attributable to foreign currency translation adjustments.

NOTE 13- SEGMENT AND RELATED INFORMATION:

The Company's operations consist principally of marketing and supporting security products across integrated systems and, accordingly, it operates in one industry segment. The Company derived revenues of approximately $685,000 and $404,000 through the provision of services in Canada during year ended December 31, 2004 and for the period from April 28, 2003 to December 31, 2003, respectively. However, it had no material Canadian assets as of December 31, 2004 and 2003.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14- LETTER OF INTENT:

As of March 31, 2005, we had entered into non-binding Letters of Intent to acquire the businesses and certain assets of two companies which our management believes will compliment the Company's current products and service offerings. If successful, the acquisitions will involve the issuance of stock and cash.

One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock. The purchase price will be subject to additionally payments based on an earnout calculation that is contingent upon the fulfillment of all of the seller's financial projections.

The second Letter of Intent is for the purchase of a software security product company relating to wireless technology for a purchase price of approximately $6,250,000 which is to be paid in cash and stock.

Consummation of both acquisitions will be subject to, among other things, the determination of the final terms of the agreements, the final approval of the Boards of Directors of both companies and the completion of our financing.


As of March 31, 2005, the current structure of the aggregate purchase price for the two acquisitions will require us to pay $8,500,000 in cash with the remainder to be paid by the issuance of shares of common stock. To finance the cash portion of the two acquisitions, the Company has obtained a non-binding commitment from a number of institutional investors to purchase shares of the Company's convertible preferred stock which we project will raise approximately $10,000,000 in cash, $7,000,000 of which will be used to fund the two acquisitions with the balance to be used for working capital purposes. In addition, we have an on-going private placement of units (described below) to raise an additional $2,400,000 in cash. If the Company is unsuccessful in obtaining all of the funds from these two proposed financing transactions and no other cash is raised, the Company believes that it will be able to renegotiate the structure of the acquisitions to take into account the actual cash raised.


On March 7, 2005, we commenced a private placement whereby we were offering 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it will receive proceeds, net of estimated offering costs, of approximately $414,000. We cannot assure that we will be able to sell any additional units.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2005 (Unaudited) AND DECEMBER 31, 2004


                                                       March 31,    December 31,
                                 ASSETS                   2005          2004
                                                       ----------    ----------
Current assets:
     Cash and cash equivalents                         $  106,617     1,607,777
     Certificate of deposit                               294,301       218,051
     Accounts receivable, net of allowance for
         doubtful accounts of $110,400 and $93,750        377,242       518,183
     Note receivable - employee                            38,000        38,000
     Due from stockholder                                  32,800        32,800
     Prepaid expenses and other current assets            124,822       123,357
                                                       ----------    ----------
              Total current assets                        973,782     2,538,168

Loans receivable from related parties                     949,353       945,281
Computer equipment, net of accumulated
     depreciation of $78,250 and $61,258                  158,169       146,656
Goodwill                                                2,808,429     2,808,429
Other intangible assets, net of accumulated
     amortization of $479,882 and $387,777                625,360       717,465
                                                       ----------    ----------

              Totals                                   $5,515,093    $7,155,999
                                                       ==========    ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
     Current portion of note payable                   $  371,815    $  355,494
     Accounts payable                                     567,856       328,314
     Accrued expenses                                     979,783     1,127,905
     Deferred revenues                                     41,188       108,173
     Loan payable to stockholders                         186,900             -
                                                       ----------    ----------
              Total current liabilities                 2,147,542     1,919,886


Dividends payable in common stock                          30,000        30,000
Note payable, net of current portion                      128,966       230,735
                                                       ----------    ----------
              Total liabilities                         2,306,508     2,180,621
                                                       ----------    ----------


Commitments and contingencies
Stockholders' equity:
     Preferred stock; par value $.0001 per share;
         5,000,000 shares authorized; 2,000,000
         shares of Series A convertible preferred
         stock issued and outstanding                         200           200
     Common stock; par value $.0001 per share;
         50,000,000 shares authorized; 17,456,587
         and 17,378,836, shares issued and outstanding      1,746         1,738
     Common stock issuable for 276,000 shares             414,006             -
     Additional paid-in capital                        12,585,295    12,465,943
     Subscriptions receivable for 768,000 shares         (456,000)     (576,000)
     Accumulated deficit                               (9,373,360)   (6,953,151)
     Accumulated other comprehensive income                36,698        36,648
                                                       ----------    ----------
              Total stockholders' equity                3,208,585     4,975,378
                                                       ----------    ----------


              Totals                                   $5,515,093    $7,155,999
                                                       ==========    ==========

See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004
                                   (Unaudited)

                                                Three Months      Three Months
                                                   Ended             Ended
                                               March 31, 2005    March 31, 2004
                                               --------------    --------------

Revenues - sales and services                    $  877,636        $  531,065

Cost of revenues                                    633,462           147,502
                                                 ----------        ----------

Gross profit                                        244,174           383,563
                                                 ----------        ----------

Operating expenses:
   Selling, general and administrative            1,977,261           742,559
   Research and development                         538,318           126,909
   Depreciation of computer equipment                16,924             9,622
   Amortization of intangible assets                 92,105            60,000
                                                 ----------        ----------
   Totals                                         2,624,608           939,090
                                                 ----------        ----------

Loss from operations                             (2,380,434)         (555,527)

Other income (expense):
   Interest income                                    2,713             1,219
   Interest expense                                 (12,488)          (12,865)
                                                 ----------        ----------

Net loss                                         (2,390,209)         (567,174)
Preferred stock dividend requirements                30,000            30,000
                                                 ----------        ----------

Net loss applicable to common stock              $(2,420,209)      $ (597,173)
                                                 ==========        ==========

Loss per common share - basic and diluted        $    (0.14)       $    (0.06)
                                                 ==========        ==========

Weighted average common shares outstanding       17,399,693         9,796,872
                                                 ==========        ==========


See Notes to Condensed Consolidated Financial Statement

                     SECURED SERVICES, INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                        THREE MONTHS ENDED MARCH 31, 2005
                                   (Unaudited)



                                                                                                                Accumu-
                           Series A                                                                              lated
                         Convertible                                                                             Other
                       Preferred Stock        Common Stock   Common     Additional      Sub-                    Compre-
                     ------------------  ------------------   Stock       Paid-in    scriptions   Accumulated   hensive
                      Shares    Amount     Shares    Amount  Issuable     Capital    Receivable      Deficit    Income      TOTAL
                     --------- --------  ---------- -------  ---------  -----------  ----------  -------------  -------  -----------
Balance,
January 1, 2005      2,000,000   $200    17,378,836  $1,738             $12,465,943  $(576,000)   $(6,953,151)  $36,648  $4,975,378

Subscription payment                                                                   120,000                             120,000

Shares issued upon
exercise of warrants                          4,000       1                   5,999                                           6,000

Dividends declared
on preferred stock                                                                                    (30,000)              (30,000)

Shares issued for
payment of accrued
dividends on
preferred stock                              17,751       2                  29,998                                          30,000

Shares issued in
exchange for services                        56,000       6                  83,354                                          83,360

Shares sold through
private placement,
net of expenses, to
be issued                                                    $414,006                                                       414,006

Net Loss                                                                                           (2,390,209)           (2,390,209)

Foreign currency
translation
adjustments                                                                                                          50          50
                     ---------   ----    ----------  ------  --------   -----------  ----------   -----------   -------  ----------

Balance,
March 31, 2005       2,000,000   $200    17,456,587  $1,747  $414,006   $12,585,294  $(456,000)   $(9,373,360)  $36,698  $3,208,585
                     =========   ====    ==========  ======  ========   ===========  ==========   ============  =======  ==========


See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 2005 AND MARCH 31, 2004
                                   (Unaudited)

                                                                      Three Months     Three Months
                                                                         Ended            Ended
                                                                     March 31, 2005   March 31, 2004
                                                                     --------------   --------------
Operating activities:
     Net loss                                                         $(2,390,209)      $(567,173)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation                                                      16,924           9,622
         Amortization of intangible assets                                 92,105          60,000
         Provision for bad debts                                           16,625          12,400
         Deferred revenues                                                (66,985)        262,706
         Common stock issued for services                                  83,360          27,200
         Changes in operating assets and liabilities:
                  Accounts receivable                                     124,316         (64,530)
                  Prepaid expenses and other current assets                (1,465)        (54,072)
                  Accounts payable                                        239,542         (67,970)
                  Accrued expenses                                       (148,122)        197,283
                                                                      -----------       ---------
                       Net cash used in operating activities           (2,033,909)       (184,534)
                                                                      -----------       ---------

Investing activities:
     Purchase of certificate of deposit                                   (76,250)             --
     Loans to related parties, net                                         (4,072)       (258,207)
     Purchases of computer equipment                                      (28,437)        (43,950)
                                                                      -----------       ---------
         Net cash used in investing activities                           (108,759)       (302,157)
                                                                      -----------       ---------

Financing activities:
     Repayments of note payable                                           (85,448)        (85,850)
     Proceeds from loan payable to stockholders                           186,900         250,050
     Proceeds from private placements of common stock, net                414,006         175,000
     Proceeds from exercise of warrants                                    6,000               --
     Proceeds from subscriptions receivable for common stock              120,000         260,500
                                                                      -----------       ---------
                       Net cash provided by financing activities          641,458         599,700
                                                                      -----------       ---------

     Effect of foreign currency translation on cash                            50              --
                                                                      -----------       ---------

Net increase (decrease) in cash and cash equivalents                   (1,501,160)        113,009

Cash and cash equivalents, beginning of period                          1,607,777         203,677
                                                                      -----------       ---------

Cash, and cash equivalents, end of period                             $   106,617       $ 316,686
                                                                      ===========       =========

Supplementary disclosure of cash flow information:
         Interest paid                                                $    12,488       $  11,647
                                                                      ===========       =========


See Notes to Condensed Consolidated Financial Statements.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation:


         In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Secured Services, Inc. ("SSI") and its subsidiaries (the "Company") as of March 31, 2005 and 2004, and the Company's results of operations, changes in stockholders' equity and cash flows for the three months then ended. Information included in the condensed consolidated balance sheet as of December 31, 2004 has been derived from the audited balance sheet of the Company as of December 31, 2004 included in the Company's audited consolidated financial statements as of December 31, 2004 and for the year ended December 31, 2004 and the period from April 28, 2003 (Date of Inception) to December 31, 2003 (the "Audited Financial Statements") included elsewhere in this prospectus. Pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed in or omitted from these financial statements. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Audited Financial Statements included elsewhere herein.


         The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results to be expected for the year ending December 31, 2005 or any other subsequent period.


Note 2 - Business operations:

         The Company is an information security company which provides Secured User Management Software for the entire enterprise. The Company's customers manage complex application access for employees, suppliers, and their customers. Customers must manage operational risk and meet regulatory compliance requirements. Customers work within a complex IT infrastructure developed over decades and made up of mainframe, client/server and web-based applications.

         The Company's revenues are derived primarily from its core product, Identiprise(TM) and associated services. The Identiprise(TM) software platform was designed from its inception to provide comprehensive Secured User Management across the corporation. The Identiprise software platform enables users to have secure access to corporate applications with one unique organizational identifier while providing a detailed audit of all their activities. Functionality of the software platform includes:

         o Consolidated user account creation or deletion to assigned applications.

         o   Simplified and distributed administration.

         o   Detailed usage logs for risk management and compliance reporting.

         o Rapid installation and implementation without impact to applications.

         o   Significantly reduced user management costs.

         The Company's Advanced User Security Group provides project management, training and services to ensure a non-disruptive, on-time and on-budget installation of the Secured User Management solution. Services include:

         o   Understanding their regulatory and security requirements.

         o   Setting appropriate policies.

         o Developing plans and budgets to support the implementation of an enterprise wide Secured User Management solution.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Business operations (concluded):

         The Company's products are generally sold on a perpetual license basis. Customers enter into an annual support agreement for their software license at the time of initial purchase and typically renew this support agreement annually. The support agreement entitles customers to software upgrades and support. The Company's professional services group provides customers with project management, architecture and design, custom development services and training.


Note 3 - Business acquisitions:


         The summarized unaudited pro forma financial information for the three months ended March 31, 2004 that follows assumes the acquisition of Cybrix Corporation ("Cybrix") in exchange for 125,000 shares of the Company's common stock was consummated on January 1, 2004 (see Note 3 of the Audited Financial Statements included elsewhere herein).


                                                      Three months ended
                                                        March 31, 2004
                                                      ------------------
         Revenues                                        $   800,024
         Cost of revenues                                    313,606
                                                         -----------
         Gross profit                                        486,418
         Operating expenses                                1,076,256
                                                         -----------
         Loss from operations                               (589,838)
         Interest expense, net                                24,332
                                                         -----------
         Net loss                                        $  (614,170)
                                                         ===========
         Net loss applicable to common stock             $  (644,170)
                                                         ===========
         Loss per common share - basic and diluted       $     (0.06)
                                                         ===========
         Weighted average common shares outstanding        9,921,872
                                                         ===========


         The acquisition was accounted for as a purchase and, accordingly, the Company's consolidated financial statements have only included the results of operations of Cybrix from the date of acquisition.



Note 4 - Earnings (loss) per common share:

         The Company presents "basic" earnings (loss) per common share and, if applicable, "diluted" earnings per common share pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Basic earnings (loss) per common share is calculated by dividing net income or loss applicable to common stock by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per common share is similar to that of basic earnings per common share, except that the weighted average number of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of outstanding convertible preferred stock, were issued during the period, with appropriate adjustments for the application of the treasury stock method with respect to options and warrants assumed to have been exercised and the elimination of any dividends on the preferred shares assumed to have been converted from net income or loss.


         Since the Company had net losses for the three months ended March 31, 2005 and 2004, the assumed effects of the exercise of options and warrants outstanding at March 31, 2005 and 2004 for the purchase of 4,350,953 and 3,925,618 shares of common stock and the conversion of 2,000,000 shares of Series A convertible preferred stock outstanding at March 31, 2005 and 2004 into an equivalent number of shares of common stock would have been anti-dilutive.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 5 - Related party transactions and balances:

           As of December 31, 2004, the Company has made aggregate cash advances of $1,545,281 to related companies in which a founder/director of the Company has an ownership interest. The related companies have used the funds to pursue litigation to regain certain technology consulting contracts which they believe were misappropriated from them. The Company owns rights to purchase the contracts from the related companies in exchange for its common stock. The Company believes that the contracts in question are lucrative, and if the related companies prevail in the litigation, the Company would seek to exercise its rights to obtain the contracts.

           The advances of $1,545,281 are evidenced by two notes receivable bearing interest at the rate of 6% per annum. Interest only is payable monthly with the entire principal balance and all accrued and unpaid interest due on April 1, 2006. The notes are collateralized by 500,000 shares of the Company's stock as well as certain other proprietary intangible assets of the related companies.

           At December 31, 2004, the Company has made an assessment that the related companies do not have sufficient resources to continue pursuing the litigation, and possibly will not have sufficient resources to continue operating if the litigation in process is not decided in their favor. Based on the status of the litigation, the Company has also estimated that subsequent to December 31, 2004, the related companies may require additional funds of approximately $300,000 to carry the litigation to its conclusion.

           Consequently, at March 31, 2005 and December 31, 2004, the Company has written down the notes receivable by $600,000 to $945,281, an amount which approximates the estimated fair value of the collateral that secures the notes. In addition, the Company discontinued the accrual of interest.

Note 6 - Stockholders' equity and proposed acquisitions:

           Preferred stock:

           As of March 31, 2005, the Company was authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.0001 per share. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter preferred stock dividend rights, dividend rates, conversion rights, voting rights and terms of redemption, including redemption prices and liquidation preferences.

           As of March 31, 2005, the Company issued 2,000,000 shares of Series A convertible preferred stock. Each share can be converted to one share of common stock and has voting rights similar to common stock. In addition, each share of Series A convertible preferred stock earns a quarterly dividend of 6% which is payable in shares of the Company's common stock based on the average trading price of the common stock over a specified period.

           Proposed acquisitions and private placements:

           In January 2005, we executed two letters of intent to acquire the businesses and certain assets of two companies which our management believes will compliment our current products and service offerings. One of the Letters of Intent is for the purchase of a security software product company for an initial purchase price of approximately $17,000,000 which is to be paid in cash and stock and the other is for the purchase of a software security product company relating to wireless technology for a purchase price of approximately $6,250,000 which is to be paid in cash and stock (the "Wireless Acquistion"). Consummation of both acquisitions is subject to, among other things, the determination of the final terms of the agreements, the final approval of the Boards of Directors of both companies and our completion of financing.

           On March 18, 2005, we entered into a preliminary understanding with the lead institutional investor to sell shares of convertible preferred stock to a group of institutional investors for $10,000,000 in cash, $7,000,000 of which was to be used to fund the two proposed acquisitions with the balance to be used for working capital purposes. This understanding was subsequently terminated. However, in May 2005, we received a new proposal from the lead institutionally investor. Under the terms of the new proposal the investors would be purchasing $7,000,000 of 3-year convertible debentures and, in addition to the closing conditions customary for this type of transaction, the closing of this transaction will be conditioned on the consummation of the Wireless Acquisition transaction (described above). The funds from this sale will be used mainly for working capital purposes.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders' equity and proposed acquisitions (continued):

           As of the May 20, 2005, the purchase of the security software product company has been suspended and the purchase of the software security product company relating to wireless technology is progressing with the following changes to the terms of our purchase agreement: (i) the proposed purchase price has been increased to $7,000,000, $5,000,000 of which will be payable in shares of our convertible preferred stock with the remainder to be payable in cash and promissory notes. The purchase of the wireless technology company is expected to close on or about June 3, 2005.

           Private Placements of common stock and warrants:

           On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it received proceeds, net of estimated offering costs, of approximately $414,000. As of May 20, 2005 we have sold 75,000 additional units for proceeds of $450,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. We cannot assure you that we will be able to sell any additional units. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D and Regulation S thereunder.

           The accompanying condensed consolidated financial statements have been prepared assuming the Company will have sufficient liquidity to maintain its required minimum level of operations through at least March 31, 2006. At March 31, 2005, we had an accumulated deficit of $9,373,360. The Company incurred net losses of $1,015,945 from its inception on April 28, 2003 to December 31, 2003, and $5,757,206 for the year ended December 31, 2004. For the three months ended March 31, 2005, we had a net loss of $2,380,434 and incurred a cash outflow from operating activities of $2,033,909. Our 2003 and 2004 net losses were principally attributable to our continued investment in the expansion of our business including, but not limited to, increased expenditures in marketing, sales, research and development and expansion of our work force. At March 31, 2005, the Company had negative working capital of $1,173,760 compared to working capital of $618,282 at December 31, 2004. The negative working capital is primarily a result of the implementation of our expansion strategy in 2004 as described above without a comparable increase in revenues.

           The Company expects to continue to incur losses until it is able to increase revenues significantly. Although there can be no assurance, the Company believes that our current cash balances, the anticipated cash to be generated from operations, including the realization of deferred revenue which is recorded as a current liability, deposits that will be received in future quarters on orders and the impact of obtaining additional financing, will be sufficient to meet our anticipated cash needs through March 31, 2006.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6 - Stockholders' equity and proposed acquisitions (concluded):

           There is substantial risk, however, that we may not be able to either obtain additional financing or the revenue growth and cash receipts will not be sufficient to generate the funds needed to repay the debt to VASCO (see Note 5 of the Audited Financial Statements included elsewhere herein) within the terms of the existing agreement. If we are unable to meet our revenue and cash goals and also unable to either renegotiate the terms of the agreement with VASCO, we may need to significantly reduce our workforce, sell certain of its assets, enter into strategic relationships or business combinations, discontinue some or all of our operations, or take other similar restructuring actions. While we expect that these actions would result in a reduction of recurring costs, they also may result in a reduction of recurring revenues and cash receipts. It is also likely that we would incur substantial non-recurring costs to implement one or more of these restructuring actions.

Note 7 - Stock options and warrants:

           Information related to the Company's stock options is included in
           Note 8 in the audited financial statements included elsewhere in this prospectus. A summary of stock option activity during the three months ended March 31, 2005 follows:

                                                                       WEIGHTED-
                                                                        AVERAGE
                                                                       EXERCISE
                                                        SHARES           PRICE
                                                      ----------      ----------
              Outstanding January 1, 2005              1,097,397         $1.81

              Granted to employees                        80,000         $1.96

              Forfeited                                  (39,167)        $1.96
                                                        --------

              Outstanding, March 31, 2005              1,138,230         $2.12
                                                       =========

              Exercisable, March 31, 2005                514,640          2.11
                                                       =========          ====


           SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. However, SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), which only requires charges to compensation expense for the excess, if any, of the fair value of the underlying stock at the date a stock option is granted (or at an appropriate subsequent measurement date) over the amount the employee must pay to acquire the stock, if such amounts differ materially from the historical amounts. The Company has elected to continue to account for employee stock options using the intrinsic value method under APB 25. By making that election, it is required by SFAS 123 and SFAS No.148, "Accounting for Stock-Based Compensation -- Transition and Disclosure" ("SFAS 148"), to provide pro forma disclosures of net loss and loss per common share as if a fair value based method of accounting had been applied.

                     SECURED SERVICES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Stock options and warrants (concluded):

           Since the Company has elected to continue to use the intrinsic value method of accounting prescribed by APB 25 in accounting for its stock options granted to employees and the exercise price of all of the options granted to employees has been equal to or greater than the fair market value at the date of grant, no earned or unearned compensation cost has been recognized in the accompanying consolidated financial statements for stock options granted to employees. However, there would be no material difference between the company's historical net loss applicable to common stock and loss per common share and pro forma loss applicable to common stock and loss per share for the three months ended March 31, 2005 and 2004 assuming compensation cost has been determined based on the fair value of the options at the date of grant using the Black-Scholes Options Pricing Model and amortized over the vesting period consistent with the provisions of SFAS 123.

           As a result of amendments to SFAS 123, the Company will be required to expense the fair value of employee stock options over the vesting period beginning with the quarter ending March 31, 2006.

           A summary of warrant activity for the three months ended March 31, 2005 follows:

                                                                                  WEIGHTED
                                                                                  AVERAGE
                                                                                  EXERCISE
                                                                     AMOUNT         PRICE
                                                                    ---------    -----------
               Outstanding, January 1, 2005                         3,191,721       $1.81


               Issued in conjunction with consulting services          50,000       $1.96


               Exercised                                                4,000       $1.50
                                                                    ---------


               Outstanding, March 31, 2005                          3,237,721       $1.82
                                                                    =========       =====

Note 8 - Income taxes:

           As of March 31, 2005, the Company had Federal and Canadian net operating loss carryforwards of approximately $7,461,000 and
           $566,000, respectively. The net operating loss carryforwards are available to reduce future Federal and Canadian taxable income through their expiration in 2024 and 2010, respectively. Due to uncertainties related to, among other things, the timing and amount of future taxable income and potential changes in control, the Company offset net deferred tax assets of $2,984,400 arising primarily from the benefits of net operating loss carryforwards by an equivalent valuation allowance as of March 31, 2005. The Company had also offset such benefits through a valuation allowance during the year ended December 31, 2004 (see Note 9 of the Audited Financial Statements included elsewhere herein). Accordingly, the Company did not recognize any credits for income taxes in the accompanying condensed consolidated statement of operations to offset its pre-tax losses.

Note 9 - Segment and related information:

           The Company's operations consist principally of marketing and supporting security products across integrated systems and, accordingly, it operates in one industry segment. The Company derived revenues through the provision of services in Canada of approximately $130,000 and $236,362 for the three months ended March 31, 2005 and 2004, respectively. However, it had no material Canadian assets as of March 31, 2005 and 2004.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
VASCO Data Security International, Inc.:

We have audited the accompanying balance sheet of VACMAN Enterprise Line of Business ("the Business") of VASCO Data Security International, Inc. as of December 31, 2002, and the related statement of operations, business net worth (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP

Chicago, Illinois
September 5, 2003

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                                 BALANCE SHEETS

                                                                                   DECEMBER 31,         JUNE 30,
                                                                                      2002               2003
                                                                                   ------------        ---------
                                                                                                      (UNAUDITED)
ASSETS
   Current assets
     Accounts receivable                                                            $  10,722          $ 363,533
     Prepaid expenses                                                                  12,612              4,950
                                                                                    ---------          ---------
          Total current assets                                                         23,334            368,483
                                                                                    ---------          ---------
     Property and equipment                                                           640,043            640,043
     Accumulated depreciation                                                        (507,718)          (574,345)
                                                                                    ---------          ---------
        Net property and equipment                                                    132,325             65,698
                                                                                    ---------          ---------

          Total assets                                                              $ 155,659          $ 434,181
                                                                                    =========          =========
LIABILITIES AND BUSINESS NET WORTH (DEFICIT)
   Current liabilities
     Accounts payable                                                               $     852          $     319
     Accrued expenses                                                                  31,071             52,339
     Deferred revenue                                                                  75,721            104,726
                                                                                    ---------          ---------
          Total current liabilities                                                   107,644            157,384
   Business net worth (deficit)                                                        48,015            276,797

                                                                                    ---------          ---------
          Total liabilities and business net worth (deficit)                        $ 155,659          $ 434,181
                                                                                    =========          =========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                 FOR THE               FOR THE SIX MONTHS
                                                               YEAR ENDED                 ENDED JUNE 30,
                                                               DECEMBER 31,     ------------------------------
                                                                  2002             2003               2002
                                                               -----------      -----------        -----------
                                                                                (UNAUDITED)        (UNAUDITED)
Revenues
   License fees                                                $        --      $        --        $        --
   Support                                                       1,496,465          786,843            921,463
   Consulting and other                                             46,710          202,341             21,594

                                                               -----------      -----------        -----------
     Total revenues                                              1,543,175          989,184            943,057

Cost of revenues                                                    10,850           81,904              6,264

                                                               -----------      -----------        -----------
Gross profit                                                     1,532,325          907,280            936,793
                                                               -----------      -----------        -----------
Operating costs:
   Sales and marketing                                              49,769              102             38,191

   Research and development                                        638,028          212,247            401,855

   General and administrative                                      275,130          108,914            154,629

                                                               -----------      -----------        -----------
     Total operating costs                                         962,927          321,263            594,675
                                                               -----------      -----------        -----------

Income before income taxes                                         569,398          586,017            342,118

Provision for income taxes                                         222,167          228,547            133,426
                                                               -----------      -----------        -----------
Net income                                                     $   347,231      $   357,470        $   208,692
                                                               ===========      ===========        ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                   STATEMENTS OF BUSINESS NET WORTH (DEFICIT)

Balance at December 31, 2001                                        $   (14,930)

   Net income for the year                                              347,231
   Distributions to Parent                                             (284,286)

                                                                    -----------
Balance at December 31, 2002                                             48,015

   Net income for the period (unaudited)                                357,470
   Distributions to Parent (unaudited)                                 (128,688)

                                                                    -----------
Balance at June 30, 2003 (unaudited)                                $   276,797
                                                                    ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                 FOR THE                FOR THE SIX MONTHS
                                                                YEAR ENDED                 ENDED JUNE 30,
                                                               DECEMBER 31,      ------------------------------
                                                                  2002              2003               2002
                                                               -----------       -----------        -----------
                                                                                 (UNAUDITED)        (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                           $   347,231       $   357,470        $   208,692
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
   Depreciation                                                    163,664            66,627             81,832
   Changes in assets and liabilities:
        Accounts receivable, net                                    20,511          (352,811)          (316,393)
        Prepaid expenses                                             6,590             7,662              6,590
        Accounts payable                                            (3,631)             (533)                --
        Deferred revenue                                          (256,386)           29,005            (88,459)
        Income taxes payable                                            --                --                 --
        Accrued expenses                                             6,307            21,268                 --
   Net cash provided by (used in)                              -----------       -----------        -----------
     operating activities                                          284,286           128,688           (107,738)
                                                               -----------       -----------        -----------
Cash flows from investing activities:
   Additions to property and equipment                                  --                                   --
                                                               -----------       -----------        -----------
   Net cash used in investing activities                                --                --                 --
                                                               -----------       -----------        -----------
Cash flows from financing activities:
   Contributions from (distributions to) Parent                   (284,286)         (128,688)           107,738
                                                               -----------       -----------        -----------
   Net cash provided by (used in)
     financing activities                                         (284,286)         (128,688)           107,738
                                                               -----------       -----------        -----------
Net increase (decrease) in cash                                         --                --                 --
Cash, beginning of the period                                           --
                                                               -----------       -----------        -----------
Cash, end of the period                                        $        --       $        --        $        --
                                                               ===========       ===========        ===========


                See accompanying notes to financial statements.

 VACMAN ENTERPRISE LINE OF BUSINESS OF VASCO DATA SECURITY INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

         The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the VACMAN Enterprise Line of Business (the Business) of VASCO Data Security International, Inc. (the Parent). The Business designs, develops, markets and supports security products and services that manage user access and single sign-on to web, client/server and legacy applications in one integrated system for corporate and government customers.

BASIS OF PRESENTATION

         Since the Business' inception, the Parent has provided funding to the Business for working capital. The Business participates in the Parent's cash management process. As part of the Parent's central cash management system, all cash generated from and cash required to support the Business' operations were deposited and received through the Parent's corporate operating cash accounts. As a result, there were no separate bank accounts or accounting records for these transactions. Accordingly, the amounts represented by the caption "Contributions from (distributions to) Parent" in the Business' Statements of Cash Flows and Statements of Business Net Worth (Deficit) represent the net effect of all cash transactions between the Business and the Parent. While the Parent incurred interest expense on debt outstanding during the periods presented, no interest expense has been allocated to the Business in the accompanying statements of operations. In addition, interest expense has not been charged to the Business related to its balance due to the Parent. This balance represents internal financing extended to the Business by the Parent to support the Business' operations. The average balance due to the Parent was approximately $1,299,000 for the year ended December 31, 2002.

         The Parent provides various operational and general accounting services for the Business in the normal course of its business. These services include customer invoice processing, trade payables processing, general accounting functions and human resource services. In consideration for these services, the Parent has allocated a portion of its overhead costs related to such services to the Business. A portion of the Parent's professional fees incurred, such as accounting and legal, were also allocated to the Business. These allocations were estimated using proportional cost allocation methods. Operating costs included $217,454 of cost allocated from Parent during the year ended December 31, 2002.

         Allocated costs for services provided by the Parent to the Business were determined by calculating an average percentage and applying that percentage to the personnel costs and professional fees incurred by the Parent. The average percentage included the following factors: headcount, operating costs and transaction counts.

         In management's opinion, the methods to identify and allocate costs to the Business for these services provided by the Parent are reasonable.

REVENUE RECOGNITION

         LICENSE FEES. The Business applies the provisions of AICPA Statement of Position 97-2, "Software Revenue Recognition," as amended, which specifies the following four criteria that must be met prior to recognizing revenue: (1) persuasive evidence of the existence of an arrangement, (2) delivery, (3) fixed or determinable fee, and (4) probable collection. In addition, revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative fair value of the elements. When applicable, revenue allocated to the Business' software products (including specified upgrades/enhancements) is recognized upon delivery of the products.

         SUPPORT AGREEMENTS. Support agreements generally call for the Business to provide technical support and software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the support agreement.

         CONSULTING AND OTHER. The Business provides consulting and education services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

SOFTWARE COSTS

         The Business capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Research and development costs, prior to the establishment of technological feasibility, determined based upon the creation of a working model, are expensed as incurred. The Business's policy is to amortize capitalized costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product, generally two to five years, including the period being reported on. The Business did not capitalize any software costs during the year ended December 31, 2002 as such costs were not significant.

INCOME TAXES

         The Business is included in the Federal and state income tax returns of the Parent. The provision for income taxes for the Business has been calculated as if the Business were a stand-alone corporation filing separate tax returns. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Federal and state deferred tax assets and liabilities have been included in Business Net Worth (Deficit) as their ultimate realization is dependent upon the Parent's results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

STOCK OPTIONS

         Certain employees of the Business participate in the Parent's employee stock option plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options granted by the Parent to the Business' employees were issued at the then fair market value of the Parent's common stock.

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT


         Property and equipment are comprised of the following:

                                                      December 31,
                                                         2002
                                                      -----------
Furniture and fixtures                                 $ 28,984
Office equipment                                        611,059
                                                       --------
   Total property and equipment                        $640,043
                                                       ========

NOTE 3 - ACCRUED EXPENSES


         Accrued expenses are comprised of the following:

                                                      December 31,
                                                         2002
                                                      -----------
Accrued payroll                                         $10,338
Accrued vacation                                         19,609
Other accrued expenses                                    1,124
                                                        -------
   Total accrued expenses                               $31,071
                                                        =======

NOTE 4 - INCOME TAXES


         If the Business had filed separate tax returns, at December 31, 2002, the Business would have had a net operating loss carryforward approximating $1,611,000. Such losses would have been available to offset future taxable income and expire in varying amounts through 2012.


         The provision for income taxes consists of the following:

                                                 For the
                                                Year Ended
                                               December 31,
                                                   2002
                                               ------------
Current:
   Federal                                      $      --
   State                                               --

Deferred:
   Federal                                      $ 206,615
   State                                           15,552

                                                ---------
     Total provision                            $ 222,167
                                                =========

         The differences between income taxes computed using the statutory federal income tax rate of 34% and the provisions for income taxes reported in the statements of operations are as follows:

                                                         For the
                                                       Year Ended
                                                      December 31,
                                                          2002
                                                      ------------
Expected tax expense at statutory rate                 $ 193,595
Increase in income taxes resulting from:
   State income taxes net of Federal benefit              28,486
     Nondeductible expenses                                   86
                                                       ---------
        Total                                          $ 222,167
                                                       =========

The deferred income tax balances, which have been included in Business Net Worth (Deficit), are comprised of the following:

                                                           As of
                                                       December 31,
                                                           2002
                                                         --------
Deferred tax assets:
   Net operating loss carryforwards                      $628,197
   Accrued expenses                                        11,680
   Deferred revenue                                        29,530
                                                         --------
     Net deferred income taxes                           $669,407
                                                         ========

         In assessing the realizability of deferred tax assets, the Business considers whether it is more likely than not that some portion or all of the deferred tax assets could have been realized if the Business were filing tax returns as a stand-alone entity. Although realization of the deferred tax assets is not assured, management believes that it is more likely than not that all of the deferred tax assets could be realized if the Business were filing tax returns as a stand-alone entity. The ultimate realization of the Business' deferred tax assets is dependent upon the Parent's ability to generate future taxable income during the period in which these temporary differences become deductible.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

         In 2001, the Business had a lease agreement for six suites of office space in Baltimore, Maryland expiring on March 31, 2003. On April 1, 2003, the Business entered into a month-to-month operating lease for one of the suites of office space in Baltimore. Under the terms of the new lease, the monthly payment is $2,704 and can be terminated with 30 days notice.

         Rent expense under the operating lease was approximately $71,000 for the year ended December 31, 2002.

NOTE 6 - SUBSEQUENT EVENTS

         On July 7, 2003,  the Parent  sold the  Business  to SecureD  Services,
Inc., a newly-organized security consulting and managed security services business.

         Under the terms of the Agreement, the Parent received a senior secured promissory note of $1,073,000 and $2,000,000 of Convertible Preferred Stock from SecureD Services in exchange for the Business' net assets. The Parent's CEO and Chairman, Mr. T. Kendall Hunt, is one of the founders and organizers of SecureD Services.

                        DOLFIN.COM, INC., SELECTED ASSETS

                        BALANCE SHEETS (UNAUDITED)


                                                                31-Dec         30-Jun
                                                               --------       --------
                                                                 2002           2003
                                                               ---------     ---------
Assets
   Accounts Receivable                                         $  15,880     $  61,521
   Deferred Taxes
   Property and Equipment                                            165         4,500
   Accumulated Depreciation                                            0             0
   Net Property & Equipment                                          165         4,500
                                                               ---------     ---------
   Total Assets                                                $  16,045     $  66,021
                                                               =========     =========

Liabilities and Business Net Worth
Current Liabilities
   Accounts Payable                                              129,676       203,610
   Accrued Liabilities                                            11,033         9,420
                                                               ---------     ---------
Total Current Liabilities                                        140,709       213,030

Business Net Worth                                             (124,664)     (147,009)
                                                               ---------     ---------

   Total Liabilities and Business Net Worth                    $  16,045     $  66,021
                                                               =========     =========



SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DOLFIN.COM, INC., SELECTED ASSETS
                        STATEMENTS OF OPERATIONS
                        (UNAUDITED)


                                              For the
                                            Year Ended         For the six months
                                            December 31,         Ended June 30,
                                               2002            2003            2002
                                               ----            ----            ----
Revenues

   Product                                   $ 20,295        $ 52,725        $  5,030
   Services                                   106,430          53,311
                                             --------        --------        --------
   Total Revenues                             126,725         106,036           5,030

   Cost of Sales                               44,716          70,267           5,125

                                             -----------------------------------------
   Gross Profit                                82,009          35,769              95

   General and Administrative                 122,593         102,588          80,465

                                             -----------------------------------------
   Operating Loss                             (40,584)        (66,819)        (80,370)

   Other Income                                     0               0               0
                                             -----------------------------------------
     Loss Before Taxes                        (40,584)        (66,819)        (80,370)

Tax Provision (benefit) for income tax              0               0               0

                                             -----------------------------------------
Net Loss                                     $(40,584)       $(66,819)       $(80,370)
                                             =========================================


See Accompanying Notes to Financial Statements

                       DOLFIN.COM, INC., SELECTED ASSETS

                       STATEMENTS OF BUSINESS NET WORTH

                                                                        Business
                                                                       Net Worth

Balance at December 31, 2001                                          $ (20,949)

   Net income for the year                                              (40,584)
   Distributions to Parent                                              (63,131)

                                                                      ---------
Balance at December 31, 2002                                           (124,664)

   Net income for the period                                            (66,819)
   Distributions to Parent                                               44,474

                                                                      ---------
Balance at June 30, 2003                                              $(147,009)
                                                                      =========

See accompanying notes to financial statements

                       DOLFIN.COM, INC., SELECTED ASSETS

                       STATEMENTS OF CASH FLOWS


                                            For the        For the six months ended
                                           year ended                30-Jun
                                             31-Dec        ------------------------
                                             2002           2003           2002
                                             ----           ----           ----
Cash Flows from Operations
   Operating Loss                          $(40,584)       $(66,819)        $(64,948)
   Adjustments to net loss for
   non cash items
   Depreciation                                   0               0                0
   Accounts Receiveable                     (15,880)        (45,641)          15,880
   Deferred Income Taxes
   Accounts Payable                         122,420          73,934         (115,612)
   Accrued Liabilities                       (2,660)         (1,613)          (3,792)
                                            -------        --------        ---------

   Net Cash provided by (used
   in) operating activities                  63,296         (40,139)        (168,472)

Cash Flows from Investments
   Additions to fixed assets                   (165)         (4,335)               0
                                           ------------------------------------------
Net Cash used (generated)                    63,131         (44,474)        (168,472)
                                           ------------------------------------------

Cash Flows from financing activities
   Contributions from (distributions
   to Parent)                               (63,131)         44,474          168,472
                                           ------------------------------------------
   Financing Activities                     (63,131)         44,474          168,472
                                           ------------------------------------------

   Net increase in cash                           0               0                0
   Cash at beginnning of the period               0               0                0
   Cash at the end of the period                  0               0                0
                                           ------------------------------------------
                                           $      0        $      0         $      0
                                           ==========================================

See Accompanying notes to financial statements

                        DOLFIN.COM, INC. SELECTED ASSETS
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     The accompanying financial statements include the assets, liabilities, results of operations and cash flows of the purchased assets of DOLFIN.COM, Inc. The Business markets and supports security products and services that manage data security across integrated systems of corporate customers.

Basis of Presentation

     Dolfin.com, Inc. has consistently accounted for its assets and liabilities as a single entity, consequently all cash management accounts payable and receivables were administered centrally. Only selected assets and liabilities of Dolfin.com, Inc. were purchased by SecureD Services. The financial information has been adjusted for costs not related to the selected assets sold where applicable.

     Administrative costs were determined by calculating costs attributable to excluded assets and non recurring costs.

     In management's opinion, the resulting information contains estimates which are considered reasonable in preparing this segmented data.

Revenue Recognition

     Product Sales. Revenues from the sale of computer security software are recorded upon shipment or, if an acceptance period is allowed, at the later of shipment or customer acceptance. No significant obligations exist with regard to delivery or customer acceptance at the time of recognizing revenue.

     Consulting Services. The Business provides consulting services to its customers. Revenue from such services is generally recognized during the period in which the services are performed.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. Gains or losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts.

Income Taxes

     The Selected assets are accounted for in the income tax return of Dolfin.com, Inc., consequently there is no provision for income tax payment of benefit.

Fair Value of Financial Instruments

     The estimated fair value of the Business' financial instruments, which consist of receivables, accounts payable and accrued liabilities, approximates their carrying value.

Earnings per Common Share

     The Business' historical structure is not indicative of its prospective capital structure and, accordingly, historical earnings per share information has not been presented.

Stock Options

     Certain employees of the Business participate in the Parent's employee stock purchase plan. The Parent accounts for its stock options under APB No. 25 "Accounting for Stock Issued to Employees". No compensation expense related to the issuance of stock options has been recognized by the Business, as all options were issued at the then fair value of the Parent's common stock.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Information (unaudited)

     These financial statements are unaudited; however, in the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been included. The results of operations for the six months ended June 30, 2003 and 2002 are not necessarily indicative of the results to be achieved for the full fiscal year.

Furniture and Fixtures

     Furniture and Fixtures are shown at purchased cost with no depreciation charges. The amounts are not considered significant and total $165 at December 30, 2002.

Commitments and Contingencies

     In 1999 Dolfin.com, Inc., entered into a lease arrangement for their offices in Toronto. This lease expires in May, 2004. Rent expense under this lease approximates $36,000 in 2002.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA

                   CONDENSED COMBINED STATEMENT OF OPERATIONS

         On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date and no significant assets or liabilities, completed a merger (the "Merger") with Secured Services, Inc. ("SSI"). SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. Those acquisitions were consummated and the financing was obtained in July 2003. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

         A summary of the principal terms of the Merger Agreement affecting the reverse acquisition is set forth below:

              1. Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"). T. Kendall Hunt, a director of the merged companies, was a director and executive officer of Vasco and a principal stockholder of SSI at the time of the closing of the acquisition of the assets of Vacman.

              2. Prior to the completion of the Merger, SSI was required to have completed the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin"). Michael P. Dubreuil, the current Chairman of the Board of Directors and Secretary of the merged companies, was a director and executive officer of Dolfin at the time of the closing of the acquisition of the assets of Dolfin.

              3. Prior to the completion of the Merger, SSI was required to have completed a private offering of its common stock from which it would have received at least $1,000,000.

              4. Each of the issued and outstanding shares of common stock of SSI had to be converted into and exchanged for a like number of shares of common stock of the merged companies.

              5. Each of the issued and outstanding shares of Series A Convertible Preferred Stock of SSI had to be converted into and exchanged for a like number of shares of Series A Convertible Preferred Stock of the merged companies.

         Prior to the completion of the Merger, SSGI had 508,934 outstanding shares of common stock. Following the completion of the Merger and the acquisition, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which had voting rights equivalent to one share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger.

         Since the stockholders of SSI received the majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, was the accounting acquirer and SSGI, the legal acquirer, was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities, which were not significant, recorded at their historical carrying values which approximated their fair values.

         SSI acquired Vacman in exchange for a note payable in the principal amount of $1,073,094 and 2,000,000 shares of Series A Convertible Preferred Stock, and it acquired Dolfin in exchange for 500,000 shares of common stock. The acquisitions of the businesses of Vacman and Dolfin in July 2003 were accounted for as purchases by SSI. Accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values and their results of operations were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes.

         The accompanying unaudited pro forma condensed combined statement of operations combines the historical statement of operations of SSI for the period from April 28, 2003, the date it was initially capitalized and the date of the inception of its operations, to December 31, 2003 with the historical statements of operations of the businesses of Vacman and Dolfin for the six months ended June 30, 2003 (the portion of 2003 prior to the inclusion of their historical results of operations in the historical results of operations of SSI) as if SSI had consummated those acquisitions on January 1, 2003. It also reflects the effects of the reverse acquisition of SSGI on the weighted average shares outstanding and the completion of the private offering of common stock that was a condition of the Merger as if those transactions had been consummated on January 1, 2003. It does not include the results of operations of SSGI prior to the completion of the reverse acquisition on July 18, 2003 since SSGI did not have any significant continuing operations.

         You should read this information in conjunction with:

                        o the accompanying notes to the unaudited pro forma condensed combined statements of operations;

                        o the separate audited historical statement of operations of Vacman for the year ended December 31, 2002 and its unaudited historical statements of operations for the six months ended June 30, 2003 and 2002, which are included in this prospectus; and

                        o the separate unaudited historical statements of operations of Dolfin for the year ended December 31, 2002 and the six months ended June 30, 2003 and 2002, which are included in this prospectus.

         We have presented the accompanying unaudited pro forma condensed statement of operations for informational purposes only. The accompanying unaudited pro forma condensed combined statement of operations are not necessarily indicative of what our results of operations actually would have been had we completed the Merger on January 1, 2003. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the combined companies.

                             SECURED SERVICES, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

                                                                                                     Pro Forma         Pro Forma
                                             SSI (1)      Vacman (2)    Dolfin (2)     Combined     Adjustments         Combined
                                          -----------     ----------    ----------   -----------    -----------        -----------

Revenue - sales and services              $ 1,023,995      $989,184       $106,036    $2,119,215                        $2,119,215

Cost of revenues                              334,480        81,904         70,267       486,651                           486,651
                                          -----------      --------      ---------   -----------                       -----------

Gross profit                                  689,515       907,280         35,769     1,632,564                         1,632,564
                                          -----------      --------      ---------   -----------                       -----------

Operating expenses:

   Research and development                   184,216       212,247                      396,463                           396,463
   Selling, general and administrative      1,359,252       109,016        102,588     1,570,856                         1,570,856
   Depreciation and amortization              133,103                                    133,103      $ 132,897  (a)       266,000
                                          -----------      --------      ---------   -----------      ---------        -----------
     Totals                                 1,676,571       321,263        102,588     2,100,422        132,897          2,233,319
                                          -----------      --------      ---------   -----------      ---------        -----------

Income (loss) from operations                (987,056)      586,017        (66,819)     (467,858)      (132,897)          (600,755)

Interest expense                               28,889                                     28,889         29,111  (b)        58,000
                                          -----------      --------      ---------   -----------      ---------        -----------

Income (loss) before income tax
   benefit                                 (1,015,945)      586,017        (66,819)     (496,747)      (162,008)          (658,755)

Income tax benefit                                                                                      (85,000) (c)       (85,000)
                                          -----------      --------      ---------   -----------      ---------        -----------

Net income (loss)                          (1,015,945)      586,017        (66,819)     (496,747)       (77,008)          (573,755)

Preferred stock dividend requirements         (60,000)                                   (60,000)       (60,000) (d)      (120,000)
                                          -----------      --------      ---------   -----------      ---------        -----------

Net income (loss) applicable to
   common stock                           $(1,075,945)     $586,017      $ (66,819)  $  (556,747)     $(137,008)       $  (693,755)
                                          ===========      ========      =========   ===========      =========        ===========

Loss per common share - basic
   and diluted                                                                                                               $(.10)
                                                                                                                             =====

Weighted average common shares
   outstanding                                                                                                           7,079,531
                                                                                                                         =========


(1) For the period from April 28, 2003 (date of inception) to December 31, 2003.

(2) For the six months ended June 30, 2003.

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

                        NOTES TO THE UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS

(1)      Description of the Transactions and Basis of Presentation:

         On July 18, 2003, Southern Software Group, Inc. ("SSGI"), a publicly-held company with no operating business activities as of that date and no significant assets or liabilities, completed a merger (the "Merger") with Secured Services, Inc. ("SSI"). SSI was a privately-held company that had been formed in September 2002 and was inactive until it was capitalized and commenced operations on April 28, 2003. Such operations were initially limited to activities related to negotiating the acquisitions of two operating businesses and obtaining the financing to acquire those businesses. Those acquisitions were consummated and the financing was obtained in July 2003. The Merger was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") that was executed on July 18, 2003 by and between SSGI, SSGI Acquisition Corp. ("Newco"), a newly-formed, wholly-owned subsidiary of SSGI, and SSI. Pursuant to the Merger Agreement, Newco merged with and into SSI; SSI became the surviving corporation; SSI changed its name to SSI Operating Corp.; SSGI became authorized to issue shares of Series A Convertible Preferred Stock; and SSGI changed its name to Secured Services, Inc.

         SSGI issued shares of common and voting preferred stock to the stockholders of SSI in order to complete the Merger. Prior to the completion of the Merger and the acquisitions, SSGI had 508,934 outstanding shares of common stock. Following the completion of the Merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which had voting rights equivalent to one share of common stock. The stockholders of SSI before the Merger owned approximately 94% of the voting securities of the combined companies following the closing of the Merger.

         Since the stockholders of SSI received the majority of the voting securities of the merged companies and SSI had acquired the operating businesses, the Merger was accounted for, effective as of July 18, 2003, as a "reverse acquisition" whereby SSI, the legal acquiree, was the accounting acquirer and SSGI, the legal acquirer, was the accounting acquiree. Since SSGI was inactive, the reverse acquisition was accounted for, effectively, as a recapitalization of SSI as of July 18, 2003 with SSGI's assets and liabilities, which were not significant, were recorded at their historical carrying values which approximated their fair values.

         Prior to the completion of the Merger, SSI was required to have completed the acquisition of the operating assets related to, and the business operations of, the VACMAN Enterprise product line ("Vacman") of Vasco Data Security International, Inc. ("Vasco"), the acquisition of certain assets related to, and the business operations of, Dolfin.com, Inc. ("Dolfin") and a private offering of its common stock from which it would have received at least $1,000,000. Those acquisitions, which were also completed In July 2003, were accounted for as purchases by SSI. Accordingly, their assets and liabilities were recorded as of the acquisition date at their respective fair values and their results of operations were combined with the results of operations of SSI commencing on July 1, 2003, which was deemed to be the effective date for the completion of the acquisitions for accounting purposes.

         The accompanying unaudited pro forma condensed combined statement of operations combine the historical statement of operations of SSI for the period from April 28, 2003, the date it was initially capitalized and the date of the inception of its operations, to December 31, 2003 with the historical statements of operations of the businesses of Vacman and Dolfin for the six months ended June 30, 2003 (the portion of 2003 prior to the inclusion of their historical results of operations in the historical results of operations of SSI) as if SSI had consummated those acquisitions on January 1, 2003. It also reflects the effects of the reverse acquisition of SSGI on the weighted average shares outstanding and the completion of the private offering of common stock that was a condition of the Merger as if those transactions had been consummated on January 1, 2003. It does not include the results of operations of SSGI prior to the completion of the reverse acquisition on July 18, 2003 since SSGI did not have any significant continuing operations.

         As explained above, SSI completed the acquisition of certain assets and the business of Vacman in July 2003 which was accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statement of operations assume that Vacman had been acquired on January 1, 2003. Total consideration for the purchase was $3,073,094 comprised of a note issued to Vasco in the principal amount of $1,073,094 that is payable in 36 monthly installments, including interest at 6%, and 2,000,000 shares of Series A Convertible Preferred Stock with an estimated fair value of $2,000,000 or $1.00 per share. Each share of preferred stock earns a quarterly dividend of 6% which is payable in shares of common stock based on the average trading price of the common stock over a specified period. SSI recorded the identifiable assets acquired and liabilities assumed at their fair values, including identifiable intangible assets comprised of customer lists and technology at an estimated fair value of $720,000, and allocated the remaining excess of the cost of the acquisition over the fair value of the net identifiable assets acquired of $2,287,396 to goodwill as shown below:

                      Accounts receivable                           $  104,546
                      Computer equipment                                65,698
                      Goodwill                                       2,287,396
                      Other intangible assets                          720,000
                      Accrued expenses                                 (10,757)
                      Deferred revenues                                (93,789)
                                                                    -----------

                      Net assets acquired                           $3,073,094
                                                                    ==========

         As explained above, SSI completed the acquisition of Dolfin in July 2003 which was accounted for as a purchase. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations assume that Dolfin had been acquired on January 1, 2003. Total consideration for the purchase was comprised of 500,000 shares of common stock with an estimated fair value of $375,000 or $.75 per share. SSI allocated the excess of the estimated cost of the acquisition over the fair value of the net identifiable assets acquired of $521,033 to goodwill as shown below:

                    Accounts receivable                             $ 82,137
                    Computer equipment                                 4,745
                    Goodwill                                         521,033
                    Accounts payable                                (214,702)
                    Accrued expenses                                 (18,213)
                                                                    --------

                    Net assets acquired                             $375,000
                                                                    ========

(2)      Pro Forma Adjustments:

             (a) Pro forma adjustments have been made to record depreciation and amortization expense for equipment and identifiable intangible assets based on the fair values recorded in connection with SSI's acquisitions of Vacman and Dolfin. Depreciation of equipment is computed over three years. The customer lists and technology comprising other intangible assets are amortized over three years.

             (b) Pro forma adjustments have been made to record interest expense on the 6% note payable which was issued in connection with the acquisition of Vacman.

             (c) Pro forma adjustments have been made to record the estimated tax provision or benefit and the utilization of net loss carryforwards at an effective tax rate of 40%.

             (d) Pro forma adjustments have been made to record the 6% quarterly dividends on the 2,000,000 shares of Series A Convertible Preferred Stock issued in connection with the acquisition of Vacman which are payable in shares of common stock based on the average trading price of the common stock over a specified period. No adjustments have been made to the weighted average common shares outstanding for shares issuable for dividends because the effect would not be material.

             (e) The weighted average common shares outstanding assumes that the 6,996,271 shares of common stock outstanding on July 18, 2003 upon the completion of the Merger, and the consummation of the acquisitions and the private offering of 1,333,333 shares of common stock that were required prior to the Merger, had been outstanding from January 1, 2003.

================================================================================

       YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON SHARES MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY OUR COMMON SHARES IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                                  ------------

                                TABLE OF CONTENTS

                                                                            PAGE
Prospectus Summary ........................................................    3
Forward Looking Statements ................................................    3
Risk Factors ..............................................................    6
Use of Proceeds ...........................................................   10
Dividend Policy ...........................................................   10
Capitalization ............................................................   10
Price Ranges of Our Common Stock ..........................................   11
Recent Developments .......................................................   11
Selected Consolidated Financial Data ......................................   13
Management's Discussion and Analysis of Financial Condition and
     Results of Operations ................................................   14
Business ..................................................................   20
Management ................................................................   24
Certain Relationships and Related Party Transactions ......................   28
Security Ownership of Certain Beneficial Owners and Management ............   29
Description of Securities .................................................   30
Selling Stockholders ......................................................   33
Plan of Distribution ......................................................   43
Legal Matters .............................................................   44
Experts ...................................................................   44
Where You Can Find More Information .......................................   44
Index to Financial Statements .............................................  F-1



           =========================================================








                                   14,188,904
                                     SHARES
                                       OF
                                  COMMON STOCK



                             SECURED SERVICES, INC.




                                  ------------
                                   PROSPECTUS
                                  ------------

















                                  MAY 31, 2005



            ========================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law grants us the power to indemnify our directors and officers against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

       Our Certificate of Incorporation also provides that a director will not be personally liable to us or to our stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

   o   for breach of his or her duty of loyalty to us or to our stockholders;

   o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

   o   under Section 174 of the Delaware  General  Corporation  Law (relating to
       unlawful   payments  or  dividends  or  unlawful  stock   repurchases  or
       redemptions); or

   o   for any improper benefit.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are the fees and expenses we incurred in connection with the offering are payable by us. Other than the SEC registration fee all of such fees expenses are estimated.



Registration fee..................................................  $      3,500
Printing expenses.................................................  $         --
Accounting fees and expenses......................................  $     29,000
Legal fees and expenses...........................................  $     39,000
Transfer agent and registrar fees and expenses....................  $      1,000
Miscellaneous.....................................................  $      2,500
                                                                     -----------

         Total....................................................  $     75,000
                                                                    ============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

(a) In July 2003, upon closing of the merger of our wholly owned subsidiary, SSGI Acquisition Corp with and into SSI Operating Corp., pursuant to an Agreement and Plan of Merger we amended our common stock, $.0001 par value, stock certificate to reflect the name change from Southern Software Group, Inc. to SecureD Services, Inc. and new company signatories. The rights of the holders of our common stock were not materially impacted by this change.

(b) In connection with the July 2003 merger, on July 18, 2003 we amended our certificate of incorporation and designated a new series of preferred stock consisting of 2,000,000 shares of Series A Convertible Preferred Stock. Pursuant to the terms of the Agreement and Plan of Merger we issued all 2,000,000 shares to VASCO Data Security International, Inc. As a result of the issuance of Series A Preferred Stock and for so long as any such shares are outstanding, the right of the holders of our common stock, (i) with limited exceptions, to receive any dividends or any distributions have been materially limited by the right granted to the Series A Preferred Stock which restricts our ability to declare or pay any dividends on, make any distributions on, or purchase, redeem, retire, or otherwise acquire for value, any shares of outstanding common stock, return any capital or make any distribution to the holders of any common stock, or permit any Subsidiary to do any of the foregoing; and (ii) to receive distributions upon liquidation, dissolution or wind up, have been materially limited by the liquidation preference granted to the Series A Preferred Stock which excludes a material asset (IDENTIPRISE) from the assets available for distribution to holders of our capital stock.

(c) We issued shares of common and voting preferred stock to the stockholders of SSI Operating Corp. in connection with the closing of the July 2003 merger. Prior to the closing of the merger, we had 508,934 outstanding shares of common stock. Following the closing of the merger, the combined companies had 6,996,271 outstanding shares of common stock and 2,000,000 outstanding shares of Series A Convertible Preferred Stock, each of which has voting rights equivalent to a share of common stock. The stockholders of SSI Operating Corp. before the closing of the merger owned approximately 94% and the stockholders of Southern Software Group, Inc. before the closing of the merger owned approximately 6% of the voting securities of the combined companies following the closing of the merger.

As a condition of the consummation of the July 2003 merger, we completed the sale of 1,333,333 shares of common stock at $.75 per share and received gross proceeds of $1,000,000 through a private placement. In addition, the investors received 3-year warrants to purchase an additional 333,333 shares of common stock at $1.50 per share. The issuance of these shares was pursuant to the exemption under sections 4(2) and 4(6) of the Securities Act of 1933 and in accordance with Regulation D and Regulation S.

In connection with the private placement, we incurred $145,716 of costs and issued 500,000 shares of common stock and 3-year warrants to purchase an additional 20,000 shares of common stock at $1.50 per share.

During July 2003, we issued 254,004 shares of common stock to key employees for past services and recognized compensation expense of approximately $190,000 during the period from April 28, 2003 to September 30, 2003, the approximate fair value of the shares issued.

In October 2003, we approved the issuance of an aggregate of 202,019 shares of common stock as follows:

(i) 60,000 to each of our Chief Financial Officer and V.P. of Sales for their services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended;

(ii) 24,000 and 20,000 shares to Capital Market Relations and Houston Associates, respectively, as compensation for consultation services provided. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

(iii) 16,305 shares for the partial payment of dividends on the Series A Preferred Stock issued to VASCO Data Security International, Inc., as further described below; and

(iv) 21,714 shares for charitable contributions. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

In November 2003, we sold 385,000 units, each consisting of three shares of common stock and one redeemable stock purchase warrant at $2.25 per unit, to certain accredited investors raising gross proceeds of approximately $866,000. The net proceeds of approximately $800,000, after deducting applicable expenses, will provide us with additional working capital. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. During this month, we also approved the issuance of 20,000 shares of common stock to Oliver Meixner, for consulting services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation S of the Securities Act of 1933, as amended.

In December 2003, we sold 900,000 shares of common stock and 300,000 redeemable stock purchase warrant to an accredited investor and accepted, as payment in full, a full recourse promissory note for $450,000 and issued 14,757 shares of common stock to VASCO Data Security International, Inc. in payment of dividends on the Preferred Stock. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. During this month, we also approved the issuance of 58,000 shares of common stock to Corporate Capital Management for consulting services rendered. The issuance of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) of the Securities Act of 1933, as amended.

In January, 2004, we sold an aggregate of 186,757 shares of our common stock as follows:

(i) 40,000 to our Chief Financial Officer for services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended;


(ii) 14,757 shares to VASCO Data Security International, Inc., in payment of dividend due on the outstanding shares of our Series A Convertible Preferred Stock for the quarter ended December 31, 2003. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended; and


(iii) 108,000 shares to Corporate Capital Management and 24,000 shares to Capital Market Relations as compensation for consultation services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In March, 2004, we sold an aggregate of 467,823 units at $2.25 per unit, in our January 2004 private placement, raising gross proceeds of approximately $913,000. Each unit consists of 3 shares of our common stock and one 3-year common stock purchase warrant with an exercise price of $1.50. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Regulation D, Regulation S and Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. During this month, we also issued 31,000 shares of our common stock to Corporate Capital Management as compensation for services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.


In April, 2004, we issued (i) 13,274 of our common stock, to VASCO Data Security International, Inc. in payment of dividends due on the outstanding shares of our series A Convertible Preferred stock for the quarter ended March 31, 2004; (ii) 50,000 shares of our common stock to Corporate Capital Management for services rendered; and (iii) 24,000 shares of common stock to Capital Market Relations for services rendered. The issuance of the shares to Capital Market Relations was made pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In addition, the issuances to VASCO and Corporate Capital Management were also exempt pursuant to Section 4(6) of the Act. Additionally, on April 9, 2004 we raised an additional $296,000 in our January 2004 private placement through the sale of 131,667 units at $2.25 per unit. Each unit consists of 3 shares of our common stock and one 3-year common stock purchase warrant with an exercise price of $1.50 the sale of these shares was exempt from registration as it was a non-public offering made pursuant to Regulation D and Sections 4(2) and 4(6) of the Act.

On May 10, 2004, we raised approximately $7 million from funds managed by 033 Asset Management, L.L.C. and 8 other institutional accredited investors through the sale of 5,384,623 shares of common stock and 5-year warrants to purchase 1,346,156 shares of common stock at $1.96 per share. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. The securities were sold pursuant to exemptions from registration under the Act pursuant to Section 4(2) and Regulation D, thereunder. At the same time, we issued 100,000 shares of our common stock to Frank Fanzilli for services rendered. The issuance to Frank Fanzilli was made pursuant to an exemption from registration pursuant to Sections 4(2) and 4(6) of the Act.

In June 2004, we issued an aggregate of 311,000 shares of common stock as compensation for consulting services rendered to us as follows: (i) 134,485 shares to Corporate Capital Management, LLC; (ii) 86,500 shares to Corporate Capital Partners, LLC; (iii) 59,000 shares to Corporate Capital Consultants, LLC; and (iv) 31,015 shares to Daniel Ryweck. The issuance of these shares was made pursuant to an exemption from registration pursuant to Sections 4(2) and 4(6) of the Act.

In July, 2004 the company issued an aggregate of 8,000 shares of common stock to corporate market relations as compensation for consulting services rendered. In July the company issued 16,077 shares of common stock to Vasco Data Security International in payment of dividends due on the outstanding shares of our series A convertible preference shares for the quarter ended September 30, 2004. The sale of these shares was exempt from registration as it was a non public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

During the nine months ended September 30, 2004 the company issued in aggregate of 51,868 warrants in exchange for services rendered of which 4,268 were cancelled prior to September 30, 2004. The three year common stock warrants with an exercise price of $1.50 and expires in January 2006. The sale of these shares was exempt from registration as it was a non public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.


On October 1, 2004, we issued 23,715 shares of our restricted common stock to VASCO Data Security International Inc. in payment for quarterly dividend due and payable on Series A Preferred Stock for the quarter ended September 30, 2004. In 2004 we paid VASCO Data International Inc. a total of 67,820 shares in payment of the dividend due under the terms of the note. The sale of these shares was exempt from registration as it was a non public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.


On November 1, 2004, as consideration for our purchase of certain of the assets of Cybrix Corporation, a Minnesota corporation, we issued 125,000 restricted shares of common stock. For consulting services rendered in connection with that transaction we issued compensatory warrants to David Dent, an independent consultant, for 10,000 shares of common stock exercisable $1.96 per share. The sale of these shares was exempt from registration as it was a non public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended.

On November 29, 2004, the Board authorized the issuance of 50,000 restricted shares, at a price of $1.40 per share of our common stock to Steven Sonnenberg, an employee. The shares were issued to Mr. Sonnenberg as of the close of business on November 16, 2004 pursuant to Sections 4(2) and 4(6) of the Act. Of the 50,000 shares issued, 16,666 shares will vest on the 1st anniversary of the issuance date and the remaining 33,334 shares will vest on the 2nd anniversary of the issuance date. The vesting of the shares is contingent upon Mr. Sonnenberg's continued employment with us. Mr. Sonnenberg is deemed the owner of these shares as of the date of grant and, as such will be entitled to vote them on all matters presented to stockholders for a vote and will be entitled to dividends, if any, payable on our common stock. If Mr. Sonnenberg terminates his employment with us voluntarily or we terminate him, any unvested shares will be forfeited and will revert to back to us.

In January, 2005, we issued shares of our common stock as follows:


       (i) 17,757 shares to VASCO Data Security International, Inc., in payment of dividend due on the outstanding shares of our Series A Convertible Preferred Stock for the quarter ended March 31, 2005. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the "Act")";

       (ii) 6,000 shares to a consultant, Crosslink, as compensation for consultation services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) of the Act;

       (iii) 3 year common stock purchase warrants with an exercise price of $1.96 per share to purchase 50,000 shares which expires on January 7, 2010. These shares were issued to Crosslink for compensation for consulting services rendered and become exercisable beginning on January 7, 2007 through January 7, 2010 provided that the Agreement between the Corporation and Crosslink Resources has not been terminated by either party before January 7, 2007. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Sections 4(2) and 4(6) of the Act; and

       (iv)   3 year common stock  purchase  warrants with an exercise  price of
              1.96 per share, to purchase 50,000 shares which expires on January 7, 2008 and are immediately exercisable, where issued to Crosslink for compensation for consulting services rendered. The sale of these shares was exempt from registration, as it was a non-public offering made pursuant to Section 4(2) and 4(6) of the Act.

On March 7, 2005, we commenced private placement offerings of up to 400,000 units at $6.00 per unit, each unit consisting of four shares of common stock and one warrant to purchase one share of common stock, exercisable at $2.00 per share for the first year and for $2.50 per share for the subsequent two years. Through March 31, 2005, the Company sold approximately 69,000 units from which it received proceeds, net of estimated offering costs, of approximately $414,000. The proceeds of this financing will be used for sales and marketing, research and development, government certification, finance and administration and working capital. We cannot assure you that we will be able to sell any additional units. The securities were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) and Regulation D and Regulation S thereunder.


ITEM 27. EXHIBITS.


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
  2.1         Agreement and Plan of Merger, dated July 9, 2003 (1)
  3.1         Certificate of Amendment(1)
  3.2         Certificate of Merger(1)
  3.2         By-Laws of the Company(2)
  4.1         Form of Common Stock(4)
  4.2         Form of Series A Convertible Preferred Stock(4)
  4.3 Form of Common Stock Purchase Warrant from November 2003 private placement of Units to accredited investors the Investors (included in Exhibit 10.5)(4)
  4.4         Form of Common Stock Purchase Warrant dated May 10, 2004(5)
  5.1         Opinion of Morse, Zelnick, Rose & Lander, LLP*
 10.1 Form of Securities Purchase Agreement from November 2003 private placement of Units to accredited investors(4)
 10.2         2003 Incentive Stock Option Plan(4)
 10.3         Form of Incentive Stock Option Agreement (included in Exhibit
              10.2)(4)
 10.4         Form of Non-Qualified Stock Option Agreement (included in
              Exhibit 10.2)(4)
 10.5 Form of Warrant Agreement from November 2003 private placement of Units to accredited investors(4)
 10.6 Lock-up/Leak-out Agreement from November 2003 private placement of Units to accredited investors(4)

 10.7 Form of Subscription Agreement, dated as of May 7, 2004, among Secured and the investors(5)
 10.8 Form of Registration Rights Agreement, dated as of May 7, 2004, among Secured and the investors(5)
 10.9 Form of Securities Purchase Agreement from the March 2003 private placement of to accredited investors(6)
 10.10 Form of Securities Purchase Agreement from the January 2004 private placement of to accredited investors(6)
 10.11 Lock-up/Leak-out Agreement from the January 2004 private placement to accredited investors(6)
 10.12        Consulting Agreement with Capital Market Relations(6)
 10.13        Consulting Agreement with Corporate Capital Management,
              LLC(6)
 10.14        Consulting Agreement with The Oak Ridge Financial Group,
              Inc.(6)
 21.1         Subsidiaries(7)
 23.1         Consent of J.H. Cohn LLP*
 23.2         Consent of KPMG LLP*
 23.3         Consent of Morse, Zelnick, Rose & Lander, LLP (included in
              Exhibit 5.1)*
 24.1         Power of Attorney (included in signature page)(6)



       *Included herewith

       (1) Previously filed as an Exhibit 2.1, on August 4, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

       (2) Previously filed as an Exhibit with the same number, on the Registrant's Quarterly Report for the period ended September 30, 2004 and incorporated herein by reference.

       (3) Previously filed as an Exhibit 16.1, on August 14, 2003 in the Registrant's initial Current Report on Form 8-K and incorporated herein by reference.

       (4) Previously filed as an exhibit in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and incorporated herein by reference.

       (5) Previously filed as an exhibit, on May 14, 2004 in the Registrant's Current Report on Form 8-K and incorporated herein by reference.

       (6)  Previously  filed  as  an  exhibit  with  the  same  number  to  the
       Registration   Statement  on  Form  SB-2  (SEC  No.333-116455)   declared
       effective as of August 20, 2004 and incorporated herein by reference.

       (7) Previously filed as an exhibit in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) include any additional or changed material information with respect to the plan of distribution disclosed in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York, New York on May 31, 2005.


                                        SECURED SERVICES, INC.

                                        By:  /s/ King T. Moore
                                             -----------------------------------
                                             King T. Moore, President and Chief
                                             Executive Officer

       ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael P. Dubreuil, King T. Moore and Stephen A. Zelnick, individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities indicated on the date set forth above.

                    SIGNATURE                          TITLE

/s/ King T. Moore
-----------------------------------
King T. Moore                         President  and Chief Executive Officer,
                                      and Director (principal executive officer)

/s/ John G. Day
-----------------------------------
John G. Day                           Chief Financial and Accounting Officer
                                      (principal financial officer)

/s/ *
-----------------------------------
Michael P. Dubreuil                   Director


/S/ *
-----------------------------------
T. Kendall Hunt Director

/s/ Shawn Kreloff
-----------------------------------
Shawn Kreloff                         Director

/s/ King T. Moore
-----------------------------------
King T. Moore, AS ATTORNEY-IN-FACT